UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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HCC Insurance Holdings, Inc.

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HCC INSURANCE HOLDINGS, INC.
13403 Northwest Freeway
Houston, Texas 77040-6094

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 14, 2008, at 9:00 a.m. Houston time

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of HCC Insurance Holdings, Inc. will be held on Wednesday, May 14, 2008, at 9:00 a.m. Houston time, at the Hotel Granduca, 1080 Uptown Park Boulevard, Houston, TX 77056 for the following purposes:

1. To elect twelve directors for a one-year term, each to serve until the Annual Meeting of Shareholders in 2009 and until his successor is duly elected and qualified.

2. To vote on the 2008 Flexible Incentive Plan.

3. To ratify the appointment of PricewaterhouseCoopers LLP as auditors for 2008.

4. To vote on any shareholder proposals properly brought before the meeting.

5. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

Our Board of Directors has fixed the close of business on April 2, 2008 as the record date for determining those shareholders who are entitled to notice of, and to vote at, the Annual Meeting of Shareholders. A list of such shareholders will be open to examination by any shareholder at the annual meeting and for a period of ten days prior to the date of the annual meeting during ordinary business hours at 13403 Northwest Freeway, Houston, Texas. A copy of the Annual Report of HCC Insurance Holdings, Inc. for the year ended December 31, 2007 is enclosed.

By Order of the Board of Directors,

James L. Simmons,
Vice President and Secretary

Houston, Texas
April 11, 2008

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED PREPAID ENVELOPE OR, IF YOU PREFER, SUBMIT YOUR PROXY BY TELEPHONE OR USING THE INTERNET, TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY.

HCC INSURANCE HOLDINGS, INC.
13403 Northwest Freeway
Houston, Texas 77040-6094

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
May 14, 2008

INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement is first being mailed on or about April 11, 2008 to shareholders of HCC Insurance Holdings, Inc., which is sometimes referred to in this Proxy Statement as “HCC,” or as “we,” “us,” or “our,” in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Shareholders to be held on Wednesday, May 14, 2008, at 9:00 a.m. Houston time, at Hotel Granduca, 1080 Uptown Park Boulevard, Houston, TX 77056, or any postponement or adjournment thereof. A shareholder giving a proxy has the power to revoke the proxy at any time before it is exercised. Such right of revocation is not limited by or subject to compliance with any formal procedure.

This solicitation is made by HCC, and the cost of soliciting proxies will be borne by HCC. Copies of solicitation material may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of our common stock, and normal handling charges may be paid for such forwarding service. Solicitation of proxies may be made by mail, personal interview, telephone and facsimile by our officers and other management employees, who will receive no additional compensation for their services. We have retained Georgeson Shareholder Communications, Inc., 199 Water Street, 26th Floor, New York, NY 10038, at an anticipated cost of $7,000 plus reimbursement of out-of-pocket expenses, to provide services in connection with our annual meeting, including the solicitation of proxies.

Only shareholders of record on our record date of April 2, 2008 will be entitled to vote at the annual meeting, and each share will have one vote. At the close of business on such record date, there were 115,288,363 shares of our common stock outstanding and entitled to vote at the annual meeting.

Quorum and required vote are set forth in the Delaware General Corporation Law and our charter documents. A majority of the outstanding shares of our common stock, represented in person or by proxy, will constitute a quorum at our annual meeting. The election of directors will be determined by a plurality of the votes cast if a quorum is present. The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote on the matter is required for the approval of the 2008 Flexible Incentive Plan, the ratification of our independent registered public accounting firm and approval of any shareholder proposals properly brought before the meeting. Our Board of Directors does not anticipate calling for a vote on any matter other than those described herein.

In the absence of any direction in the proxy, it is intended that such shares will be voted FOR the election of directors, approval of the 2008 Flexible Incentive Plan and ratification of the appointment of PricewaterhouseCoopers LLP and AGAINST the shareholder proposals described in this proxy statement.

Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. However, each is tabulated separately and treated differently. For instance, a proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such shareholder with respect to a particular matter. This may occur, for example, when the shareholder does not give instructions on a particular matter and a broker is not permitted to vote stock held in street name on such a matter in the absence of instructions from the beneficial owner of the stock. The shares subject to such a proxy that are not being voted with respect to a particular matter, which are referred to in this proxy statement as non-voted shares, will be treated as shares not present and entitled to vote on such matter, although such shares may be considered present and entitled to vote for other matters and will count for purposes of determining the presence of a quorum. Conversely, shares voted to abstain as to a particular matter will not be considered non-voted shares. The election of directors requires a plurality of the shares. Thus, abstentions and non-voted shares will not affect the outcome of the election of directors.

STOCK OWNERSHIP OF CERTAIN PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the record date by (a) each person known by us to be the beneficial owner of more than 5% of our common stock, (b) each of our current and former executive officers named in the Summary Compensation Table whom we refer to as “Named Executive Officers”, (c) each of our directors and (d) all of our directors and Named Executive Officers as a group.

	Amount and Nature
	of Beneficial		Percent of Common
Name and Address of Beneficial Owner(1)	Ownership(2)		Stock Outstanding

Ariel Capital Management, LLC	13,103,663	(3)	11.4%
200 E. Randolph Drive, Suite 2900 Chicago, Illinois 60601
Columbia Wanger Asset Management, L.P.	5,788,300	(4)	5.0%
227 West Monroe Street, Suite 3000 Chicago, Illinois 60606
Directors and Named Executive Officers:
Frank J. Bramanti	438,408	(5)	*
Patrick B. Collins	93,750	(6)	*
Barry J. Cook	113,717	(7)	*
J. Robert Dickerson	129,500	(8)	*
Walter M. Duer	56,257	(9)	*
Edward H. Ellis, Jr.	253,375	(10)	*
James C. Flagg, Ph.D.	68,750	(11)	*
Allan W. Fulkerson	91,325	(12)	*
Craig J. Kelbel	106,000	(13)	*
John N. Molbeck, Jr.	261,332	(14)	*
James E. Oesterreicher	2,844		*
Michael A. F. Roberts	86,250	(15)	*
Michael J. Schell	200,000	(16)	*
Christopher J. B. Williams	2,500		*
Scott W. Wise	—		*
All Directors and Named Executive Officers as a group (15 persons)	1,904,008	(17)	1.6%

*	Less than 1%.

(1)	Unless otherwise provided in the table, the address for beneficial owners is 13403 Northwest Freeway, Houston, TX 77040-6094.

(2)	Directors and executive officers have sole voting and investment powers of the shares shown unless otherwise indicated.

(3)	The foregoing share information was obtained from a Schedule 13G/A filed on February 12, 2008 with the Securities and Exchange Commission.

(4)	The foregoing share information was obtained from a Schedule 13G filed on January 22, 2008 with the Securities and Exchange Commission.

(5)	Includes 131,250 shares that Mr. Bramanti has the right to acquire upon the exercise of options within 60 days from our record date. Includes 1,125 shares owned of record by Mr. Bramanti’s wife in trust for their children and 2,468 shares owned of record by their children. Mr. Bramanti disclaims beneficial ownership of these 3,593 shares.

(6)	Includes 68,750 shares that Mr. Collins has the right to acquire upon the exercise of options within 60 days from our record date.

(7)	Includes 106,667 shares that Mr. Cook has the right to acquire upon the exercise of options within 60 days from our record date.

(8)	Includes 68,750 shares that Mr. Dickerson has the right to acquire upon the exercise of options within 60 days from our record date.

(9)	Includes 51,750 shares that Mr. Duer has the right to acquire upon the exercise of options within 60 days from our record date. Includes 2,006.5 shares owned of record by a family limited partnership.

(10)	Includes 175,000 shares that Mr. Ellis has the right to acquire upon the exercise of options within 60 days from our record date. Includes 375 shares owned of record by Mr. Ellis’ wife. Mr. Ellis disclaims beneficial ownership of these shares.

(11)	Includes 66,250 shares that Dr. Flagg has the right to acquire upon the exercise of options within 60 days from our record date.

(12)	Includes 31,250 shares that Mr. Fulkerson has the right to acquire upon the exercise of options within 60 days from our record date. Includes 7,500 shares owned of record in Mr. Fulkerson’s IRA.

(13)	Includes 102,500 shares that Mr. Kelbel has the right to acquire upon the exercise of options within 60 days from our record date.

(14)	Includes 205,832 shares that Mr. Molbeck has the right to acquire upon the exercise of options within 60 days from our record date.

(15)	Includes 83,750 shares that Mr. Roberts has the right to acquire upon the exercise of options within 60 days from our record date.

(16)	Includes 200,000 shares that Mr. Schell has the right to acquire upon the exercise of options within 60 days from our record date.

(17)	Includes 1,291,749 shares that all Directors and Named Executive Officers as a group have the right to acquire upon the exercise of options within 60 days from our record date.

PROPOSAL NUMBER 1 — ELECTION OF DIRECTORS

Each director elected at our annual meeting will continue to serve until his successor is duly elected and qualified at the next annual meeting of shareholders in 2009 or until his earlier death, resignation or removal. Each of the nominees is currently a director of HCC except for Scott W. Wise. Our Board of Directors has determined that each of Messrs. Collins, Dickerson, Duer, Flagg, Fulkerson, Oesterreicher, Roberts, Williams and Wise are “independent” directors, as that term is defined by the New York Stock Exchange and the SEC. Such directors are collectively referenced in this Proxy Statement as the “Independent Directors.”

Our management notes that each of the proposed nominees, with the exception of Mr. Wise, is standing for re-election to our Board of Directors and that each has served our shareholders’ interests well during his tenure as a director. The Board believes that the addition of Mr. Wise will serve our shareholders in particular through the addition of Mr. Wise’s investment management expertise. Our management believes that HCC and its shareholders benefit from the wide variety of industry and professional experience that characterizes the Independent Director members of our Board of Directors.

The following table presents information concerning persons nominated for election as directors of HCC, including current membership on committees of our Board of Directors, principal occupation or affiliations during the last five years, and certain directorships held. Although our Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the annual meeting, the persons named in the enclosed form of Proxy will vote in accordance with their best judgment for a substitute nominee.

Information Regarding Nominees for Director

			Served as
			Director
Name	Principal Occupation During the Past Five Years	Age	Since

Frank J. Bramanti	Mr. Bramanti is a director and, since November 2006, has served as Chief Executive Officer of HCC. Mr. Bramanti has over 20 years experience in the insurance industry. Prior to his becoming CEO, Mr. Bramanti had been retired from his position as an Executive Vice President of HCC since 2001. From 1980 until his retirement, he served HCC in various capacities, including director, Secretary, Chief Financial Officer and interim President. Mr. Bramanti is a member of our Investment and Finance Committee and also serves as a director and officer of several of our subsidiaries.	51	1997
Patrick B. Collins	Mr. Collins is a Certified Public Accountant and a retired partner in the international accounting firm PricewaterhouseCoopers LLP, a position he held from 1967 through 1991. He currently works as a business consultant. Mr. Collins is a member of our Audit Committee and our Nominating and Corporate Governance Committee.	79	1993
J. Robert Dickerson	Mr. Dickerson is an attorney. Mr. Dickerson is the Chairman of the Board of Directors, a position he assumed in March 2007. He is the Chairman of our Compensation Committee and a member of our Nominating and Corporate Governance Committee. Since 1981, Mr. Dickerson has served as a director of HCC, its predecessors or its subsidiaries.	66	1991
Walter M. Duer	Mr. Duer is a Certified Public Accountant and a retired partner in the international accounting firm KPMG LLP, where he was employed from 1968 through 2004. Mr. Duer is a member of our Audit Committee.	61	2004

			Served as
			Director
Name	Principal Occupation During the Past Five Years	Age	Since

Edward H. Ellis, Jr.	Mr. Ellis is a director and an Executive Vice President and the Chief Financial Officer of HCC. Mr. Ellis is a Certified Public Accountant with over 32 years of public accounting experience. Prior to joining us in 1997, Mr. Ellis served as a partner specializing in the insurance industry in the international accounting firm PricewaterhouseCoopers LLP from 1988 to 1997. Mr. Ellis is a member of our Investment and Finance Committee and also serves as a director and officer of several of our subsidiaries.	65	2001
James C. Flagg, Ph.D.	Dr. Flagg is a Certified Public Accountant and an Associate Professor in the Department of Accounting in the Mays Business School at Texas A&M University, where he has taught since 1988. Dr. Flagg holds a Master of Science in Economics, an M.B.A. and a Ph.D. in Accounting. Dr. Flagg is Chairman of our Audit Committee. He is a member on the board of the Texas State Board of Public Accountancy.	56	2001
Allan W. Fulkerson	Mr. Fulkerson has served as the Managing Member of Red Hill Capital, LLC since 2005. Mr. Fulkerson, from 1992 to 2004, was the President and a director of Century Capital Management, Inc., a registered investment advisor that specialized in the financial services industry, and, from 2004 to March 2007, served as a consultant to Century Capital Management, LLC. In addition, Mr. Fulkerson has served in various capacities with Century Capital’s related companies, including, from 1976 to 2004, as Chairman and Trustee of Century Shares Trust, a mutual fund established in 1928, which invested primarily in financial institutions. Mr. Fulkerson is Chairman of our Investment and Finance Committee and serves on our Compensation Committee. Mr. Fulkerson is a director of Montpelier Re Holdings Ltd. (NYSE symbol: MRH).	74	1997
John N. Molbeck, Jr.	Mr. Molbeck is a director and, since 2006, has served as President and Chief Operating Officer of HCC, a position he previously held from 1997 to 2002. From 2003 through 2005, Mr. Molbeck served as Chief Executive Officer of Jardine Lloyd Thompson LLC, a retail insurance brokerage firm, which was, at the time, a subsidiary of Jardine Lloyd Thompson Group, plc (London Stock Exchange code: JLT). Prior to initially joining HCC in 1997, Mr. Molbeck had been the Managing Director of Aon Natural Resources Group, a subsidiary of Aon Corporation (NYSE symbol: AOC). Mr. Molbeck is a member of our Investment and Finance Committee. He also serves as a director and officer of several of our subsidiaries.	61	2005

			Served as
			Director
Name	Principal Occupation During the Past Five Years	Age	Since

James E. Oesterreicher	Mr. Oesterreicher is the Retired Chairman of the Board of J.C. Penney Company, Inc. He served as Chairman of the Board and Chief Executive Officer from 1997 until 2000 and as Vice Chairman and Chief Executive Officer from 1995 to 1997. He has served on our Board since May 2007. Mr. Oesterreicher is a member of our Compensation Committee, a position to which he was appointed in April 2008. In 2007, he served on our Special Litigation Committee in connection with certain derivative litigation. Mr. Oesterreicher also serves as a director of Brinker International, Inc. (NYSE symbol: EAT) and on the boards of Texas Health Resources, Circle Ten Council — Boy Scouts of America, National March of Dimes Advisory Board and Spina Bifida Birth Defects Foundation.	66	2007
Michael A. F. Roberts	Mr. Roberts is a retired Managing Director of Smith Barney and the former head of its Insurance Investment Banking Group, a position he held from 1987 through his retirement in 2002. Prior to his retirement, Mr. Roberts served in a number of capacities at Smith Barney after joining the firm in 1969. Mr. Roberts is a member of our Compensation Committee, Chairman of our Nominating and Corporate Governance Committee and a member of our Investment and Finance Committee.	67	2002
Christopher J. B. Williams	Mr. Williams is currently Chairman of Wattle Creek Winery, a position he has held since retiring as National Director for Life, Accident & Health of Willis Re in 2005. He has over 30 years of insurance industry experience. He has served on our Board since May 2007. Mr. Williams is a member of our Nominating and Corporate Governance Committee, a position to which he was appointed in April 2008. In 2007, he served on our Special Litigation Committee in connection with certain derivative litigation.	52	2007
Scott W. Wise	Mr. Wise is currently the Chief Investment Officer for Rice University, a position he has held since 1989. Mr. Wise is responsible for all endowment matters for Rice University, including asset allocation, selection and management of investment managers, investment performance and endowment spending. Mr. Wise is also responsible for developing and overseeing Rice University’s debt financing program.	58	2008

Our Board of Directors recommends that our shareholders vote “FOR” each of the proposed nominees. Your Proxy will be so voted unless you specify otherwise.

Information Regarding Executive Officers Who Are Not Nominees for Director

			Served the
			Company
Name	Principal Occupation During the Past Five Years	Age	Since

Barry J. Cook	Mr. Cook is an Executive Vice President of HCC and is the Chief Executive Officer of HCC Insurance Holdings (International) Limited. Mr. Cook oversees our international operations. From 1992 to 2005, Mr. Cook served as Chief Executive Officer of Rattner Mackenzie Limited, which we acquired in 1999. Mr. Cook also serves as a director and officer of several of our subsidiaries.	47	1999

			Served the
			Company
Name	Principal Occupation During the Past Five Years	Age	Since

Craig J. Kelbel	Mr. Kelbel is an Executive Vice President of HCC and is the President and Chief Executive Officer of HCC Life Insurance Company. Mr. Kelbel oversees our group life, accident and health operations. Prior to joining us, Mr. Kelbel was the President of USBenefits Insurance Services, Inc. and a Vice President of its parent, The Centris Group, Inc., which was acquired by HCC in 1999. Mr. Kelbel has over 27 years of experience in the insurance industry. Mr. Kelbel also serves as a director and officer of several of our subsidiaries.	54	1999
Pamela J. Penny	Ms. Penny is the Senior Vice President — Finance of HCC. Prior to joining us, Ms. Penny served as Senior Vice President and Controller for Aegis Mortgage Corporation from 2003 to 2004 and served in varying capacities with American International Group, Inc. (formerly American General Corporation), including Senior Vice President & Controller of American General, from 1991 to 2003. She was previously a partner in the international accounting firm KPMG LLP. Ms. Penny is a Certified Public Accountant and also serves as a director and officer of several of our subsidiaries.	53	2004
Randy D. Rinicella	Mr. Rinicella is a Senior Vice President and our General Counsel. Prior to joining us, Mr. Rinicella was the Vice President, General Counsel and Secretary of Dresser Rand Group, Inc., a publicly-traded equipment supplier to the worldwide oil, gas, petrochemical and process industries, from 2005 until 2007. Mr. Rinicella was a shareholder at the national law firm of Buchanan Ingersoll PC from 2004 until 2005, where he was a member of the firm’s corporate finance department and managing partner of the Cleveland, Ohio office, and from 2002 to 2004, he was a partner in the law firm of Roetzel & Andress. Mr. Rinicella serves as a director and officer of several of our subsidiaries.	50	2007
Michael J. Schell	Mr. Schell is an Executive Vice President of HCC and is the President and Chief Executive Officer of Houston Casualty Company. Mr. Schell oversees our domestic property and casualty insurance company operations. Prior to joining us in 2002, Mr. Schell was with the St. Paul Companies for 25 years, most recently as President and Chief Operating Officer of St. Paul Re. Mr. Schell also serves as a director and officer of several of our subsidiaries.	57	2002

Executive Sessions of the Board of Directors

Independent Directors meet regularly in executive session prior to each regularly scheduled meeting of our Board of Directors. J. Robert Dickerson, as the designated “Lead Independent Director,” serves as the presiding director at each such executive session.

Communications with Directors

Our Board of Directors has adopted corporate governance guidelines that provide that our shareholders and other interested parties may communicate with one or more of our directors by mail in care of: James L. Simmons, Secretary, HCC Insurance Holdings, Inc., 13403 Northwest Freeway, Houston, Texas 77040-6094. Such communications should specify the intended recipient or recipients. All such communications, other than unsolicited commercial solicitations, will be forwarded to the appropriate director, or directors, for review.

Board Attendance at the Annual Meeting

Our policy is to have our directors attend our annual meeting. Last year all of our then-serving directors attended the annual meeting.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that is applicable to all of our directors, officers and other employees. The Code is posted under the Corporate Governance portion of the Investor Relations section on our website at www.hcc.com and is available to any shareholder upon request. If there are any changes or waivers of the Code of Business Conduct and Ethics that apply to the Chief Executive Officer and Senior Financial Officers, we will disclose them on our website in the same location.

Director Independence

Our Board of Directors has established criteria for determining director “independence” as set forth in our Corporate Governance Guidelines. In particular, no director shall be deemed to be “independent” unless the Board, as a whole, shall have affirmatively determined that no material relationship exists between such director and HCC other than the director’s service as a member of our Board of Directors. In addition, the following criteria apply to determine independence:

•	no director who is an employee, or whose immediate family member is an executive officer of HCC, is deemed independent until three years after the end of such employment relationship;

•	no director who receives, or whose immediate family member receives, more than $100,000 in any twelve-month period in direct compensation from HCC, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is deemed independent until three years after he or she ceases to receive more than $100,000 in any twelve-month period of such compensation;

•	no director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of HCC is deemed independent until three years after the end of the affiliation or the employment of such auditing relationship;

•	no director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our present executives serve on that company’s compensation committee is deemed independent until three years after the end of such service or the employment relationship; and

•	no director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, HCC for property or services in an amount that, in any single fiscal year, exceeds the greater of $1.0 million or 2% of such other company’s consolidated gross revenues, is deemed independent until three years after falling below such threshold.

In addition, members of our Audit Committee must meet the following additional independence requirements:

•	no director who is a member of the Audit Committee shall be deemed independent if such director is affiliated with HCC or any of its subsidiaries in any capacity, other than in such director’s capacity as a member of our Board of Directors, the Audit Committee or any other Board committee; and

•	no director who is a member of the Audit Committee shall be deemed independent if such director receives, directly or indirectly, any consulting, advisory or other compensatory fee from HCC or any of its subsidiaries, other than fees received in such director’s capacity as a member of our Board of Directors, the Audit Committee or any other Board committee, and fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with HCC (provided such compensation is not contingent in any way on continued service).

In addition to the independence standards above, unless otherwise prohibited by NYSE rules, the Board has determined that any commercial or charitable relationship that is not required to be reported in a proxy statement will not be considered a material relationship that would impair a director’s independence.

In the course of the Board’s determination regarding the independence of each non-management Director, it considered any transactions, relationships and arrangements between the director and our company as required by the independence requirements set forth above. In particular, the Board evaluated the relationship between our company and Mr. Fulkerson disclosed in “Certain Relationships and Related Transactions,” below. The Corporate Governance and Nominating Committee recommended and the Board of Directors determined that due to the immaterial nature of Mr. Fulkerson’s interest, this relationship does not impair Mr. Fulkerson’s independence and that Mr. Fulkerson is “independent” within the meaning of the rules of the NYSE.

Our Board of Directors has affirmatively determined that each of Messrs. Collins, Dickerson, Duer, Flagg, Fulkerson, Oesterreicher, Roberts, Williams and Wise meets the general criteria for independence set forth above and that all members of the Audit Committee meet the further requirements for independence set forth above. In addition, the Board had affirmatively determined that James R. Crane, who resigned from the Board in November 2007, also met the criteria for independence set forth above.

Meetings and Committees of the Board of Directors

During 2007, our Board of Directors met four times in person, six times telephonically and acted by written consent on various other occasions. Each person nominated to be a director (excepting Mr. Wise, who is a new director nominee) attended, or participated via teleconference, in 75% or more of the meetings of the Board of Directors and the meetings of any committee on which he served. Our Board of Directors has standing Audit, Compensation, Investment and Finance, and Nominating and Corporate Governance Committees, each of which has a written charter. Copies of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee Charters, as well as our Corporate Governance Guidelines, are available under the Corporate Governance portion of the Investor Relations section of our website at www.hcc.com. In addition, a printed copy of any of these documents will be provided to any shareholder who requests it.

Audit Committee

Our Audit Committee consists of three Independent Directors. The members of the Audit Committee during 2007 and currently are Patrick B. Collins, Walter M. Duer and James C. Flagg (Chairman). The Audit Committee held six in-person meetings and two teleconference meetings in 2007. The Audit Committee’s primary purpose is to assist our Board of Directors’ oversight of (a) the integrity of our consolidated financial statements and disclosures; (b) our compliance with legal and regulatory requirements; (c) our independent registered public accounting firm’s qualifications, independence and fees; and (d) the performance of our independent registered public accounting firm and our internal audit function. The Audit Committee has the sole authority to appoint and terminate our independent registered public accounting firm. Our Board of Directors has determined that each of Messrs. Collins, Duer and Flagg is an “audit committee financial expert” as described in Item 407(d)(5)(ii) of the SEC’s Regulation S-K. In addition, our Board of Directors has determined that each member of the Audit Committee is independent, as independence for audit committee members is defined in the listing standards of the NYSE. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.

Compensation Committee

Our Compensation Committee consists of four Independent Directors. The members of the Compensation Committee at December 31, 2007 were J. Robert Dickerson (Chairman), Allan W. Fulkerson and Michael A. F. Roberts. James E. Oesterreicher joined our Compensation Committee in April 2008. Mr. Fulkerson replaced James R. Crane, who resigned from the Board of Directors, in November 2007. The Compensation Committee held four in-person and three telephonic meetings during 2007. The Compensation Committee has the responsibility for assuring that our senior executives are compensated in a manner consistent with the compensation philosophy and strategy of our Board of Directors and in compliance with the requirements of the regulatory bodies that oversee our operations. Generally, the Compensation Committee is charged with the authority to review and approve our compensation philosophy and our executive compensation programs, levels, plans and awards. The Compensation Committee also administers our incentive plans and our stock-based plans and reviews and approves general employee benefit plans on an as-needed basis. The Compensation Committee also has the authority to retain, approve fees and other terms for, and terminate any compensation consultant, outside counsel, accountant or other advisor hired to assist the Compensation Committee in the discharge of its responsibilities. The Chief Executive Officer makes recommendations to the Compensation Committee with respect to the form and amount of executive compensation. In addition, under our Compensation Committee Charter and under both our 2001 Flexible Incentive Plan and our 2004 Flexible Incentive Plan, as Amended and Restated, the Compensation Committee may delegate its authority under such plans to management; however, under our currently existing internal controls with respect to our stock option granting practices, such authority may not be delegated with respect to the granting of options. The Compensation Committee charter allows delegation of Committee authority to subcommittees. See the “Compensation Discussion and Analysis” below for information on our process and procedures for determining 2007 executive officer compensation. Our Board of Directors has determined that each member of the Compensation Committee is independent, as independence for compensation committee members is defined in the listing standards of the NYSE.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has been an officer or employee of us or any of our subsidiaries. No executive officer of ours served as a member of the Board of Directors or compensation committee (or other Board committee performing similar functions or, in the absence of any such committee, the entire Board of Directors) of another corporation, one of whose executive officers served on our Compensation Committee or as our director.

Mr. Fulkerson had a relationship with us requiring disclosure in “Certain Relationships and Related Transactions,” below. During 2007, we had strategic investments in a limited liability company and a related entity for which Mr. Fulkerson served as a director and in management roles through 2004. We sold this investment on December 31, 2007 for $3.7 million, plus an indeterminate amount, which may be zero, based on post-closing performance. Income and realized gains (losses) from these investments totaled $0.2 million in 2007. The limited liability company’s sole investment, which was also sold in 2007, was in an entity that serves as an investment manager for certain of our fixed income securities valued at $774.3 million at December 31, 2007. During 2007, we paid $0.6 million in investment management fees to this entity. Mr. Fulkerson served as a director of the investment manager in 2007. His indirect ownership interest in the investment manager in 2007 was less than one-tenth of one percent. Given the immaterial and indirect nature of Mr. Fulkerson’s interest, the Board has determined that Mr. Fulkerson is an independent director. See also, “Director Independence,” above.

Investment and Finance Committee

Our Investment and Finance Committee consists of five directors. The members of the Investment and Finance Committee at December 31, 2007 and currently are Frank J. Bramanti, Edward H. Ellis, Jr., Allan W. Fulkerson (Chairman), John N. Molbeck, Jr. and Michael A. F. Roberts. The Investment and Finance Committee met four times in 2007. The Investment and Finance Committee is charged with establishing investment policies for us and our subsidiaries and directing the investment of our funds, and those of our subsidiaries, in accordance with those policies. In this regard, the Investment and Finance Committee oversees the investment management activities of our third-party investment managers and oversees our corporate financing activities.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of four Independent Directors. The members of the Nominating and Corporate Governance Committee at December 31, 2007 were Patrick B. Collins, J. Robert Dickerson and Michael A. F. Roberts (Chairman). Christopher J. B. Williams joined the Nominating and Corporate Governance Committee in April 2008. Mr. Collins replaced Mr. Crane, who resigned from the Board of Directors in November 2007. The Nominating and Corporate Governance Committee held four in-person and one telephonic meeting in 2007. The Nominating and Corporate Governance Committee is charged with identifying and making recommendations to our Board of Directors of individuals suitable to become members of the Board of Directors and overseeing the administration of our various policies related to corporate governance matters. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent, as independence for nominating committee members is defined in the listing standards of the NYSE.

Director Nominations

The Nominating and Corporate Governance Committee has established certain criteria it considers as guidelines in considering nominations for the Board of Directors. The criteria include:

•	the candidate’s independence;

•	the candidate’s depth of business experience;

•	the candidate’s availability to serve;

•	the candidates integrity and personal and professional ethics;

•	the balance of the business experience on the Board as a whole; and

•	the need for specific expertise on the Board.

These criteria are not exhaustive, and the Nominating and Corporate Governance Committee and the Board of Directors may consider other qualifications and attributes that they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board of Directors. The Nominating and Corporate Governance Committee’s goal is to assemble a Board of Directors that brings to us a variety of perspectives and skills derived from high quality business and professional experience. In order to ensure that the Board consists of members with a variety of perspectives and skills, the Nominating and Corporate Governance Committee has not set any minimum qualifications and also considers candidates with appropriate non-business backgrounds. Other than ensuring that at least one independent member of the Board is a financial expert and a majority of the Board members meet all applicable independence requirements, the Nominating and Corporate Governance Committee does not have any specific skills that it believes are necessary for any individual director to possess. Instead, the Committee evaluates potential nominees based on the contribution such nominee’s background and skills could have upon the overall functioning of the Board.

The Board of Directors believes that, based on the Nominating and Corporate Governance Committee’s knowledge of the company’s Corporate Governance Principles and the needs and qualifications of the Board at any given time, the Nominating and Corporate Governance Committee is best equipped to select nominees that will result in a well-qualified and well-rounded Board of Directors. In making its nominations, the Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue their service. Current members with qualifications and skills that are consistent with the Nominating and Corporate Governance Committee’s criteria for Board service are re-nominated. When identifying new candidates to serve on our Board, the Nominating and Corporate Governance Committee undertakes a process that will entail the solicitation of recommendations from any of our incumbent directors, our management or our shareholders. Following a review of the qualifications, experience and backgrounds of these candidates, the Nominating and Corporate Governance Committee will make its recommendation to the Board of Directors. In addition, the committee has the authority under its charter to retain a search firm for this purpose. In 2007, the committee retained Korn/Ferry International to assist in identifying candidates to serve on our Board.

Shareholder Nominations

The Charter of the Nominating and Corporate Governance Committee provides that the committee will consider proposals for nominees for director from shareholders. Shareholder nominations for director should be made in writing to James L. Simmons, Secretary, HCC Insurance Holdings, Inc., 13403 Northwest Freeway, Houston, Texas 77040-6094. The Nominating and Corporate Governance Committee will consider candidates nominated by shareholders based on the criteria described above. Although the Nominating and Corporate Governance Committee will consider candidates to the Board, the Board may determine not to nominate those candidates.

In order to nominate a director at an annual meeting of shareholders, we require that a shareholder follow the procedures set forth in this section. In order to recommend a nominee for a director position, a shareholder must be a shareholder of record at the time such shareholder gives notice of recommendation and must be entitled to vote for the election of directors at the meeting at which such nominee will be considered. Shareholder recommendations must be made pursuant to written notice delivered to our Secretary at the principal executive offices of HCC:

•	in the case of a nomination for election at an annual meeting, not less than 60 days prior to the first anniversary of the date of our notice of annual meeting for the preceding year’s annual meeting; and

•	in the case of a special meeting at which directors are to be elected, not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the meeting and of the nominees proposed by our Board of Directors to be elected at the special meeting.

In the event that the date of the annual meeting is changed by more than 30 days from the anniversary date of the preceding year’s annual meeting, the shareholder notice described above will be deemed timely if it is received not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

The shareholder notice must set forth the following:

•	as to each person the shareholder proposes to nominate for election as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act, and such person’s written consent to serve as a director if elected; and

•	as to the nominating shareholder and the beneficial owner, if any, on whose behalf the nomination is made, such shareholder’s and beneficial owner’s name and address as they appear on our books, the class and number of shares of our common stock that are owned beneficially and of record by such shareholder and such beneficial owner, and an affirmative statement of whether either such shareholder or such beneficial owner intends to deliver a proxy statement and form of proxy to a sufficient number of shareholders to elect such nominee or nominees.

In addition to complying with the foregoing procedures, any shareholder nominating a director must also comply with all applicable requirements of the Exchange Act, including the rules and regulations under such Act.

Special Litigation Committee

In May 2007, our Board of Directors formed a Special Litigation Committee of independent, disinterested directors to undertake a review of the derivative and class action litigation that arose from our disclosures with regard to our past stock option granting practices. The Special Litigation Committee was composed of two independent, disinterested directors. The members were James E. Oesterreicher and Christopher J.B. Williams. The Special Litigation Committee held thirteen in-person and telephonic meetings during 2007. The Special Litigation Committee completed its duties and disbanded on April 1, 2008.

Certain Relationships and Related Transactions

During 2007, we had strategic investments in a limited liability company and a related entity for which Mr. Fulkerson served as a director and in management roles through 2004. We sold this investment on December 31, 2007 for $3.7 million, plus an indeterminate amount, which may be zero, based on post-closing performance. Income and realized gains (losses) from these investments totaled $0.2 million in 2007. The limited liability company’s sole investment, which was also sold in 2007, was in an entity that serves as an investment manager for certain of our fixed income securities valued at $774.3 million at December 31, 2007. During 2007, we paid $0.6 million in investment management fees to this entity. Mr. Fulkerson served as a director of the investment manager in 2007. His indirect ownership interest in the investment manager in 2007 was less than one-tenth of one percent. Due to the indirect and immaterial nature of Mr. Fulkerson’s interest, our Board of directors has determined that Mr. Fulkerson is an independent director.

There are no family relationships among the executive officers and directors, and there are no arrangements or understandings between any Independent Director or any other person pursuant to which that Independent Director was selected as a director.

Board Ratification of Related Transactions

Not less than annually, our Board of Directors undertakes the review and approval of all related-party transactions. This policy covers any transaction valued at greater than $120,000 between us or our subsidiaries and any of our executive officers, directors, nominees for director, holders of greater than five percent of our shares, and any of such parties’ immediate family members. Under our policy, covered transactions are to be reviewed by the disinterested members of our Board of Directors, who shall satisfy themselves that (i) all material facts with respect to the transaction have been disclosed to the Board of Directors for its consideration and (ii) that the transaction is fair to HCC. As a result of this review, approval of a transaction may be denied if the transaction is not fair to HCC or is otherwise a violation of our Code of Business Conduct and Ethics. Our policy is in writing and can be found in our Corporate Governance Guidelines. Our current intention is that all future transactions will be approved by our Board prior to consummation.

Advances of Defense Costs for Certain Litigation Matters

Members of our current Board of Directors, directors who served during 2007 and certain current and former officers and directors have been named as defendants in lawsuits arising out of the issues related to our past practices related to granting stock options. The current and former directors and officers who have been named as defendants in these actions have a legal right under Delaware corporate law, indemnification agreements with us and our bylaws to advancement of their costs of defense. Accordingly, in 2007, we advanced defense costs of approximately $1.1 million on behalf of our Named Executive Officers and directors. We expect to recover a portion of these monies advanced from our directors’ and officers’ liability insurance.

Legal Proceedings

The following lawsuits related to the outcome of our stock option investigation have been filed:

Civil Action No. 07-456 (Consolidated); Bacas and Halgren, derivatively on behalf of HCC Insurance Holdings, Inc. v. Way et al.; In the United States District Court for the Southern District of Texas, Houston Division. This action consolidates all pending derivative suits into one action (Bacas suits). The Bacas action was filed on February 1, 2007, and the Halgren action was filed on February 28, 2007. On February 1, 2008, the parties appeared before the Court to seek approval of a proposed settlement in the case. On April 1, 2008, the Court gave final approval of the settlement. Under the terms of the settlement, we have or will implement certain corporate governance reforms. We and our directors’ and officers’ liability insurers have agreed to pay $3.0 million to plaintiff’s counsel for their attorneys’ fees. The Court’s order dismisses all claims in the shareholder derivative litigation with prejudice.

Civil Action No. 07-0801; In re HCC Insurance Holdings, Inc. Securities Litigation; In the United States District Court for the Southern District of Texas, Houston Division (formerly referred to as Bristol County Retirement System, individually and on behalf of all others similarly situated v. HCC Insurance Holdings, Inc. et al.). This action was filed on March 8, 2007. We are named as a defendant in this putative class action along with certain current and former officers and directors. On February 7, 2008, the parties reached an agreement to settle the case and will propose the settlement to the Court for preliminary approval on April 17, 2008. The terms of the settlement, which includes no admission of liability or wrongdoing by HCC or any other defendants, provide for a full and complete release of all claims in the litigation and payment of $10.0 million to be paid into a settlement fund, pending approval by the Court of a plan of distribution. The $10.0 million will be paid by our directors’ and officers’ liability insurers.

In each of these lawsuits, certain of our current and former officers and directors have requested that they be indemnified for any losses and that their legal fees be advanced. Pursuant to our bylaws, our charter, applicable law and certain agreements entered into with some of the defendants, we are currently advancing legal fees.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, as defined under the Exchange Act, and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and changes in ownership with the SEC. Such executive officers, directors and shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Mr. Williams’ initial grant of 2,500 common shares upon his joining our Board on May 10, 2007 was not timely filed on Form 4, as required under Section 16(a), but such grant has been subsequently reported on Form 4. This failure to timely file resulted from not obtaining an Edgar-filer identification code for Mr. Williams in time to meet the two-day Form 4 filing deadline. Otherwise, based solely upon a review of the copies of such forms furnished to us and written representations from our directors and executive officers, all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis in 2007.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis explains the philosophy underlying our compensation strategy and the fundamental elements of compensation paid to our Chief Executive Officer, Chief Financial Officer, and other individuals, whom we refer to as “Named Executive Officers” or “executive officers,” included in the Summary Compensation Table for the 2007 calendar year. Specifically, this Compensation Discussion and Analysis addresses the following:

•	Objectives of our compensation programs;

•	What our compensation programs are designed to reward;

•	Elements of compensation provided to the Named Executive Officers;

•	How we determine each element of compensation and why we pay each element;

•	How we determine executive officer compensation; and

•	Other important compensation policies affecting the Named Executive Officers.

Objectives of Our Compensation Programs

Our business plan is shaped by our underlying business philosophy, which is to maximize underwriting profit and net earnings while preserving and achieving long-term growth of shareholders’ equity. As a result, our primary objective is to increase net earnings rather than market share or gross written premium.

In our ongoing operations, we will continue to:

•	emphasize the underwriting of lines of business in which we anticipate we will earn underwriting profits (based on various factors, including premium rates, the availability and cost of reinsurance, policy terms and conditions, and general market conditions);

•	limit our insurance companies’ aggregate net loss exposure from a catastrophic loss through the use of reinsurance for those lines of business exposed to such losses and diversification into lines of business not exposed to such losses; and

•	consider the potential acquisition of specialty insurance operations and other strategic investments.

With the goal of assisting in achieving the foregoing business strategy, our Compensation Committee designs our compensation programs to:

•	recruit and retain top executive officers who are experienced, highly qualified individuals in a position to make significant contributions to our success;

•	provide incentives to motivate executive officers to ensure exceptional performance and desired financial results for us and to reward such performance;

•	provide an opportunity for executives to develop a significant ownership stake in our company; and

•	align the executive officers’ interests with the long-term interests of our shareholders.

What Our Compensation Programs Are Designed to Reward

Our compensation programs are designed to reward executive officers who are capable of leading us in achieving our business strategy on both a short-term and long-term basis. In addition, we reward qualities that we believe help achieve our strategy such as:

•	teamwork;

•	individual performance in light of general economic and industry specific conditions;

•	individual performance that supports our core values;

•	resourcefulness;

•	the ability to manage our business;

•	level of job responsibility; and

•	tenure with our company.

Elements of Compensation Provided to the Named Executive Officers

We have determined that our company’s and our shareholders’ interests are best served by entering into multi-year employment agreements with the Named Executive Officers. Such agreements are the result of arms’ length negotiations between the Named Executive Officer and the Compensation Committee. We believe that such multi-year employment arrangements benefit us and our shareholders by permitting us to attract and retain executive officers with demonstrated leadership abilities and to secure the services of such executive officers over an extended period of time. In addition, multi-year employment agreements align executive interests with the long-term interests of the company and serve our recruitment and retention goals by providing executive officers with security based on the knowledge of how they will be compensated over the term of the agreement. A summary of the principal terms of these employment agreements is included below under the caption “Employment Agreements and Potential Payments Upon Termination or Change in Control.”

The elements of compensation we used during 2007 to compensate the Named Executive Officers included:

•	base salary;

•	annual incentives;

•	long-term equity awards;

•	nonqualified deferred compensation;

•	perquisites; and

•	employee benefits; including

•	health and insurance plans, and

•	retirement benefits.

How We Determine Each Element of Compensation and Why We Pay Each Element

General.  In the following section, we discuss each element of compensation listed above, why we elect to pay each element of compensation and how each element of compensation was determined by the Compensation Committee. In determining the amounts of each element and the aggregate compensation for our Named Executive Officers, we do not use any specific formulae or attempt to satisfy any specific ratio for compensation among our executive officers. We also do not generally target any particular allocation for base salary, annual incentive, or long-term equity awards as a percent of total compensation. The Compensation Committee has not engaged a compensation consultant to assist it in determining appropriate compensation levels, and has not engaged in any formal benchmarking processes. The Compensation Committee has instead relied on the general knowledge, experience and good judgment of its members, both with regard to competitive compensation levels and the relative success that our company has achieved.

Pay decisions for our Named Executive Officers are based on a reasoned subjective assessment of factors including:

•	our company’s performance;

•	the executive’s individual performance;

•	the executive’s future potential;

•	the executive’s years of service;

•	the executive’s level of experience;

•	the executive’s areas of responsibility;

•	the annual rate of inflation; and

•	the executive’s total compensation opportunities relative to compensation opportunities of other members of management of HCC and its subsidiaries.

Because of the significant incentive opportunities available to managers of our subsidiaries based on the subsidiary’s performance, the Compensation Committee also evaluates total compensation to our Named Executive Officers to ensure overall fairness between the compensation opportunities available at both the subsidiary and the corporate level. The differences in the aggregate compensation between our Chief Executive Officer, our President and Chief Operating Officer and our other Named Executive Officers reflect the greater relative responsibilities with respect to the respective positions.

Base Salary.  Base salary provides a fixed base level of compensation for our executives for the services they render during the year. The purpose of base salary is to compensate our Named Executive Officers in light of their respective roles and responsibilities over time. Base salary is essential to allow us to compete in the employment marketplace for talent and is an important component of total compensation for the Named Executive Officers. It is vital to our goal of recruiting and retaining executive officers with proven abilities. The level of base salary for each Named Executive Officer was established in the executive officer’s employment agreement upon the date of hire or the date of renewal of an existing employment agreement. Base salary was initially determined for each executive officer based on the abilities, qualifications, accomplishments, and prior work experience of the executive officer. Base salary in a renewal agreement was determined based on the same criteria, but also on how the executive officer performed under his or her previously existing agreement and on the length of the executive officer’s tenure with our company.

Upward adjustments of base salary are generally specified in the executive officer’s employment agreement. In addition, upward adjustments in base salary may be considered on a discretionary basis annually. In deciding whether to make a discretionary increase to a Named Executive Officer’s compensation, we consider the consistency and the executive officer’s individual performance over the prior year, changes in the executive officer’s responsibilities, the executive officer’s future potential and internal equity. We also consider data available from objective, professionally-conducted market studies obtained from a range of industry and general market sources.

In 2007, Mr. Bramanti entered into an employment agreement relating to his assumption of the position of Chief Executive Officer in November 2006. Each of Messrs. Ellis, Molbeck and Kelbel agreed to amend his respective employment agreement during 2007 in order to alleviate the potential adverse effects of Internal Revenue Code Section 409A and to harmonize employment terms among our executive officers. Mr. Schell entered into a new employment agreement to replace his former agreement with us, which expired in June 2007. See “Employment Agreements and Potential Payments Upon Termination or Change in Control,” below, for further discussion of the terms of the employment contracts of our Named Executive Officers.

Base salary for 2007 and increases, if any, for 2008 were set in accordance with the terms of the respective employment agreements of our Named Executive Officers. Our Board did not award any discretionary salary increases under existing employment agreements in 2007 or for 2008; however, each of Messrs. Ellis, Molbeck, Schell and Kelbel received base salary increases in connection with their entering into new employment agreements. Our Compensation Committee deemed these raises necessary to serve our retention goals with respect to these executives and for the purposes of achieving equity, both among similarly situated Named Executive Officers and among our executives at the corporate level and at the subsidiary level. Based upon their reasoned subjective assessment of the market as well as data available from objective, professionally-conducted market studies obtained from a range of industry and general market sources, the members of the Committee deemed the increases to be reasonable.

Annual Incentives.  Annual incentive compensation is intended to motivate and reward our Named Executive Officers for performance in achieving our business objectives.

2007 Incentive Compensation Plan.  In 2007, our Board adopted and our shareholders approved the HCC Insurance Holdings, Inc. 2007 Incentive Compensation Plan. The 2007 Plan is intended to advance our interests and those of our shareholders

•	by rewarding superior performance;

•	by motivating our Named Executive Officers;

•	by attracting and retaining key executives; and

•	by fostering accountability and teamwork.

Under the 2007 Plan, we grant awards of incentive compensation that may be paid to a participant upon our satisfaction of corporate performance goals. Participation in the 2007 Plan is limited to our Chief Executive Officer and any other employee of ours whose compensation is potentially subject to the deductibility limitations of Section 162(m) of the Internal Revenue Code. Participants are designated by our Compensation Committee. For 2007, Messrs. Bramanti, Ellis, Molbeck, Schell and Kelbel participated in the 2007 Plan. Mr. Cook did not participate in the 2007 Plan because, as a foreign employee, he is not subject to Section 162(m). Our Compensation Committee established maximum bonus amounts for each of these executives, expressed as a percentage of pre-tax income for HCC. Those maximum targets were as follows: Mr. Bramanti — 1.0%, Mr. Ellis — 0.25%, Mr. Molbeck — 0.5%, Mr. Schell — 0.1% and Mr. Kelbel — 0.1%. For 2007, our pre-tax income was $585.9 million. After the conclusion of the calendar year, the Compensation Committee calculates the maximum bonus amount based on the compensation targets established for each executive officer and then determines the actual bonus payment amounts based on a reasoned, subjective assessment of objective and subjective factors (including the achievement of operating results, the achievement of personal objectives, individual performance and equitable considerations among similarly situated executives) to arrive at the actual bonus amount for a particular executive officer, which in each case is equal to or less than the maximum bonus amount under the plan.

Our Compensation Committee uses “negative discretion” in determining the actual annual incentive awards for the participants in the 2007 Plan as allowed under Section 162(m). For purpose of Section 162(m), the maximum annual incentive award is determined to the extent we achieve our performance goal of pre-tax income. The Compensation Committee then exercises its negative discretion to reduce the actual annual incentive awards to reflect actual corporate, business unit and individual performance. By setting a high amount that can then be reduced, we believe our annual incentive payments qualify for full deductibility under Section 162(m). This reduction is not a negative reflection on the performance of our company or our Named Executive Officers, but rather is done to ensure maximum flexibility with respect to the payment of performance-based bonuses. If the Compensation Committee were to have instead funded the incentive pool at a minimum threshold and used discretion to increase the amounts to reflect company and individual performance, actual payouts would not qualify for the Section 162(m) tax deduction. For further information on Section 162(m), see the description of Section 162(m) on page 21 of this proxy statement.

Discretionary Annual Incentive.  Named Executive Officers who are not participants in the 2007 Plan are eligible for a discretionary annual incentive award. Discretionary annual incentives are designed to advance our interests and those of our shareholders and to achieve the same goals as those set forth in the discussion of the 2007 Plan, above, in that they reward, motivate, attract and retain key executives and foster accountability and teamwork. Mr. Cook’s annual incentive compensation for 2007 was subject to the discretion of the CEO and the Compensation Committee.

For 2007, we determined the actual payouts under our 2007 Plan and the discretionary amount of incentive compensation based on individual performance and company performance, including the following factors:

•	Return on beginning equity for 2007 of 19.4%;

•	Earnings per share increased 15%;

•	Net written premium increased 10%;

•	Net earned premium increased 16%;

•	Shareholders’ equity increased 19%;

•	Book value per share increased 16%;

•	Individual effort by the executive in assisting us to achieve our goals;

•	Performance in 2007 relative to prior years;

•	Performance given the general conditions in the industry;

•	Equitable considerations among similarly situated officers; and

•	Past bonus compensation.

No particular allocation was applied to these measures in arriving at the actual bonus amounts.

Taking these factors into account and utilizing reasoned, subjective judgment, the Compensation Committee approved payments of incentive compensation as follows: Mr. Bramanti — $1,950,000; Mr. Ellis — $500,000; Mr. Molbeck — $2,500,000; Mr. Schell — $367,200; Mr. Kelbel — $367,200; and Mr. Cook — $446,468. In reaching final bonus determinations for Messrs. Bramanti and Molbeck, the Committee also considered their performance in completing our transition to new management, their ongoing efforts in resolving outstanding issues regarding our historical stock option granting practices, and their agreement to use at least one-third of the final bonus amount to purchase HCC shares to be held through at least December 11, 2010. The Committee believed that the use of the bonus to purchase HCC stock serves the goals of our compensation program of aligning the executives’ interests with those of our shareholders and providing executives with the opportunity to obtain a significant stake in our company. In each case, for participants in the 2007 Plan, the actual bonus paid was less than the target amount established under the Plan.

Long-Term Equity Awards.  We have historically granted stock options, as we believe this element of compensation aligns the employees’ and the executive officers’ interests with the long-term interests of shareholders. We believe that stock options provide incentive for increased shareholder value and serve as a good retention vehicle for the Named Executive Officers. These awards also serve the goal of allowing our executives to obtain a significant stake in our company.

In 2007, we granted options to Messrs. Bramanti, Ellis, Molbeck, Schell, Kelbel and Cook in the respective amounts of 550,000, 50,000, 150,000, 100,000, 100,000 and 50,000 shares. For all except Mr. Cook, each grant was in connection with the executive’s execution of a new or amended employment agreement with us. In determining the amount of these grants, the Compensation Committee considered prior grants made to these Named Executive Officers, or to similarly situated executives, the potential value of the awards, the cost of the awards to us and general market conditions and then utilized reasoned, subjective judgment to arrive at a final award. The exercise price of each grant was set at the closing price of our common stock on the date of the Compensation Committee meeting at which such grant was approved.

All of the Named Executive Officers had stock options outstanding during 2007 that vest based on the executive officer’s continued employment. We have granted each executive officer an equity award in connection with his entering a new employment agreement or amending a prior employment agreement with us. Additional grants of equity awards, in particular stock options, may be made at one of our regularly scheduled Compensation Committee meetings during the year. The Compensation Committee’s policy is to set the exercise price of stock option grants at the closing price of our stock on the date of the Compensation Committee meeting at which such options are granted. We do not coordinate the grant of awards with the release of earnings for any purpose, including the purpose of affecting the value of executive compensation.

Non-qualified Deferred Compensation.  Each of Messrs. Bramanti and Molbeck are entitled to the payment of deferred compensation under the terms of their employment agreements with us. We believe the tax benefit bestowed on these executives by our deferring payment of a portion of their compensation is valuable to the executives and assists us in meeting our retention goals. Our paying a portion of base compensation as deferred compensation also ensures these executives’ compensation will be fully tax deductible. Consequently, we have adopted non-qualified deferred compensation plans for each of Mr. Bramanti and Mr. Molbeck. The plans are substantially identical and are discussed in more detail under the caption “Non-qualified Deferred Compensation Plans” below.

Perquisites.  While in the past perquisites might have represented a material component of compensation for some of our Named Executive Officers, our current policy is that the costs of these benefits will constitute only a small percentage of each Named Executive Officer’s total compensation. In general, the perquisites that an executive officer is eligible to receive are contained in such executive’s employment agreement. In some instances, our Named Executive Officers were provided perquisites by their previous employers, and we offered perquisites in order to attract the Named Executive Officers. Perquisites may include: extended medical benefits; a corporate apartment; an automobile allowance; personal travel on the corporate aircraft; payment of club dues; payment of life and disability insurance premiums; physical exams and payment for estate planning. These benefits are reflected in the All Other Compensation Column of the Summary Compensation Table, below.

Employee Benefits.  Our Named Executive Officers, except for Mr. Cook, have the opportunity to participate in a number of benefit programs that are generally available to all of our U.S. employees. The Named Executive Officers are eligible to participate in company-sponsored benefit programs on the same terms and conditions as those generally provided to other salaried employees; however, in some instances described below, the executives are entitled to additional benefits. These benefits include:

Health and Insurance Plans.  Basic health benefits, dental benefits, disability protection, life insurance, and similar programs are provided to make certain that access to healthcare and income protection is available to our employees and the employees’ family members. The cost of company-sponsored benefit programs is negotiated by us with the providers of such benefits. In general, the Named Executive Officers contribute to the cost of the benefits; however, medical benefits are provided to Messrs. Bramanti and Molbeck at no cost to them.

In addition, under the terms of their respective employment agreements, each of Messrs. Bramanti, Ellis, Molbeck, Schell and Kelbel and their respective qualified beneficiaries, where applicable, is entitled to extended medical benefits under our medical plan after termination of their respective employment with us. In the case of Messrs. Ellis, Schell and Kelbel, such benefits are at no cost to them and extend until they or their respective spouses become eligible for Medicare or the date their respective children would have ceased to be covered under our benefit plans had the executive remained an employee. For each of Messrs. Bramanti and Molbeck, such benefits are at no cost and extend until the later to occur of his death, the death of his spouse (if he is married on the date of his death) or the date their respective children would have ceased to be covered under our benefit plans had the executive remained an employee. We agreed to provide such extended medical benefits to Mr. Bramanti and Mr. Molbeck during each of their previous employment with us.

Retirement Benefits.  The Named Executive Officers, except for Mr. Cook, are eligible to participate in our 401(k) Plan, which is a company-wide, tax-qualified retirement plan. The intent of this plan is to provide all employees with a tax-advantaged savings opportunity for retirement. We sponsor this plan to help employees at all levels save and accumulate assets for use during their retirement. As required, eligible pay under this plan is capped at Internal Revenue Code annual limits.

Under Mr. Cook’s employment agreement, we are obligated to make a $115,089 annual contribution to the HCC Service Company Limited Retirement and Death Benefit Scheme unless Mr. Cook elects to receive this benefit in base salary. Mr. Cook receives this retirement benefit because he is located in the United Kingdom and is not eligible to participate in our 401(k) Plan.

How We Determine Executive Officer Compensation

Role of the Compensation Committee.  The Compensation Committee is composed of independent, outside members of the Board of Directors in accordance with NYSE rules, current SEC regulations, and Section 162(m) of the Internal Revenue Code and is responsible for establishing, reviewing, approving, and monitoring the compensation paid to the Named Executive Officers.

Under our current policy, the Compensation Committee negotiates the terms of each Named Executive Officer’s employment agreement and any necessary modifications that are needed over time.

The Chief Executive Officer recommends to the Compensation Committee annual pay increases, discretionary annual incentives, and long-term incentive grants for the other Named Executive Officers. The Compensation Committee then evaluates each executive officer, determines whether the CEO will receive any annual pay increase, sets performance criteria for discretionary annual incentive grants, and makes long-term incentive grants, if any. As part of its evaluation process, the Compensation Committee considers our performance, internal equity and consistency, the executive officer’s individual performance over the prior year, changes in responsibilities, and future potential as well as data available from objective, professionally-conducted market studies obtained from a range of industry and general market sources.

In addition, the Compensation Committee views the various components of compensation as related but distinct. As a result, the Compensation Committee has not adopted any policy or guidelines for allocating compensation between long-term and currently paid compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

Benchmarking.  The Compensation Committee did not use benchmarking to set executive compensation in 2007.

Compensation Consultant.  The Compensation Committee may retain and engage, at its sole discretion, to the extent deemed necessary and appropriate, any compensation consultants, outside counsel or other advisors, having the sole authority to approve the firm’s or advisor’s fees and other retention. In early 2007, in conjunction with formulating Mr. Bramanti’s employment agreement, the Compensation Committee engaged Hewitt Associates to perform market analyses of executive compensation practices from which it presented data to the Compensation Committee as to the form and amount of executive compensation for our Chief Executive Officer. Hewitt Associates is independent of us, reports directly to the Compensation Committee and has no other business relationship with us other than assisting the Compensation Committee with its executive compensation practices.

Other Important Compensation Policies Affecting the Named Executive Officers

Financial Restatement.  The Compensation Committee does not have a policy in place governing retroactive modifications to any cash or equity based incentive compensation paid to the Named Executive Officers where the payment of such compensation was predicated upon the achievement of specified financial results that were subsequently the subject of a restatement. However, if the Compensation Committee deems it appropriate, it will seek to recoup amounts, to the extent permitted by governing law, determined pursuant to a financial restatement to have been inappropriately paid to an executive officer.

Stock Ownership Requirements.  The Compensation Committee does not maintain a policy relating to stock ownership guidelines or requirements for its Named Executive Officers. The Compensation Committee is reviewing whether such a policy is appropriate for its Named Executive Officers. However, in connection with the payment of their incentive bonuses under the 2007 Incentive Compensation Plan, each of Messrs. Bramanti and Molbeck agreed to purchase, and did purchase on March 14, 2008, $652,187 and $836,299, respectively, of our common stock, representing 29,490 and 37,500 shares, respectively. These shares are subject to a restriction on transfer through December 11, 2010.

Trading in Our Stock Derivatives.  Our Insider Trading Policy prohibits executive officers from purchasing or selling options on our common stock, engaging in short sales with respect to our common stock, or trading in puts, calls, straddles, equity swaps or other derivative securities that are directly linked to our common stock.

Tax Deductibility of the Named Executive Officers’ Incentive and Equity Compensation.  Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1.0 million paid to a corporation’s chief executive officer and the four other most highly compensated executive officers, excluding the chief financial officer.

Section 162(m) further provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. We currently structure our discretionary annual incentive compensation for executive officers to comply with Section 162(m) through the 2007 Incentive Compensation Plan. Our current annual incentives satisfy Section 162(m)’s requirement that they be “payable solely on account of the attainment of one or more performance goals.” Although we intend to structure grants under future stock award plans and cash incentive plans in a manner that complies with this section, we may forego all or some portion of a deduction to conform to our compensation goals.

In connection with the compensation of our executive officers, the Compensation Committee is aware of Section 162(m) as it relates to deductibility of qualifying compensation paid to executive officers. In addition, we are aware of the recently adopted Section 409A of the Internal Revenue Code and believe we should structure our compensation plans in ways to minimize the likelihood our employees, including Named Executive Officers, have to pay the excise taxes set forth under Section 409A. If any provision of an employment agreement we have entered into would cause the Named Executive Officer to incur any additional tax under Section 409A or any regulations or Treasury guidance, we will attempt to reform such provision in a manner that maintains, to the extent possible, the original intent of the provision without violating Section 409A. In addition, the employment agreements of Messrs. Molbeck, Ellis, Kelbel and Schell require us to reimburse the executives for any 409A excise taxes incurred by the executives in the event their employment agreements are not fully 409A-compliant.

In addition, the future exercise of certain options held by Named Executive Officers, which were issued at a grant date price that was less than the measurement date price, may have resulted in compensation to our Named Executive Officers that exceeds the deductibility limitations under Section 162(m). In connection with our stock option review in 2006, we repriced these options before December 31, 2006 so that the grant date price equals the measurement date price. However, notwithstanding such repricing, these options no longer qualify as “qualified performance-based compensation” under Section 162(m). Therefore, to the extent a Named Executive Officer were to exercise such options during a given year, any gain realized on such exercise would be included in the calculation of non-excluded compensation, and we would not be able to deduct any such compensation that exceeds the deductibility limits. Thus, future option exercise activity that is beyond our control or the Compensation Committee’s control could cause non-deductible compensation expense under Section 162(m). This risk will remain until all such repriced options are exercised, terminated or expire.

Change in Control Agreements.  Most of the executive officers’ employment agreements provide for severance in the event of change in control. This is discussed in more detail under the caption “Employment Agreements and Potential Payments Upon Termination or Change in Control” below.

Mr. Molbeck is the only Named Executive Officer who currently will be entitled to a payment sufficient to reimburse him fully on an after-tax basis for any tax under Section 4999 of the Internal Revenue Code, as well as any costs associated with resolving the application of such tax to him.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate to the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement to be delivered to shareholders.

Submitted by the Compensation Committee:

J. Robert Dickerson, Chairman
Allan W. Fulkerson
James E. Oesterreicher
Michael A. F. Roberts

Summary of Cash and Certain Other Compensation

The following table provides certain information concerning compensation we paid to or accrued on behalf of our Principal Executive Officer, Principal Financial Officer and the other four most highly compensated executive officers serving at December 31, 2007, who are sometimes referred to in this Proxy Statement collectively as the “Named Executive Officers.”

2007 Summary Compensation Table

						Non-equity	Non-qualified
						Incentive	Deferred
					Option	Plan	Compensation	All Other
Name and Principal Position	Year	Salary ($)		Bonus ($)	Awards ($)(1)	Compensation ($)(2)	Earnings ($)	Compensation ($)(3)	Total ($)

Frank J. Bramanti	2007	1,950,000	(4)	—	626,930	1,950,000	8,393	32,762	4,568,085
Chief Executive Officer	2006	250,000		250,000	71,160	—	—	219,640	790,800
Edward H. Ellis, Jr.	2007	491,667		—	483,565	500,000	—	19,240	1,494,472
Executive Vice President and	2006	425,000		425,000	588,848	—	—	20,076	1,458,924
Chief Financial Officer
John N. Molbeck, Jr.	2007	1,253,035	(5)	—	625,666	2,500,000	1,319	91,234	4,471,254
President and	2006	838,103	(5)	150,000	453,293	250,000	—	185,541	1,876,937
Chief Operating Officer
Michael J. Schell	2007	586,167		—	439,427	367,200	—	24,217	1,417,011
Executive Vice President,	2006	539,583		150,000	503,784	100,000	—	42,461	1,335,828
President and Chief Executive Officer of Houston Casualty Company
Craig J. Kelbel	2007	585,000		—	494,193	367,200	—	220,323	1,666,716
Executive Vice President,	2006	450,000		250,000	400,778	—	—	66,026	1,166,804
President and Chief Executive Officer of HCC Life Insurance Company
Barry J. Cook(6)	2007	859,202		446,468	580,424	—	—	77,396	1,963,490
Executive Vice President,	2006	770,709		391,720	592,604	—	—	97,486	1,852,519
President and Chief Executive Officer of HCC Insurance Holdings (International) Limited

(1)	Stock options that were granted to our Named Executive Officers in 2007 and in prior years generally vest over periods of one to five years. A grant to Mr. Bramanti in 2007 will vest in 2011 based upon our achievement of average return on equity for the four-year period of 2007 through 2010. This column includes the expense we recognized in our 2007 and 2006 consolidated income statements under generally accepted accounting principles. For a discussion of the assumptions used in calculating the fair value of our option awards, refer to Note 10, Stock-Based Compensation, in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(2)	The amounts for 2007 represent cash incentive awards under our 2007 Incentive Compensation Plan. Messrs. Bramanti and Molbeck agreed to purchase, and did purchase on March 14, 2008, $652,187 and $836,299, respectively, of our common stock, representing 29,490 and 37,500 shares, respectively. These shares are subject to a restriction on transfer through December 11, 2010. For 2006, the awards of Messrs. Molbeck and Schell were equal to the formula bonus each was entitled to receive under his respective employment agreement with us. For Mr. Molbeck, $125,000 was payable in the event our annual consolidated net earnings per share equaled or exceeded the budget for the calendar year and $125,000 was payable in the event our annual consolidated net earnings per share exceeded the previous calendar year’s consolidated net earnings per share by 10% or more. For Mr. Schell, $12,500 was payable for each of Houston Casualty Company, U.S. Specialty Insurance Company, HCC Life Insurance Company and Avemco Insurance Company that had pre-tax income exceeding its approved budget for the calendar year, and $50,000 was payable in the event all four insurance company subsidiaries listed had pre-tax income exceeding their respective approved budgets for the calendar year.

(3)	For 2007, these amounts include matching 401(k) contributions, life and disability premiums, personal use of corporate aircraft, corporate apartment, auto expense, club dues, reimbursement for 409A excise taxes, cost of company-provided physical exam, additional medical insurance, estate planning and credit card annual fees. For 2006, they include matching 401(k) contributions, life and disability premiums, personal use of corporate aircraft, corporate apartment, auto expense, consulting and director fees, club dues, additional medical insurance and estate planning. Refer to “All Other Compensation” table, immediately following, for disclosure of amounts included in this column.

(4)	Salary for Mr. Bramanti for 2007 includes $1,000,000 in deferred compensation under the terms of Mr. Bramanti’s employment agreement.

(5)	Salary for Mr. Molbeck for 2007 includes $294,702 in deferred compensation under the terms of Mr. Molbeck’s employment agreement and for 2006, includes $255,411 of deferred compensation under the terms of a post-employment consulting arrangement with us under his previous employment agreement.

(6)	Throughout this proxy statement, compensation totals for Mr. Cook, other than Option Awards, have been converted to U.S. dollars from British pounds sterling:

•	for 2007, at the rate of 1.9843, the Federal Reserve Bank of New York noon buying rate on December 31, 2007, the last trading day of 2007, and

•	for 2006, at the rate of 1.9586, the Federal Reserve Bank of New York noon buying rate on December 29, 2006, the last trading day of 2006.

All Other Compensation

The following table describes each component of the All Other Compensation column in the Summary Compensation Table.

			Life and	Personal Use		Director and			409A
		Matching 401K	Disability	of Corporate	Auto	Consulting			Reimburse-	Corporate
		Contributions	Premiums	Aircraft	Expense	Fees	Club Dues		ment	Apartment	Other
Name of Executive	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)		($)(6)	($)(7)	($)(8)

Frank J. Bramanti	2007	10,200	21,128	—	259	—	—		—	—	1,175
	2006	6,000	2,135	—	38,299	131,942	41,264	(9)	—	—	—
Edward H. Ellis, Jr.	2007	10,200	8,185	—	400	—	—		—	—	455
	2006	10,200	7,476	—	2,400	—	—		—	—	—
John N. Molbeck	2007	10,200	11,984	31,395	36,000	—	—		—	—	1,655
	2006	10,200	9,818	29,579	27,000	105,000	—		—	—	3,944
Michael J. Schell	2007	10,200	8,287	—	5,000	—	—		—	—	730
	2006	10,200	8,287	8,519	12,000	—	3,455		—	—	—
Craig J. Kelbel	2007	10,200	3,601	—	2,000	—	19,425		153,163	31,934	—
	2006	10,200	3,486	—	12,000	—	10,111		—	30,229	—
Barry J. Cook	2007	—	35,591	—	37,330	—	—		—	—	4,475
	2006	58,758	—	—	35,255	—	—		—	—	3,473

(1)	This column reports company matching contributions to the Named Executive Officer’s 401(k) savings account of 6% of pay up to the limitations imposed under our 401(k) plan. For Mr. Cook, this column includes our annual contribution on his behalf in 2007 and 2006 to the HCC Service Company Limited Retirement and Death Benefit Scheme, which is a defined contribution plan. Mr. Cook receives this benefit because he is located in the United Kingdom and is not eligible to participate in our 401(k) plan.

(2)	This column reports taxable payments made to the Named Executive Officers in the form of premiums for life and disability insurance policies owned by or for the benefit of the executives.

(3)	This column includes the aggregate incremental cost for the Named Executive Officer’s personal use of company aircraft. The calculation includes the variable costs incurred as a result of personal flight activity, including a portion of ongoing maintenance and repairs, aircraft fuel, satellite communications and any travel expenses for the flight crew. It excludes non-variable costs, such as hangar expense, exterior paint, interior refurbishment and regularly scheduled inspections, which would have been incurred regardless of whether there was any personal use of aircraft. For Mr. Molbeck, this benefit is provided for under the terms of his employment agreement.

(4)	This column reports taxable payments made to the Named Executive Officers for certain automobile expenses. In the case of Mr. Bramanti, such amount for 2006 includes the book value of an automobile transferred to him during 2006 and operating costs of the automobile during 2006. For Messrs. Ellis, Molbeck, Schell and Cook, the amount represents an automobile allowance.

(5)	This column reports non-employee director fees and fees paid under consulting arrangements for 2006 prior to the respective Named Executive Officer’s becoming an employee. For Mr. Bramanti, the total includes $87,692 in respect of his consulting arrangement with us and $44,250 in director fees for amounts received prior to his becoming an employee in November 2006. For Mr. Molbeck, the total includes $100,000 in consulting fees and $5,000 in director fees for amounts received prior to his becoming an employee in March 2006.

(6)	This column reports the amount of reimbursement made to Mr. Kelbel for his payment of 409A excise tax and federal and state income tax in 2007 based upon his exercise of mispriced options in 2006.

(7)	This column reports amounts paid to rent a corporate apartment for Mr. Kelbel, which we have agreed to provide under the terms of his employment agreement.

(8)	This column reports the total amount of other benefits provided, none of which individually exceeded the greater of $25,000 or 10% of the total amount of these benefits for the Named Executive Officer. These other benefits include: for 2007, cost of company-provided physical exam, estate planning, additional medical insurance and credit card annual fees; and for 2006, estate planning and additional medical insurance.

(9)	This amount includes the cost of a company-owned golf membership that was transferred to Mr. Bramanti in 2006.

2007 Grants of Plan Based Awards

The following table provides details regarding plan based awards granted to the Named Executive Officers during 2007.

			All Other
			Option		Exercise or
			Awards:		Base
			Number of		Price of
		Estimated Future Payouts Under	Securities		Option
		Non-Equity Incentive Plan Awards	Underlying		Awards
Name	Grant Date	Maximum ($)(1)	Options (#)(2)		($/Sh)

Frank J. Bramanti	—	5,858,700	—		—
	3/2/2007	—	100,000	(3)	31.11
	3/2/2007	—	50,000		31.11
	3/2/2007	—	400,000		31.11
Edward H. Ellis, Jr.	—	1,464,675	—		—
	5/9/2007	—	50,000		31.92
John N. Molbeck, Jr.	—	2,929,350	—		—
	5/9/2007	—	150,000		31.92
Michael J. Schell	—	585,870	—		—
	5/9/2007	—	100,000		31.92
Craig J. Kelbel	—	585,870	—		—
	5/9/2007	—	100,000		31.92
Barry J. Cook	5/9/2007	—	50,000		31.92

(1)	These amounts represent the potential maximum value of the annual bonus awards for 2008, to be payable in 2009, under our 2007 Incentive Compensation Plan for Messrs. Bramanti, Ellis, Molbeck, Schell and Kelbel. These amounts are an estimate of the maximum potential payout for 2008, based on the maximum potential payout for 2007. The actual amounts of bonus awards paid to plan participants for performance during 2007 to

Mr. Bramanti ($1,950,000), Mr. Ellis ($500,000), Mr. Molbeck ($2,500,000), Mr. Schell ($367,200) and Mr. Kelbel ($367,200) are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table, above. Our 2007 Incentive Compensation Plan provides a performance bonus based upon our achievement of pre-tax income. The Compensation Committee establishes maximum bonus amounts for eligible Named Executive Officers at the start of the year in order to ensure the bonus amounts meet the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986. For 2007, maximum bonus targets, as a percentage of pre-tax income, were: Mr. Bramanti (1.0%), Mr. Ellis (0.25%), Mr. Molbeck (0.5%), Mr. Schell (0.1%) and Mr. Kelbel (0.1%). For 2007, our pre-tax income was $585.9 million. Because of the nature of these bonus awards, there is no target and the threshold is the achievement of any pre-tax income. As such, we have excluded the “Threshold” and “Target” columns. After the conclusion of the calendar year, the Compensation Committee calculates the maximum bonus amount based on the compensation targets established for each executive officer and then determines the actual bonus payment amounts based on a reasoned, subjective assessment of objective and subjective factors (including the achievement of operating results, the achievement of personal objectives, individual performance and equitable considerations among similarly situated executives) to arrive at the actual bonus amount for a particular executive officer, which in each case is equal to or less than the maximum bonus amount under the plan.

(2)	Grants to Mr. Bramanti on March 2, 2007 in the amounts of 50,000 and 100,000 options were granted under our 2001 Flexible Incentive Plan. All other grants disclosed on this table were made under our 2004 Flexible Incentive Plan.

(3)	This grant will vest in 2011 based on our achievement of average return on equity for the four-year period of 2007 through 2010.

2007 Outstanding Equity Awards at Fiscal Year End

The following table contains information with respect to outstanding option awards at December 31, 2007. We have not granted any stock awards.

	Option Awards
			Equity Incentive Plan
			Awards:
	Number of Securities	Number of Securities	Number of Securities
	Underlying	Underlying	Underlying	Option
	Unexercised Options	Unexercised Options	Unexercised (#)	Exercise Price	Option
Name	(#) Exercisable	(#) Unexercisable	Unearned Options	($)(1)	Expiration Date

Frank J. Bramanti(2)	—	—	100,000	31.11	3/2/2012
	—	50,000	—	31.11	3/2/2012
	—	400,000	—	31.11	3/2/2012
	12,500	—	—	30.85	1/5/2011
	18,750	—	—	21.37	12/20/2009
	18,750	—	—	16.80	1/3/2009
Edward H. Ellis, Jr.(3)	16,667	33,333	—	31.92	5/9/2011
	16,667	33,333	—	33.18	4/10/2011
	50,000	50,000	—	28.53	9/28/2011
	30,000	7,500	—	16.80	1/3/2009
	37,500	—	—	15.65	7/22/2008
	48,096	—	—	18.33	1/24/2008
	11,904	—	—	18.33	1/24/2008
John N. Molbeck, Jr.(4)	37,500	112,500	—	31.92	5/9/2012
	66,666	133,334	—	33.56	3/23/2011
	12,500	—	—	30.85	1/5/2011
	15,000	22,500	—	24.47	4/4/2013
Michael J. Schell(5)	—	100,000	—	31.92	5/9/2012
	50,000	50,000	—	28.53	9/28/2011
	114,225	—	—	13.97	6/3/2008
	35,775	—	—	13.97	6/3/2008
Craig J. Kelbel(6)	—	100,000	—	31.92	5/9/2012
	40,000	60,000	—	28.53	9/28/2011
	37,500	37,500	—	23.83	12/31/2010
Barry J. Cook(7)	16,667	33,333	—	31.92	5/9/2011
	20,000	80,000	—	30.05	1/4/2012
	20,000	60,000	—	25.88	7/22/2011
	30,000	—	—	14.97	10/9/2008

(1)	Where applicable, the exercise price corresponds to our closing stock price on the deemed grant date (the measurement date for accounting purposes), as determined during our internal review of our past option granting practices.

(2)	The vesting dates and amounts for options granted to Mr. Bramanti that were unexercisable at December 31, 2007 are as follows: 100,000 options exercisable at $31.11 per share vested March 2, 2008; 100,000 options exercisable at $31.11 per share will vest on March 2, 2009; 100,000 options exercisable at $31.11 per share will vest on March 2, 2010; 150,000 options exercisable at $31.11 per share will vest on March 2, 2011; and up to 100,000 options exercisable at $31.11 per share will vest within ten days of March 2, 2011 based upon our achievement of average return on equity for the four-year period of 2007 through 2010.

(3)	The vesting dates and amounts for options granted to Mr. Ellis that were unexercisable at December 31, 2007 are as follows: 7,500 options exercisable at $16.80 per share vested on January 3, 2008; 16,666 options exercisable at $33.18 per share vested on April 10, 2008; 25,000 options exercisable at $28.53 per share will vest on September 28, 2008; 16,666 options exercisable at $31.92 per share will vest on December 31, 2008; 16,667 options exercisable at $33.18 per share will vest on April 10, 2009; 25,000 options exercisable at $28.53 per share will vest on September 28, 2009; and 16,667 options exercisable at $31.92 will vest on December 31, 2009.

(4)	The vesting dates and amounts for options granted to Mr. Molbeck that were unexercisable at December 31, 2007 are as follows: 66,666 options exercisable at $33.56 per share vested on March 23, 2008; 7,500 options exercisable at $24.47 per share vested on April 4, 2008; 37,500 options exercisable at $31.92 per share will vest on December 31, 2008; 66,668 options exercisable at $33.56 per share will vest on March 23, 2009; 7,500 options exercisable at $24.47 per share will vest on April 4, 2009; 37,500 options exercisable at $31.92 per share will vest on December 31, 2009; 7,500 options exercisable at $24.47 per share will vest on April 4, 2010; and 37,500 options exercisable at $31.92 per share will vest on December 31, 2010.

(5)	The vesting dates and amounts for options granted to Mr. Schell that were unexercisable at December 31, 2007 are as follows: 25,000 options exercisable at $31.92 per share will vest on June 30, 2008; 25,000 options exercisable at $28.53 per share will vest on September 28, 2008; 25,000 options exercisable at $31.92 per share will vest on June 30, 2009; 25,000 options exercisable at $28.53 per share will vest on September 28, 2009; 25,000 options exercisable at $31.92 per share will vest on June 30, 2010; and 25,000 options exercisable at $31.92 per share will vest on June 30, 2011.

(6)	The vesting dates and amounts for options granted to Mr. Kelbel that were unexercisable at December 31, 2007 are as follows: 25,000 options exercisable at $31.92 per share vested on February 28, 2008; 20,000 options exercisable at $28.53 per share will vest on September 28, 2008; 37,500 options exercisable at $23.83 per share will vest on December 31, 2008; 25,000 options exercisable at $31.92 per share will vest on February 28, 2009; 20,000 options exercisable at $28.53 per share will vest on September 28, 2009; 25,000 options exercisable at $31.92 per share will vest on February 28, 2010; 20,000 options exercisable at $28.53 per share will vest on September 28, 2010; and 25,000 options exercisable at $31.92 per share will vest on February 28, 2011.

(7)	The vesting dates and amounts for options granted to Mr. Cook that were unexercisable at December 31, 2007 are as follows: 20,000 options exercisable at $30.05 per share vested on January 4, 2008; 20,000 options exercisable at $25.88 per share will vest on July 22, 2008; 16,666 options exercisable at $31.92 per share will vest on December 31, 2008; 20,000 options exercisable at $30.05 per share will vest on January 4, 2009; 20,000 options exercisable at $25.88 per share will vest on July 22, 2009; 16,667 options exercisable at $31.92 per share will vest on December 31, 2009; 20,000 options exercisable at $30.05 per share will vest on January 4, 2010; 20,000 options exercisable at $25.88 per share will vest on July 22, 2010; and 20,000 options exercisable at $30.05 per share will vest on January 4, 2011.

2007 Option Exercises and Stock Vested Table

The following table contains information with respect to the options exercised by the Named Executive Officers during 2007. No stock awards to our named Executive Officers vested in 2007.

	Option Awards
	Number of
	Shares Acquired	Value Realized
	on Exercise	on Exercise
Name	(#)	($)(1)

Frank J. Bramanti	18,750	174,750
	18,750	203,438
Edward H. Ellis, Jr.	16,875	255,319
	58,125	857,904
John N. Molbeck, Jr.	—	—
Michael J. Schell	—	—
Craig J. Kelbel	37,500	271,609
Barry J. Cook	15,000	231,216
	60,000	1,034,664
	20,000	126,688

(1)	The value realized is calculated by multiplying the spread between the market price on the date of exercise and the exercise price of the option by the number of shares acquired on exercise.

2007 Non-qualified Deferred Compensation Plans

The following table contains information with respect to the non-qualified deferred compensation plans by the Named Executive Officers during 2007.

	Executive	Company	Aggregate		Aggregate	Aggregate
	Contributions in	Contributions in	Earnings		Withdrawals/	Balance at
	Last FY	Last FY	in Last FY		Distributions	Last FYE
Name	($)	($)	($)		($)	($)

Frank J. Bramanti	—	1,000,000	32,945	(1)	—	1,032,945
Edward H. Ellis, Jr.	—	—	—		—	—
John N. Molbeck, Jr.	—	294,702	5,573	(2)	—	300,275
Michael J. Schell	—	—	—		—	—
Craig J. Kelbel	—	—	—		—	—
Barry J. Cook	—	—	—		—	—

(1)	Of this amount, $8,393 is considered above-market earnings under SEC regulations and has been included in the Summary Compensation table, above. Earnings on deferred compensation are deemed above-market only if the rate exceeds 120% of the applicable federal long-term rate, with compounding.

(2)	Of this amount, $1,319 is considered above-market earnings under SEC regulations and has been included in the Summary Compensation table, above. Earnings on deferred compensation are deemed above-market only if the rate exceeds 120% of the applicable federal long-term rate, with compounding.

Deferred Compensation Plans

Each of Mr. Bramanti and Mr. Molbeck receives deferred compensation under his respective employment agreement. We have implemented the HCC Insurance Holdings, Inc. Nonqualified Deferred Compensation Plan for Frank J. Bramanti and the HCC Insurance Holdings, Inc. Nonqualified Deferred Compensation Plan for John N. Molbeck, Jr. under which this deferred compensation is paid. The terms of the plans, which are substantially identical except as noted below, are as follows. The eligible participant under each plan is the individual executive named in the plan, but only for so long as he remains an employee of HCC. Monthly contributions are credited to the participant’s account in an amount equal to one-twelfth of the annual deferred compensation under the executive’s employment agreement, and the Compensation Committee may also permit additional discretionary contributions. The amount credited to the executive’s account will accrue earnings, which shall compound monthly, at the executive’s election at one of the following rates: the prime rate, the rate of return on HCC common stock, or the rate of return on the S&P 500. Payment of the executive’s account balance will occur within 30 days of the executive’s separation from service with HCC and will be payable to the executive (or in the event of the executive’s death, to the executive’s beneficiary) in a single lump sum. Each plan is administered by our Compensation Committee. No separate trust or fund shall be created, and all benefits payable under the plans will be paid from HCC’s general assets.

Employment Agreements and Potential Payments Upon Termination or Change in Control

We have entered into employment agreements with our Chief Executive Officer, Principal Financial Officer and the other Named Executive Officers listed below. The employment agreements set forth the general terms and conditions of each executive officer’s employment. Each of the executives has the right to voluntarily terminate his employment at any time.

We do not maintain a separate severance plan for our Named Executive Officers. Severance benefits for our Named Executive Officers are limited to those as set forth in the respective Named Executive Officer’s employment agreement.

The following summarizes the terms of each of these agreements:

Frank J. Bramanti

General.  According to the terms of the Employment Agreement entered into on April 12, 2007, which is effective as of January 1, 2007, Mr. Bramanti serves as our Chief Executive Officer. Mr. Bramanti’s employment agreement expires on December 31, 2010. Mr. Bramanti will receive an annual salary of $1,950,000 (consisting of a base salary of $950,000 and deferred compensation of $1,000,000). In addition, Mr. Bramanti will be eligible to receive bonus compensation under the 2007 Incentive Compensation Plan. Mr. Bramanti and his qualified beneficiaries are entitled to extended medical coverage. These extended medical benefits are to be provided at company expense. The benefits are to last until, in general, the later of Mr. Bramanti or his spouse dies or, in the case of Mr. Bramanti’s qualified beneficiaries, the date such person would cease to be eligible for coverage under our group health plan had Mr. Bramanti remained an employee through the date the coverage lapses. He is also entitled to supplementary term life insurance of $5,000,000 at the company’s expense. Mr. Bramanti’s employment agreement also contains a provision under which he agrees to provide consulting services for six months after the termination of the agreement on December 31, 2010 for the sum of $300,000. If the agreement is terminated, Mr. Bramanti has agreed to certain provisions relating to non-competition, confidentiality and non-solicitation of customers and employees.

Benefits Upon the Occurrence of Certain Termination Events.  In the event Mr. Bramanti’s employment is terminated as a result of his death or disability, he or his estate, as the case may be, will receive his accrued salary and unreimbursed expenses through the date of termination and monthly payments in an aggregate amount equal to base salary and deferred compensation for the lesser of 18 months or the remainder of the term. In the event Mr. Bramanti’s employment is terminated by us without “Cause,” or by Mr. Bramanti for “Good Reason” or for any reason other than “Cause” after a “Change in Control,” in each such case as set forth in the employment agreement, Mr. Bramanti is entitled to payment of a lump sum equal to his base salary and deferred compensation for the remainder of the term and the Consulting Period, as well as benefits for the remainder of the term and all accrued compensation and benefits through the termination date. If his employment is terminated by us for “Cause” or by Mr. Bramanti without “Good Reason,” he is entitled to all accrued compensation and benefits through the date of termination. Mr. Bramanti’s medical coverage at company expense continues for the period specified above under any termination event.

Edward H. Ellis, Jr.

General.  According to the terms of his Employment Agreement effective as of March 1, 2007, Mr. Ellis serves as Executive Vice President and Chief Financial Officer of HCC. Mr. Ellis’s employment agreement expires on December 31, 2009. He will receive a salary of $525,000 in 2008 and $550,000 in 2009. Mr. Ellis will be eligible to receive bonus compensation under the 2007 Incentive Compensation Plan. Mr. Ellis and his qualified beneficiaries are entitled to extended medical coverage after termination of Mr. Ellis’s employment. These extended medical benefits are to be provided at company expense. The benefits are to last, in general, in the case of Mr. Ellis and his spouse, until Mr. Ellis or his spouse becomes eligible for Medicare, or, in the case of Mr. Ellis’s qualified beneficiaries, until the date such person would have ceased to be eligible for coverage under our group health plan had Mr. Ellis remained an employee through the date such coverage lapses. If the agreement is terminated, Mr. Ellis has agreed to certain provisions relating to non-competition, confidentiality and non-solicitation of customers and employees.

Benefits upon the Occurrence of Certain Termination Events.  In the event Mr. Ellis’s employment is terminated as a result of his death or disability, he or his estate, as the case may be, will receive his accrued salary and unreimbursed expenses through the date of termination, a discounted lump sum cash payment equal to Mr. Ellis’s base salary for the lesser of 18 months or the remainder of the term, a discounted lump sum cash payment in lieu of benefits other than medical equal to $1,350 times the lesser 18 months or the remainder of the term, consideration for a bonus payment and continuing medical benefits as described above. In the event Mr. Ellis’s employment is terminated by HCC without “Cause,” by Mr. Ellis for “Good Reason” or by Mr. Ellis after a “Change in Control,” in each such case as set forth in the agreement, Mr. Ellis will be entitled to receive his accrued salary and unreimbursed expenses through the date of termination, a discounted lump sum cash payment equal to the amount of base salary that would have been payable for the remainder of the term, a discounted lump sum cash payment in lieu of benefits other than medical equal to $1,350 times the months remaining in the term and continuing medical benefits as described above. Mr. Ellis may terminate on a Change of Control if within 12 months of a Change in Control of HCC, there is a material change in the nature or status of Mr. Ellis’s duties or responsibilities. In the event Mr. Ellis’s employment is terminated for “Cause” or by Mr. Ellis without “Good Reason,” Mr. Ellis will be entitled to receive his accrued salary and unreimbursed expenses through the date of termination.

John N. Molbeck, Jr.

General.  According to the terms of his Employment Agreement effective as of March 1, 2007, Mr. Molbeck serves as President and Chief Operating Officer of HCC. Mr. Molbeck’s employment agreement expires on December 31, 2010. He will receive an annual salary of $1,350,000 (consisting of a base salary of $1,000,000 and deferred compensation of $350,000). If Mr. Molbeck is not a participant under our 2007 Incentive Compensation Plan, he is eligible for a discretionary bonus to be determined by our Compensation Committee. Mr. Molbeck and his qualified beneficiaries are entitled to extended medical coverage after termination of Mr. Molbeck’s employment. These extended medical benefits are to be provided at company expense. The benefits are to last until, in general, the later of the date Mr. Molbeck or his spouse dies or, in the case of Mr. Molbeck’s qualified beneficiaries, the date such person would cease to be eligible for coverage under our group health plan had Mr. Molbeck remained an employee through the date such coverage lapses. Mr. Molbeck is also entitled to certain other perquisites, including a car allowance, reimbursement for estate planning expenses, supplementary term life insurance of $1,000,000 at Company expense and personal travel on the corporate aircraft. The agreement provides that upon termination for any reason, Mr. Molbeck will serve HCC as a consultant for a period of six years and nine months and receive an annual consulting fee of $256,200. Mr. Molbeck’s right to receive the annual consulting fees were vested at the inception of his employment agreement, and such fees remain payable in the event of Mr. Molbeck’s death or disability. We agreed to this consulting arrangement during Mr. Molbeck’s previous employment agreement with us and continued to be obligated by it; therefore, we included the provision in his new employment agreement. If the agreement is terminated, Mr. Molbeck has agreed to certain provisions relating to non-competition, confidentiality and non-solicitation of customers and employees.

Benefits upon the Occurrence of Certain Termination Events.  In the event Mr. Molbeck’s employment is terminated as a result of his death or disability, he or his estate, as the case may be, will receive his accrued salary and unreimbursed expenses through the date of termination, a discounted lump sum cash payment equal to

Mr. Molbeck’s base salary and deferred compensation for the lesser of 18 months or the remainder of the term, a discounted amount equal to the consulting fees that would have been paid to Mr. Molbeck had he retired on the expiration date and provided the consulting services under the agreement, continuing medical benefits as described above, consideration for a bonus payment, and a discounted lump sum cash payment in lieu of benefits other than medical equal to $4,650 times: in the event of disability, the number of months remaining in the term; and, in the event of death, the lesser of 18 months or the number of months remaining in the term. In the event his employment agreement is terminated by HCC without “Cause,” by Mr. Molbeck for “Good Reason” or by Mr. Molbeck after a “Change in Control,” in each such case as set forth in the employment agreement, Mr. Molbeck will be entitled to receive his accrued salary and unreimbursed expenses through the date of termination, a discounted lump sum cash payment equal to his base salary and deferred compensation for the greater of 12 months or the remainder of the term, a discounted lump sum cash payment in lieu of benefits other than medical equal to $4,650 times the remaining number of months in the term, continuing medical benefits as described above, consideration for a bonus payment under our 2007 Incentive Compensation Plan if he is a participant in that plan or a discretionary bonus if he is not a participant, and, if applicable after a Change in Control, reimbursement for any excise tax under Section 4999 of the Internal Revenue Code. Mr. Molbeck may terminate his employment for any reason within 180 days of a Change of Control. In the event Mr. Molbeck’s employment is terminated for “Cause” or by Mr. Molbeck without “Good Reason,” Mr. Molbeck will be entitled to receive his accrued salary and unreimbursed expenses through the date of termination and continuing medical benefits.

Michael J. Schell

General.  According to the terms of his Employment Agreement effective as of June 1, 2007, Mr. Schell serves as Executive Vice President of HCC and President and Chief Executive Officer of Houston Casualty Company. Mr. Schell oversees our domestic property and casualty operations. His employment agreement expires on June 30, 2011. Mr. Schell receives a salary of $612,000 each year during the term of the agreement. If Mr. Schell is not a participant under our 2007 Incentive Compensation Plan, he is eligible for a discretionary bonus to be determined by our Compensation Committee. Mr. Schell and his qualified beneficiaries are entitled to extended medical coverage after termination of Mr. Schell’s employment. These extended medical benefits are to be provided at company expense. The benefits are to last, in general, in the case of Mr. Schell and his spouse, until Mr. Schell or his spouse becomes eligible for Medicare, or, in the case of Mr. Schell’s qualified beneficiaries, until the date such person would have ceased to be eligible for coverage under our group health plan had Mr. Schell remained an employee through the date such coverage lapses. We have also agreed to provide life and accidental death insurance policies at company expense. If the agreement is terminated, Mr. Schell has agreed to certain provisions relating to non-competition, confidentiality and non-solicitation of customers and employees.

Benefits upon the Occurrence of Certain Termination Events.  Mr. Schell’s rights upon termination of his employment are similar to those provided to Mr. Ellis, except that his monthly cash payment in lieu of benefits other than medical is $1,600.

Craig J. Kelbel

General.  According to the terms of his Employment Agreement effective as of March 1, 2007, Mr. Kelbel acts as Executive Vice President of HCC and President and Chief Executive Officer of HCC Life Insurance Company. Mr. Kelbel oversees our domestic life, accident and health operations. His employment agreement expires on February 28, 2011. Mr. Kelbel receives a salary of $612,000 each year during the term of the agreement. If Mr. Kelbel is not a participant under our 2007 Incentive Compensation Plan, he is eligible for a discretionary bonus to be determined by our Compensation Committee. Mr. Kelbel and his qualified beneficiaries are entitled to extended medical coverage after termination of Mr. Kelbel’s employment. These extended medical benefits are to be provided at company expense. The benefits are to last, in general, in the case of Mr. Kelbel and his spouse, until Mr. Kelbel or his spouse becomes eligible for Medicare, or, in the case of Mr. Kelbel’s qualified beneficiaries, until the date such person would have ceased to be eligible for coverage under our group health plan had Mr. Kelbel remained an employee through the date such coverage lapses. Mr. Kelbel is also entitled to certain other perquisites, including country club dues and a company-provided apartment. The agreement provides that upon Mr. Kelbel’s retirement after January 1, 2010 or upon termination for any reason other than “Cause,” Mr. Kelbel will serve HCC as a consultant for a period equal to the number of whole years after January 1, 2002 in which Mr. Kelbel was a full-time employee of HCC and will receive an annual consulting fee of $75,000. If the employment agreement is terminated, Mr. Kelbel has agreed to certain provisions relating to non-competition, confidentiality and non-solicitation of customers and employees.

Benefits upon the Occurrence of Certain Termination Events.  Mr. Kelbel’s rights upon termination of his employment upon death or disability are similar to those provided to Mr. Ellis, except that his monthly cash payment in lieu of benefits other than medical is $2,200. Mr. Kelbel’s rights upon termination of his employment by HCC without “Cause,” by Mr. Kelbel for “Good Reason” or by Mr. Kelbel after a “Change in Control,” are similar to those provided to Mr. Ellis, except that his monthly cash payment in lieu of benefits other than medical is $2,200 and except that in addition to other benefits, Mr. Kelbel is entitled to a discounted lump sum cash payment in an amount equal to the total consulting fees that would have been payable had Mr. Kelbel retired on the expiration date of the agreement and provided consulting services as set forth in the employment agreement.

Barry J. Cook

According to the terms of his Service Agreement effective as of January 1, 2006, Mr. Cook serves as an Executive Vice President of HCC and Chief Executive Officer of HCC Insurance Holdings (International) Limited and oversees our international operations. Mr. Cook’s employment agreement expires on December 31, 2008. Either party may terminate the agreement without cause on six month’s notice; provided, however, that in the event we terminate the agreement without cause, we must pay Mr. Cook salary and benefits through the end of the term. Mr. Cook received a salary of $859,202 in 2007 (which amount includes $115,089 he elected to receive as salary rather than as a contribution to a defined contribution retirement plan) and will receive $793,720 in 2008. In addition, Mr. Cook is eligible for a discretionary bonus. Additional compensation under the agreement includes an annual contribution in the amount of $115,089 into a defined contribution retirement plan (which at Mr. Cook’s election may be received as salary instead), car allowance in the amount of $35,717, supplemental medical, and company-provided life insurance. If the agreement is terminated, Mr. Cook has agreed to certain provisions relating to non-competition, confidentiality and non-solicitation of customers and employees. All compensation totals for Mr. Cook have been converted to U.S. dollars from British pounds sterling at the rate of 1.9843, the Federal Reserve Bank of New York noon buying rate on December 31, 2007, the last trading day of the year. For forward-looking amounts, such exchange rate is subject to fluctuation.

Potential Payments on Termination Following Certain Termination Events

The following sets forth the incremental compensation that would be payable by us to each of our Named Executive Officers in the event of the Named Executive Officer’s termination of employment with us under various scenarios, which we refer to as “termination events,” including the Named Executive Officer’s voluntary resignation, involuntary termination for “Cause,” involuntary termination without “Cause,” termination by the executive for “Good Reason,” termination in connection with a “Change in Control,” termination in the event of “Disability,” termination in the event of death, and termination in the event of retirement, where each of these defined terms has the meaning ascribed to it in the respective executive’s employment agreement. In accordance with applicable SEC rules, the following discussion assumes:

•	that the termination event in question occurred on December 31, 2007, the last business day of 2007; and

•	with respect to calculations based on our stock price, we used $28.68, which was the reported closing price of our common stock on December 31, 2007.

The analysis contained in this section does not consider or include payments made to a Named Executive Officer with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation, in favor of our executive officers and that are available generally to all salaried employees, such as our 401(k) plan. The actual amounts that would be paid upon a Named Executive Officer’s termination of employment can only be determined at the time of such executive officer’s termination. Due to the number of factors that affect the nature and amount of any compensation or benefits provided upon the termination events, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, our stock price at such time, the 90-day Treasury bill rate used to discount payments and the executive officer’s age and service.

Each Named Executive Officer is party to an employment agreement with us and to equity award agreements relating to options granted under our 2001 Flexible Incentive Plan and our 2004 Flexible Incentive Plan. These agreements and plans may provide that a Named Executive Officer is entitled to additional consideration in the event of a termination event. All of the Named Executive Officers’ employment agreements provide for a cash payment in the event of termination without Cause or for Good Reason.

Following is a discussion and related disclosure on potential payments on a Change in Control for each of our Named Executive Officers.

Each table below indicates the amount of compensation payable by us to the applicable Named Executive Officer including: cash severance, consulting fee payments, bonus payments, continuation of health coverage, stock option awards, and excise tax gross-up for amounts due under Section 280G and 4999 of the Internal Revenue Code (“Gross-Up”), upon different termination events.

Frank J. Bramanti.  In addition to the amounts listed below, Mr. Bramanti is entitled to all accrued compensation, unreimbursed expenses and other benefits through the date of termination in the event of his termination.

			Involuntary	Termination in
			Termination	Connection with
			by HCC without	Change in
		Involuntary	Cause or by Executive	Control (without	Termination in	Termination in	Termination in
	Voluntary	Termination	for Good	Cause or for	the Event of	the Event of	the Event of
	Resignation	for Cause	Reason	Good Reason)	Disability	Death	Retirement
Element	($)	($)	($)	($)	($)	($)	($)

Cash Severance Payment(1)	—	—	6,825,000	6,825,000	2,925,000	2,925,000	—
Consulting Fee Payment(2)	—	—	—	—	—	—	—
Bonus Payment(3)	1,950,000	1,950,000	1,950,000	1,950,000	1,950,000	1,950,000	1,950,000
Continued Health Coverage(4)	958,100	958,100	958,100	958,100	958,100	595,756	958,100
Stock Option Awards(5)	—	—	—	—	—	—	—

Total	2,908,100	2,908,100	9,733,100	9,733,100	5,833,100	5,470,756	2,908,100

(1)	In the event of termination without Cause, termination for Good Reason, or termination in connection with a Change in Control, Mr. Bramanti will receive a lump sum equal to base salary and deferred compensation for the remainder of the employment agreement term and a consulting period of six months. In the event of termination due to Disability or death, Mr. Bramanti or his estate, as applicable, will receive monthly payments in an aggregate amount equal to base salary and deferred compensation for the lesser of 18 months or the remainder of the term.

(2)	Mr. Bramanti will be retained as a consultant if he is still employed by us on December 31, 2010 and if he ceases to be an employee at that date other than as a result of termination for Cause.

(3)	Under the terms of our 2007 Incentive Compensation Plan, Mr. Bramanti is entitled to payment of any bonus earned as of December 31, 2007 if he terminates employment for any reason before the bonus is paid. However, the Compensation Committee retains the authority to reduce the bonus to any amount, including to zero, until it is actually paid. Therefore, amounts in this row represent an estimate of the potential bonus payable to Mr. Bramanti based on the actual bonus paid for 2007 and assuming the Compensation Committee would not use its negative authority to reduce the bonus.

(4)	Mr. Bramanti is entitled to receive medical coverage for life (or through his spouse’s life if longer) and for his children through the age of 25 years in the event of termination for any reason. The following assumptions were used to calculate the value in the above table relating to his benefit: continuation of coverage for 34 years,

4.67% annual medical coverage rate of inflation and initial average annual cost of coverage of $14,282 per year. The 1996 US Annuity Basic tables #884 and #885 were used for all mortality calculations.

(5)	The acceleration of vesting of stock options, if any, is governed under the terms of Mr. Bramanti’s various option agreements governing the grants. In general, all option grants will vest if Mr. Bramanti’s employment is terminated in the event of Disability or death. Under certain of Mr. Bramanti’s option grant agreements, covering options he received when he was a non-employee director of HCC, his options will vest upon his involuntary termination without Cause or for Good Reason. The table above shows no amount of intrinsic value for unvested options as of December 31, 2007 that would have accelerated vesting upon the termination event because the exercise price of all such options is above HCC’s closing stock price as of December 31, 2007.

Edward H. Ellis, Jr. In addition to the amounts listed below, Mr. Ellis is entitled to all accrued compensation, unreimbursed expenses and other benefits through the date of termination in the event of his termination.

			Involuntary	Termination in
			Termination	Connection with
			by HCC without	Change in
		Involuntary	Cause or	Control (without	Termination in	Termination in	Termination in
	Voluntary	Termination	by Executive for Good	Cause or for	the Event of	the Event of	the Event of
	Resignation	for Cause	Reason	Good Reason)	Disability	Death	Retirement
Element	($)	($)	($)	($)	($)	($)	($)

Cash Severance Payment(1)	—	—	1,032,400	1,032,400	774,300	774,300	—
Bonus Payment(2)	500,000	500,000	500,000	500,000	500,000	500,000	500,000
Continued Health Coverage(3)	—	—	16,798	16,798	16,798	8,107	16,798
Stock Option Awards(4)	—	—	89,100	89,100	96,600	96,600	—

Total	500,000	500,000	1,638,298	1,638,298	1,387,698	1,379,007	516,798

(1)	In the event of termination without Cause, termination for Good Reason, or termination in connection with a Change in Control, Mr. Ellis will receive a discounted lump sum equal to (i) base salary for the remainder of the employment agreement term, plus (ii) an amount, in lieu of benefits other than medical, equal to $1,350 times the number of months remaining in the term. In the event of termination due to Disability or death, Mr. Ellis or his estate, as applicable, will receive a discounted lump sum equal to (i) base salary for the lesser of 18 months or the remaining term of the employment agreement, plus (ii) an amount, in lieu of benefits other than medical, equal to $1,350 times the lesser of 18 months or the remaining term of the employment agreement. The values included in the table above relating to cash severance payments are the total amount, with no discount applied.

(2)	Under the terms of our 2007 Incentive Compensation Plan, Mr. Ellis is entitled to payment of any bonus earned as of December 31, 2007 if he terminates employment for any reason before the bonus is paid. However, the Compensation Committee retains the authority to reduce the bonus to any amount, including to zero, until it is actually paid. Therefore, amounts in this row represent an estimate of the potential bonus payable to Mr. Ellis based on the actual bonus paid for 2007 and assuming the Compensation Committee would not use its negative authority to reduce the bonus.

(3)	In the event of termination of the agreement for any reason other than voluntary termination, or termination for Cause, Mr. Ellis and/or his qualified beneficiaries are entitled to receive continued health coverage through COBRA at company expense for as long as such coverage is available and thereafter shall receive reimbursement for a comparable individual policy or for coverage through an employer plan for a period commencing on the date COBRA coverage ends and ending on, (i) in the case of Mr. Ellis or his spouse, the dates he or she becomes eligible for Medicare or, (ii) in the case of Mr. Ellis’s qualified beneficiaries, the dates they would have ceased to be eligible for coverage under our health plans had Mr. Ellis remained an employee of the company. The following assumptions were used to calculate the value in the above table relating to his benefit: 4.48% annual medical coverage rate of inflation and initial average annual cost of coverage of $10,162 per year.

(4)	The acceleration of vesting of stock options, if any, is governed under the terms of Mr. Ellis’s various option agreements governing the grants. In general, all option grants will vest if Mr. Ellis’s employment is terminated in the event of Disability or death. In addition, under certain of Mr. Ellis’s option agreements, options will vest in the event of involuntary termination without Cause, termination for Good Reason, or termination in connection with a Change in Control. Amounts in the table above represent the intrinsic value of unvested options as of December 31, 2007 that have accelerated vesting upon the termination event where the exercise prices of such options is below HCC’s closing price stock price on December 31, 2007.

John N. Molbeck, Jr. In addition to the amounts listed below, Mr. Molbeck is entitled to all accrued compensation, unreimbursed expenses and other benefits through the date of termination in the event of his termination.

			Involuntary
			Termination
			by HCC	Termination in
			without	Connection with
			Cause or	Change in
		Involuntary	by Executive	Control (without	Termination in	Termination in	Termination in
	Voluntary	Termination	for Good	Cause or for	the Event of	the Event of	the Event of
	Resignation	for Cause	Reason	Good Reason)	Disability	Death	Retirement
Element	($)	($)	($)	($)(1)	($)	($)	($)

Cash Severance Payment(2)	—	—	4,217,400	4,217,400	2,192,400	2,108,700	—
Consulting Fee Payment(3)	—	—	—	—	1,729,350	1,729,350	—
Bonus Payment(4)	2,500,000	2,500,000	2,500,000	2,500,000	2,500,000	2,500,000	2,500,000
Continued Health Coverage(5)	520,848	520,848	520,848	520,848	520,848	304,212	520,848
Stock Option Awards(6)	—	—	94,725	94,725	94,725	94,725	—
280G Excise Gross-Up(7)	—	—	—	2,560,061	—	—	—

Total	3,020,848	3,020,848	7,332,973	9,893,034	7,037,323	6,736,987	3,020,848

(1)	Mr. Molbeck may terminate his employment within 180 days following a Change in Control for any reason (or no reason). A showing of Good Reason is not needed to be eligible to receive the above benefits.

(2)	In the event of termination without Cause, for Good Reason or in connection with a Change in Control, Mr. Molbeck will receive a discounted lump sum equal to base salary and deferred compensation for the greater of 12 months or the remainder of the employment term, plus an amount, in lieu of benefits other than medical, equal to $4,650 times the number of months remaining in the term. In the event of termination due to Disability or death, Mr. Molbeck or his estate, as applicable, will receive a discounted lump sum equal to base salary and deferred compensation for the lesser of 18 months or the remaining term of the employment agreement, plus an amount, in lieu of benefits other than medical, equal to $4,650 times (x) in the event of disability, the number of months remaining in the term of the employment agreement, or (y) in the event of death, the lesser of 18 months or the number of months remaining in the term of the employment agreement. The values included in the table above relating to cash severance payments are the total amount, with no discount applied.

(3)	In the event of termination due to Disability or death, Mr. Molbeck or his estate, as applicable, will receive a discounted lump sum equal to the consulting fee that would have been payable during the consulting period had Mr. Molbeck retired on the expiration date of the employment agreement and provided consulting services for the entire consulting period. The value included in the table is equal to the total amount of consulting fee payments over the consulting period, with no discount applied. In addition, in the event of termination for any other reason, although no payment will be due at termination, we have agreed to retain Mr. Molbeck as a consultant for six years and nine months after the date of such termination.

(4)	Under the terms of our 2007 Incentive Compensation Plan, Mr. Molbeck is entitled to payment of any bonus earned as of December 31, 2007 if he terminates employment for any reason before the bonus is paid. However, the Compensation Committee retains the authority to reduce the bonus to any amount, including to zero, until it is actually paid. Therefore, amounts in this row represent an estimate of the potential bonus payable to Mr. Molbeck based on the actual bonus paid for 2007 and assuming the Compensation Committee would not use its negative authority to reduce the bonus.

(5)	In the event of termination of the agreement for any reason, Mr. Molbeck and/or his qualified beneficiaries are entitled to receive continued health coverage through COBRA at company expense for as long as such coverage is available and thereafter shall receive reimbursement for a comparable individual policy or for coverage through an employer plan for a period commencing on the date COBRA coverage ends and ending on, (i) in the case of Mr. Molbeck or his spouse, the date he or she dies or, (ii) in the case of Mr. Molbeck’s qualified beneficiaries, the dates they would have ceased to be eligible for coverage under our health plans had Mr. Molbeck remained an employee of the company. The following assumptions were used to calculate the value in the above table relating to this benefit: continuation of coverage for 26 years, 4.67% annual medical coverage rate of inflation and initial average annual cost of coverage of $10,162 per year. The 1996 US Annuity Basic tables #884 and #885 were used for all mortality calculations.

(6)	The acceleration of vesting of stock options, if any, is governed under the terms of Mr. Molbeck’s various option agreements governing the grants. All options granted will vest in the event of involuntary termination without Cause, termination for Good Reason, termination in connection with a Change in Control, termination in the event of Disability, or termination in the event of death. Amounts in the table above represent the intrinsic value of unvested options as of December 31, 2007 that have accelerated vesting upon the termination event where the exercise prices of such options is below HCC’s closing price stock price on December 31, 2007.

(7)	Mr. Molbeck is eligible to receive a Gross-Up payment in the event he is subject to 280G excise tax.

Michael J. Schell In addition to the amounts listed below, Mr. Schell is entitled to all accrued compensation, unreimbursed expenses and other benefits through the date of termination in the event of his termination.

			Involuntary
			Termination
			by HCC	Termination in
			without	Connection with
			Cause or	Change in
		Involuntary	by Executive	Control (without	Termination in	Termination in	Termination in
	Voluntary	Termination	for Good	Cause or for	the Event of	the Event of	the Event of
	Resignation	for Cause	Reason	Good Reason)	Disability	Death	Retirement
Element	($)	($)	($)	($)	($)	($)	($)

Cash Severance Payment(1)	—	—	2,209,200	2,209,200	946,800	946,800	—
Bonus Payment(2)	367,200	367,200	367,200	367,200	367,200	367,200	367,200
Continued Health Coverage(3)	—	—	87,517	87,517	87,517	48,172	87,517
Stock Option Awards(4)	—	—	7,500	7,500	7,500	7,500	—

Total	367,200	367,200	2,671,417	2,671,417	1,409,017	1,369,672	454,717

(1)	In the event of termination without Cause, termination for Good Reason, or termination in connection with a Change in Control, Mr. Schell will receive a discounted lump sum equal to (i) base salary for the remainder of the employment agreement term plus (ii) an amount, in lieu of benefits other than medical, equal to $1,600 times the number of months remaining in the term. In the event of termination due to Disability or death, Mr. Schell or his estate, as applicable, will receive a discounted lump sum equal to (i) base salary for the lesser of 18 months or the remaining term of the employment agreement, plus (ii) an amount, in lieu of benefits other than medical, equal to $1,600 times the lesser of 18 months or the remaining term of the employment agreement. The values included in the table above relating to cash severance payments are the total amount, with no discount applied.

(2)	Under the terms of our 2007 Incentive Compensation Plan, Mr. Schell is entitled to payment of any bonus earned as of December 31, 2007 if he terminates employment for any reason before the bonus is paid. However, the Compensation Committee retains the authority to reduce the bonus to any amount, including to zero, until it is actually paid. Therefore, amounts in this row represent an estimate of the potential bonus payable to Mr. Schell based on the actual bonus paid for 2007 and assuming the Compensation Committee would not use its negative authority to reduce the bonus.

(3)	In the event of termination of the agreement for any reason other than voluntary termination or termination for Cause, Mr. Schell and/or his qualified beneficiaries are entitled to receive continued health coverage through COBRA at company expense for as long as such coverage is available and thereafter shall receive reimbursement for a comparable individual policy or for coverage through an employer plan for a period commencing on the date COBRA coverage ends and ending on, (i) in the case of Mr. Schell or his spouse, the dates he or she becomes eligible for Medicare or, (ii) in the case of Mr. Schell’s qualified beneficiaries, the dates they would have ceased to be eligible for coverage under our health plans had Mr. Schell remained an employee of the company. The following assumptions were used to calculate the value in the above table relating to his benefit: 4.48% annual medical coverage rate of inflation and initial average annual cost of coverage of $10,162 per year.

(4)	The acceleration of vesting of stock options, if any, is governed under the terms of Mr. Schell’s various option agreements governing the grants. In general, all option grants will vest if Mr. Schell’s employment is terminated in the event of Disability or death. In addition, under certain of Mr. Schell’s option agreements, options will vest in the event of involuntary termination without Cause, termination for Good Reason, or termination in connection with a Change in Control. Amounts in the table above represent the intrinsic value of unvested options as of December 31, 2007 that have accelerated vesting upon the termination event where the exercise price of such options is below HCC’s closing common stock price on December 31, 2007.

Craig J. Kelbel.  In addition to the amounts listed below, Mr. Kelbel is entitled to all accrued compensation, unreimbursed expenses, and other benefits through the date of termination in the event of his termination.

			Involuntary
			Termination	Termination in
			by HCC	Connection with
			without	Change in
		Involuntary	Cause or	Control (without	Termination in	Termination in	Termination in
	Voluntary	Termination	by Executive for Good	Cause or for	the Event of	the Event of	the Event of
	Resignation	for Cause	Reason	Good Reason)	Disability	Death	Retirement
Element	($)	($)	($)	($)	($)	($)	($)

Cash Severance Payment(1)	—	—	2,021,600	2,021,600	957,600	957,600	—
Consulting Fee Payment(2)	—	—	675,000	675,000	—	—	—
Bonus Payment(3)	367,200	367,200	367,200	367,200	367,200	367,200	367,200
Continued Health Coverage(4)	—	—	74,346	74,346	74,346	—	74,346
Stock Option Awards(5)	—	—	—	—	190,875	190,875	—

Total	367,200	367,200	3,138,146	3,138,146	1,590,021	1,515,675	441,546

(1)	In the event of termination without Cause, termination for Good Reason, or termination in connection with a Change in Control, Mr. Kelbel will receive a discounted lump sum equal to (i) base salary for the remainder of the employment agreement term, plus (ii) an amount, in lieu of benefits other than medical, equal to $2,200 times the number of months remaining in the term. In the event of termination due to Disability or death, Mr. Kelbel or his estate, as applicable, will receive a discounted lump sum equal to (i) base salary for the lesser of 18 months or the remaining term of the employment agreement, plus (ii) an amount, in lieu of benefits other than medical, equal to $2,200 times the lesser of 18 months or the remaining term of the employment agreement. The values included in the table above relating to cash severance payments are the total amount, with no discount applied.

(2)	In the event of termination without Cause, termination for Good Reason, or termination in connection with a Change in Control, Mr. Kelbel will receive a discounted lump sum equal to $75,000 times nine (which equals the number of whole years Mr. Kelbel would have worked for the company between January 1, 2002 and the expiration date of his agreement). The values included in the table above relating to cash payments for consulting are the total amount, with no discount applied.

(3)	Under the terms of our 2007 Incentive Compensation Plan, Mr. Kelbel is entitled to payment of any bonus earned as of December 31, 2007 if he terminates employment for any reason before the bonus is paid. However, the Compensation Committee retains the authority to reduce the bonus to any amount, including to zero, until it is actually paid. Therefore, amounts in this row represent an estimate of the potential bonus payable to Mr. Kelbel based on the actual bonus paid for 2007 and assuming the Compensation Committee would not use its negative authority to reduce the bonus.

(4)	In the event of termination of the agreement for any reason other than voluntary termination by Mr. Kelbel or termination for Cause, Mr. Kelbel and/or his qualified beneficiaries are entitled to receive continued health coverage through COBRA at company expense for as long as such coverage is available and thereafter shall receive reimbursement for a comparable individual policy or for coverage through an employer plan for a period commencing on the date COBRA coverage ends and ending on, (i) in the case of Mr. Kelbel or his spouse, the dates he or she becomes eligible for Medicare coverage or, (ii) in the case of Mr. Kelbel’s qualified beneficiaries, the dates they would have ceased to be eligible for coverage under our health plans had Mr. Kelbel remained an employee of the company. The following assumptions were used to calculate the value in the above table relating to his benefit: 4.48% annual medical coverage rate of inflation and initial average annual cost of coverage of $5,234 per year.

(5)	The acceleration of vesting of stock options, if any, is governed under the terms of Mr. Kelbel’s various option agreements governing the grants. In general, all option grants will vest if Mr. Kelbel’s employment is terminated in the event of Disability or death. Amounts in the table above represent the intrinsic value of unvested options as of December 31, 2007 that have accelerated vesting upon the termination event where the exercise price of such options is below HCC’s closing stock price on December 31, 2007.

Barry J. Cook.  In addition to the amounts listed below, Mr. Cook is entitled to all accrued compensation, unreimbursed expenses and other benefits through the date of termination in the event of his termination.

				Termination in
				Connection with
			Involuntary	Change in
		Involuntary	Termination	Control (without	Termination in	Termination in	Termination in
	Voluntary	Termination	without	Cause or for	the Event of	the Event of	the Event of
	Resignation	for Cause	Cause	Good Reason)	Disability	Death	Retirement
Element	($)	($)(1)	($)(2)	($)	($)(3)	($)	($)

Cash Severance Payment(4)	—	—	908,809	908,809	—	—	—
Continued Health Coverage(5)	—	—	3,830	3,830	—	—	—
Stock Option Awards(6)	—	—	—	—	168,000	168,000	—
Other(7)	—	—	72,921	72,921	—	—	—

Total	—	—	985,560	985,560	168,000	168,000	—

(1)	“For Cause” termination is not defined in Mr. Cook’s service agreement. However, under the agreement, Mr. Cook may be subject to summary termination upon the occurrence of certain events, which are set forth in detail in the service agreement.

(2)	Mr. Cook’s service agreement is terminable by either party on six months’ notice. However, if we terminate Mr. Cook’s service agreement for any reason that is not cause for summary termination under the service agreement, then Mr. Cook will receive his salary and benefits for the remainder of the term.

(3)	We may summarily terminate Mr. Cook’s service agreement if he becomes incapacitated from effectively performing his duties for a period of 180 days in any twelve-month period.

(4)	Mr. Cook will receive a lump sum equal to annual salary (including our contribution to his retirement plan, which Mr. Cook has elected to receive as salary) for the remainder of the service agreement term in the event we terminate Mr. Cook’s service agreement for any reason that is not cause for summary termination under the service agreement. The values included in the table above relating to cash severance payments are the total amount, with no discount.

(5)	Mr. Cook will receive medical coverage for the remainder of the service agreement term in the event we terminate Mr. Cook’s service agreement for any reason that is not cause for summary termination under the service agreement.

(6)	The acceleration of vesting of stock options, if any, is governed under the terms of Mr. Cook’s various option agreements governing the grants. In general, all option grants will vest if Mr. Cook’s employment is terminated in the event of his disability or death. Amounts in the table above represent the intrinsic value of unvested options as of December 31, 2007 that have accelerated vesting upon the termination event where the exercise price of such options is below HCC’s closing stock price on December 31, 2007.

(7)	Mr. Cook will receive benefits including a car allowance, supplemental medical, and company provided life insurance for the remainder of the service agreement term in the event we terminate Mr. Cook’s service agreement for any reason that is not cause for summary termination under the service agreement.

2007 Compensation of Directors

The table below summarizes the compensation paid by us to our non-employee directors. We also reimburse our directors for travel, lodging and related expenses incurred in attending Board or Committee meetings and for directors’ education programs and seminars.

				Nonqualified
	Fees Earned or			Deferred	All Other
	Paid in Cash	Stock Award	Option Award	Compensation	Compensation	Total
Name	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)

Patrick B. Collins(5)	116,000	80,000	977	—	—	196,977
James R. Crane(6)	97,000	80,000	977	—	—	177,977
J. Robert Dickerson(7)	249,000	80,000	977	—	—	329,977
Walter M. Duer(8)	115,000	80,000	50,294	116	—	245,410
James C. Flagg, Ph.D.(9)	141,500	80,000	977	—	—	222,477
Allan W. Fulkerson(10)	125,000	80,000	977	—	—	205,977
James E. Oesterreicher(11)	99,124	76,930	—	—	—	176,054
Michael A. F. Roberts(12)	144,500	80,000	977	—	—	225,477
Christopher J. B. Williams(13)	103,008	80,000	—	—	9,557	192,565

(1)	On May 10, 2007, each Independent Director serving at that time received a grant under our 2004 Flexible Incentive Plan of $80,000 in our common stock, which was 2,500 shares based on the closing price of our stock on the grant date of $32.00 per share. Mr. Oesterreicher received a grant of $76,930 (pro rata portion of the $80,000 annual grant) in our common stock when he joined our Board on May 24, 2007, which was 2,344 shares based on the closing price of our stock on the grant date of $32.82. All shares were fully vested on the grant date.

(2)	Stock options that were granted to our non-employee directors in prior years vest over periods of one to five years. This column includes the expense we recognized in our 2007 consolidated income statement under generally accepted accounting principles. For a discussion of the assumptions used in calculating the fair value of our option awards, refer to Note 10, Stock-Based Compensation, in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(3)	In 2007, Mr. Duer deferred $25,750 of fees earned under our Nonqualified Deferred Compensation Plan for Non-Employee Directors. Mr. Duer had $467 in total earnings on amounts deferred under the Plan. Of that amount, $116 is considered above-market earnings under SEC regulations. Earnings on deferred compensation are deemed above-market only if the rate exceeds 120% of the applicable federal long-term rate, with compounding.

(4)	This amount includes $7,684 for the aggregate incremental cost of personal use of the company aircraft and $1,873 to reimburse Mr. Williams for taxes incurred in connection with his personal use of corporate aircraft, at our request, to transport him and two members of his family from New York City to Houston and then to their residence in California. This transportation was necessary to enable Mr. Williams to attend a meeting of the Board’s Special Litigation Committee in Houston on short notice. The calculation includes the variable costs incurred as a result of personal flight activity, including a portion of ongoing maintenance and repairs, aircraft fuel, satellite communications and any travel expenses for the flight crew. It excludes non-variable costs, such as hangar expense, exterior paint, interior refurbishment and regularly scheduled inspections, which would have been incurred regardless of whether there was any personal use of aircraft.

(5)	At December 31, 2007, Mr. Collins had 87,500 options outstanding, of which 87,500 were exercisable.

(6)	Mr. Crane resigned from our Board on November 2, 2007. At December 31, 2007, he had no options outstanding.

(7)	At December 31, 2007, Mr. Dickerson had 87,500 options outstanding, of which 87,500 were exercisable.

(8)	At December 31, 2007, Mr. Duer had 66,750 options outstanding of which 51,750 were exercisable.

(9)	At December 31, 2007, Dr. Flagg had 66,250 options outstanding, of which 66,250 were exercisable.

(10)	At December 31, 2007, Mr. Fulkerson had 31,250 options outstanding, of which 31,250 were exercisable.

(11)	At December 31, 2007, Mr. Oesterreicher had no options outstanding.

(12)	At December 31, 2007, Mr. Roberts had 83,750 options outstanding, of which 83,750 were exercisable.

(13)	At December 31, 2007, Mr. Williams had no options outstanding.

Retainers.  In 2007, we compensated our non-employee directors by a combination of retainers, meeting fees and a block grant of fully-vested common stock. Board members received retainers for serving on our Board as set forth in the following table:

Retainer
Position	($)

Board Member	75,000
Chairman and Lead Independent Director	75,000
Audit Committee Chairman	25,000
Compensation Committee Chairman	15,000
Nominating and Corporate Governance Committee Chairman	15,000
Investment and Finance Committee Chairman	15,000

Meeting Fees.  Our non-employee directors received meeting fees as set forth in the following table:

	In-person	Teleconference
	Meeting ($)	Meeting ($)

Board of Directors	5,000	1,000
Committee Meeting	2,000	1,000

Equity Compensation.  Our non-employee directors also receive a block grant of common stock in the amount of the number of shares determined by dividing $80,000 by the closing price of our common stock on the date of the Annual Meeting of Shareholders, which is generally held in May of each year. If a director joins our Board on a date other than the Annual Meeting date, he receives stock worth a pro rata portion of $80,000 for the partial year. In 2007, Mr. Oesterreicher joined our Board on May 24, 2007 and received shares worth $76,930.

Deferred Compensation.  Our non-employee directors are also entitled to defer all or portion of their cash consideration under the HCC Insurance Holdings, Inc. Nonqualified Deferred Compensation Plan for Non-Employee Directors. All of our non-employee directors are eligible to participate under the plan. Participants may elect to defer up to 100% of the cash or stock compensation they are to receive from us by means of a deferral election made in accordance with the terms of the plan. The cash compensation credited to a participant’s account will accrue earnings, which shall compound monthly, at the participant’s election at one of the following rates: the prime rate, the rate of return on HCC common stock, or the rate of return on the S&P 500. Deferred stock compensation will be deemed invested at the rate of return on HCC common stock. Payment of the participant’s account balance will be paid in the time period set forth in the deferral election, or if no such time is elected, then in a lump sum after separation from service. The plan is administered by our Compensation Committee. No separate trust or fund shall be created, and all benefits payable under the plan will be paid from HCC’s general assets.

Stock Ownership Requirements.  The Board has established a minimum stock ownership requirement for Directors of $300,000 in HCC common stock. Directors are to have achieved the required ownership within three years of the later of May 10, 2007, the adoption date of the policy, or the date they join the Board. The Board may grant waivers to these ownership requirements. At December 31, 2007, Messrs. Collins, Dickerson and Fulkerson had met these requirements.

PROPOSAL NUMBER 2 — ADOPTION OF THE 2008 FLEXIBLE INCENTIVE PLAN

On March 30, 2008, our Board of Directors adopted the HCC Insurance Holdings, Inc. 2008 Flexible Incentive Plan and directed that it be submitted to our shareholders for approval. The Plan will be effective as of May 14, 2008 if approved by our shareholders at the Annual Meeting. A copy of the 2008 Plan is attached as Appendix A to this proxy statement, and the summary description below is qualified in its entirety by reference to the 2008 Plan. Shareholders are encouraged to read the plan in its entirety.

The 2008 Plan has been adopted and is being presented in compliance with the Memorandum of Understanding we entered into in connection with the settlement of the derivative action in connection with our historic stock option granting practices. See, “Legal Proceedings,” above. Under the terms of the Memorandum of Understanding, we are required to submit a new equity incentive plan to our shareholders containing the provisions as set forth in the Memorandum of Understanding.

If approved, the 2008 Plan will replace our 2001 Flexible Incentive Plan and our 2004 Flexible Incentive Plan. If the 2008 Plan is approved, shares available under those plans will be made available for use under the 2008 Plan as described below. At the record date, there were 97,765 shares available for grants under the 2001 Plan and 1,640,821 shares available for grants under the 2004 Plan.

If the 2008 Plan is approved by shareholders, for our fiscal years ending on December 31, 2008, 2009 and 2010, our Board of Directors has committed that the average awards granted over those three fiscal years of the percentage of outstanding shares will not exceed 2.14%. For purposes of calculating the number of shares granted in a year, Full Value Awards, as defined below, will count as equivalent option shares as a result of the application of the following multiples based upon our annual stock price volatility:

Annual Stock Price Volatility	Multiplier
54.6% and higher	1 full value award equals 1.5 option shares
36.1% or higher and less than 54.6%	1 full value award equals 2.0 option shares
24.9% or higher and less than 36.1%	1 full value award equals 2.5 option shares
16.5% or higher and less than 24.9%	1 full value award equals 3.0 option shares
7.9% or higher and less than 16.5%	1 full value award equals 3.5 option shares
Less than 7.9%	1 full value award equals 4.0 option shares

Purpose

The purpose of the 2008 Plan is to enable us to attract, motivate and retain highly talented employees, non-employee directors, consultants and other service providers by enabling us to make awards that recognize the creation of long-term value for our shareholders and promote the continued growth and success of our company. To accomplish this purpose, the 2008 Plan provides for the granting to eligible persons of various types of awards as described below. Our management notes that the Plan is similar to previous plans utilized successfully by us to attract and retain key employees. Our Board deems the 2008 Plan to be in the best interests of our company.

Persons Eligible to Participate

Eligibility for participation in the 2008 Plan is confined to employees, non-employee directors, consultants and other service providers of HCC and its subsidiaries, as determined by our Compensation Committee in its sole discretion.

Available Shares

The aggregate number of shares of our common stock that may be issued under the 2008 Plan (or with respect to which share-settled awards may be granted) is 4,000,000 shares, plus the remainder of the shares available under our 2001 Plan and our 2004 Plan as of the Annual Meeting date (“Former Plan Shares”). Shares relating to previously granted awards under the 2001 and 2004 Plans that expire unexercised; are forfeited, are canceled, or are surrendered; or are settled without the delivery of shares shall also be available (“Restored Shares”). Of these available shares, no more than 2,000,000 plus the Former Plan Shares and any Restored Shares that were issued as Full Value Awards may be used for grants of restricted stock, or, to the extent they are settled in common stock, grants of performance shares, dividend equivalent rights or other awards (“Full Value Awards”). Shares issued under the 2008 Plan may be either authorized and unissued common stock or common stock held in or acquired for our treasury. Generally, any shares of common stock subject to a stock option or stock appreciation right that are not issued prior to the expiration of such awards, or any restricted stock or performance shares that are forfeited, as well as shares subject to an award that is cancelled or not settled in shares, will again be available for award under the 2008 Plan. In the event that shares of common stock are delivered to us in payment of the exercise price with respect to any stock option or other award granted under the 2008 Plan, the number of shares available for future awards under the 2008 Plan will be reduced by the full number of shares issued upon exercise of the option or other award. Each stock appreciation right that may be settled in shares is counted as one share subject to an award (regardless of the number of shares issued upon exercise of the award).

Types of Awards

The 2008 Plan provides for the grant of any or all of the following types of awards: (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights (SARs), either in tandem with stock options or freestanding; (3) restricted stock awards; (4) performance awards (including restricted stock units, performance shares and performance units); (5) dividend equivalent rights; and (6) other cash or stock-based awards. Each of these types of awards is described in greater detail in the Plan. Awards may be granted singly, in combination or in tandem, as determined by the Committee. The specific amount of awards to be received by or allocated to the officers or employees or any other participant under the Plan is in the discretion of the Committee and is therefore not determinable for future periods.

Pricing and Term of Stock Options Granted Under the 2008 Plan

We use stock options on a selective basis as an incentive and to recognize continuing performance of our employees. The maximum term of a stock option granted under the Plan is ten years, although most stock options are granted with a six-year term.

In operation, the 2008 Plan provides that the option exercise price of any stock option granted under the Plan shall not be less than the greater of the par value of the shares or 100% of the Fair Market Value (as defined in the 2008 Plan) on the date of grant. The Plan does not permit the repricing of stock options except for adjustments required in connection with stock splits, stock dividends, recapitalizations and similar reorganizations.

Performance Awards

The Committee may make any awards subject to the attainment of one or more performance measures as established by the Committee. This may permit the award to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and related regulations. Performance measures will be based on an objective formula or standard consisting of one or more of the following (which may relate to the company or one or more business units, divisions or subsidiaries and which may be adjusted): earnings, earnings per share (EPS), consolidated pre-tax earnings, net earnings, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), gross margin, revenues, revenue growth, market value added, economic value added, return on equity, return on investment, return on assets, return on net assets (RONA), return on capital, return on invested capital (ROIC), total stockholder return, profit, economic profit, operating profit, capitalized economic profit, net operating profit after tax (NOPAT), net profit before taxes, pre-tax profit, cash flow measures, cash flow return, sales, comparable division or product sales, stock price (and stock price appreciation, either in absolute terms or in relationship to the appreciation among members of a peer group determined by the Committee), market share, expenses, strategic milestones, or goals related to acquisitions or divestitures. The amount granted, vested, or paid after the completion of a performance period may not vary from the pre-established amount based on the level of achievement; provided, however, that the Committee shall retain the discretion to adjust downward the actual grant, vesting, and/or payout with respect to an award.

Administration of the 2008 Plan

The Compensation Committee administers the 2008 Plan and has broad powers under the Plan to, among other things, administer and interpret the Plan and related award agreements, establish guidelines for the Plan’s operation, select persons to whom awards are to be made under the Plan, determine the types, sizes and combinations of awards to be granted under the Plan, and determine other terms and conditions of an award. The Committee may delegate the authority to perform specified functions under the Plan provided that the Committee may not delegate the authority to grant awards. In addition, except as set forth below under “Amendment and Termination,” the Compensation Committee also has the power to modify or waive restrictions or limitations on the exercisability of awards and to accelerate and extend existing awards. The Committee may also determine whether, and to what extent and under what conditions to provide loans to eligible participants to purchase common stock under the Plan. In addition, the Committee has the power to modify the terms of existing awards.

Payment for Awards

The purchase price of any shares of our common stock purchased pursuant to the exercise of an award granted under the 2008 Plan is payable in full on the exercise date in cash, by check, by surrender of shares of common stock registered in the name of the participant, by delivery of such other lawful consideration as the Committee may determine, or by a combination of the foregoing. Any such shares so surrendered shall be deemed to have a value per share equal to the fair market value of a share of common stock on such date.

Amendment and Termination

The Board of Directors may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the 2008 Plan or suspend or terminate it entirely, retroactively or otherwise; provided, however, that unless otherwise required by law or specifically provided in the Plan, the rights of the plan participant with respect to options or other awards granted prior to such amendment, suspension or termination may not be impaired without the consent of such participant; and, provided further, that without the approval of our shareholders, no amendment may be made that would constitute a “material revision” of the Plan as contemplated by the NYSE listing requirements. Also, in order for options to be considered incentive stock options and for certain awards to constitute “qualified performance-based compensation,” the Code requires shareholder approval of certain amendments, including the number of shares subject to the Plan, the performance measures described above, and eligible participants in the Plan.

No award or grant may be made under the Plan on or after May 13, 2018 (the tenth anniversary of the effective date of the Plan) or the tenth anniversary of the date of any subsequent shareholder approval of an amended and restated plan. The Plan is not subject to any provision of ERISA and is not qualified under Section 401(a) of the Code.

Certain Federal Income Tax Consequences of the 2008 Plan

The following discussion is intended only as a brief summary of the federal income tax rules relevant to the 2008 Plan, as based upon the Code as currently in effect. These rules are highly technical and subject to change in the future. Because federal income tax consequences will vary as a result of individual circumstances, grantees should consult their personal tax advisors with respect to tax consequences. Moreover, the following summary relates only to grantees’ United States federal income tax treatment. The State, local and foreign tax consequences may be substantially different. Certain 2008 Plan participants are residents of foreign countries.

Non-Qualified Options.  There are no federal income tax consequences to either us or the grantee upon the grant of a non-qualified option. However, the grantee will realize ordinary income upon the exercise of a non-qualified option in an amount equal to the excess of the fair market value of the stock acquired upon exercise over the option exercise price, and we will receive a corresponding tax deduction. Any gain is taxed in the same manner as ordinary income in the year the option is exercised. Any gain realized upon a subsequent disposition of the stock will constitute either a short-term or long-term capital gain to the grantee, depending on how long the stock is held.

Incentive Options.  There are no federal income tax consequences to either us or the grantee upon the grant or exercise of an incentive option. If the grantee does not dispose of the stock acquired through exercise of an incentive option within two years of the date of grant or one year of the date of exercise, any gain realized from a subsequent disposition would constitute long-term capital gain to the grantee. If the grantee disposes of the stock prior to the expiration of either of those holding periods, any gain based on the lesser of (a) the fair market value of the stock on the date of exercise and (b) the amount realized on the disposition of the stock if a sale or exchange, over the exercise price would constitute ordinary income to the grantee. Any additional gain realized upon the disposition would be taxable either as a short-term capital gain or long-term capital gain, depending upon how long the grantee held the stock. We would receive a deduction in the amount of any ordinary income recognized by the grantee.

SARs.  No taxable income is recognized by a grantee upon the grant of a SAR. Upon the exercise or settlement of a SAR, the grantee will recognize as ordinary income the cash received, plus the fair market value of any stock acquired, in settlement of the SAR, less any amount required to be paid for the SAR. We will receive a federal income tax deduction equal to the amount of ordinary income realized by the grantee.

Restricted Stock.  With respect to the grant of restricted stock under the 2008 Plan, the grantee will realize compensation income in an amount equal to the fair market value of the stock, less any amount paid for the stock, at the time when the grantee’s rights to the stock are no longer subject to a substantial risk of forfeiture, unless the grantee elects, pursuant to a special election provided in the Code, to be taxed on the stock at the time it is granted. Accordingly, if the grantee does not make a special tax election, the restricted stock awards will not be taxable to the grantee as long as the shares of stock remain nontransferable and subject to a substantial risk of forfeiture. When these transferability restrictions and/or forfeiture risks lapse or are removed, the grantee will recognize as ordinary income the fair market value of the stock, less any amounts paid to acquire the stock. We will receive a federal income tax deduction equal to the amount of ordinary income realized by the grantee, subject to any applicable limitations under Code Section 162(m).

Restricted Stock Units.  A grantee will not recognize taxable income at the time of the grant of a restricted stock unit, and the company will not be entitled to a tax deduction at such time. When the grantee receives shares pursuant to a restricted stock unit, the federal income tax consequences applicable to restricted stock awards, described above, will apply.

Performance Awards.  A grantee generally will not recognize income, and we will not be allowed a tax deduction, at the time performance awards are granted, so long as the awards are subject to a substantial risk of forfeiture. When the grantee receives or has the right to receive payment of cash or shares of stock under the performance award, the cash amount or the fair market value of the shares of stock will be ordinary income to the grantee, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Payment of Taxes.  Grantees are required to pay tax due upon exercise of a non-qualified option, exercise of a SAR, a lapse of restrictions on restricted stock, delivery of shares under a restricted stock unit or other recognition event. Unless provided otherwise by the Compensation Committee, tax obligations may be satisfied by selling or forfeiting a portion of the shares of stock that would be realized from such exercise, vesting or other recognition event. Shares utilized to satisfy any withholding requirement will not again be available for issuance under the Plan.

Internal Revenue Code Section 162 (m)

Code Section 162(m) denies a deduction by the company for certain compensation in excess of $1 million per year paid to the chief executive officer or any of the three most highly compensated executive officers other than the chief executive officer and the chief financial officer. Compensation realized with respect to stock options and SARs, including upon exercise of a SAR or a non-qualified option or upon a disqualifying disposition of an incentive option will be excluded from this deduction limit if it satisfies certain requirements, including a requirement that the 2008 Plan be approved by our shareholders. In addition, other awards under the 2008 Plan may be excluded from this deduction limit if they are conditioned on the achievement of one or more performance measures (see “Performance Awards” above) that have been approved by our shareholders. Approval of the 2008 Plan by our shareholders at the Annual Meeting will constitute approval of these performance measures.

Our Board of Directors recommends a vote “FOR” the 2008 Plan. Your Proxy will be so voted unless you specify otherwise.

PROPOSAL NUMBER 3 — RATIFICATION OF OUR AUDITOR FOR 2008

Our Audit Committee has selected PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm to examine our consolidated financial statements for the year ending December 31, 2008. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent auditor, we are requesting, as a matter of good corporate governance, that the shareholders ratify the appointment of PricewaterhouseCoopers LLP as our principal independent registered public accounting firm. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP and may retain that firm or another without re-submitting the matter to our shareholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in our best interests and in the best interests of our shareholders.

PricewaterhouseCoopers LLP’s representatives will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, as well as to respond to appropriate questions asked by our shareholders.

Our Board of Directors recommends that our shareholders vote “FOR” ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Your Proxy will be so voted unless you specify otherwise.

Fees Paid to PricewaterhouseCoopers LLP

Audit Fees

During the years ended December 31, 2007 and 2006, the aggregate fees billed by PricewaterhouseCoopers LLP for the audit of our consolidated financial statements and statutory financial statements of our insurance company subsidiaries, actuarial certifications, review of our interim financial statements, review of our systems of internal control over financial reporting and other professional services related to SEC registration statements were $4,200,000 and $3,500,000, respectively.

Audit-Related Fees

The aggregate fees billed for the years ended December 31, 2007 and 2006 for assurance and related services rendered by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of our financial statements but not reportable as Audit Fees were $117,000 and $678,000, respectively. Audit-related fees in 2007 and 2006 were primarily related to our review of our past option granting practices and, in 2007, to certain agreed-upon procedures.

Tax Fees

The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning for the years ended December 31, 2007 and 2006 were $347,000 and $247,000, respectively. Tax fees in 2007 and 2006 included professional services for preparation of selected domestic and foreign tax returns for us and our subsidiaries and advice with respect to domestic and international tax issues related to tax return compliance and acquisition and disposition of subsidiaries.

All Other Fees

The aggregate fees billed for services rendered by PricewaterhouseCoopers LLP not reportable as Audit Fees, Audit-Related Fees or Tax Fees for the years ended December 31, 2007 and 2006 were $31,000 and $4,000, respectively. Such fees related to licenses for electronic databases.

The services provided by PricewaterhouseCoopers LLP described in “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above, were approved by the Audit Committee according to Rule 2-01(c)(7)(i)(C) of Regulation S-X. The Audit Committee has determined the rendering of the above-mentioned non-audit services by PricewaterhouseCoopers LLP was compatible with maintaining our independent registered public accounting firm’s independence.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee’s policy provides that our independent registered public accounting firm may provide only those services pre-approved by the Audit Committee or its designated subcommittee. The Audit Committee is required to pre-approve all auditing services and non-audit services that are provided to us. If the Audit Committee approves an audit service within the scope of the engagement of the independent registered public accounting firm, such audit service will be deemed to have been pre-approved.

Committee pre-approval is not required under the policies of the Audit Committee for non-audit services provided by the independent registered public accounting firm if the aggregate amount of all such non-audit services provided to HCC constitutes not more than the 5% of the total amount of fees paid by us to the independent registered public accounting firm during the fiscal year in which such non-audit services are provided, such non-audit services were not recognized by us at the time of the independent registered public accounting firm’s engagement to be non-audit services, and such non-audit services are promptly brought to the attention of the Committee and approved by the Committee prior to the completion of the audit.

The Audit Committee may delegate to one or more members of the Audit Committee the authority to grant pre-approval of non-audit services. However, the decision of any member to whom such authority is delegated to pre-approve non-audit services shall be presented to the full Audit Committee for its approval at its next scheduled meeting. As of the record date, there had been no such delegation.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is composed of three Independent Directors and acts under a written charter adopted by the Board of Directors. During 2007 and currently, the Audit Committee consisted of Mr. Collins, Mr. Duer and Dr. Flagg (Chairman).

The Audit Committee is responsible for overseeing HCC’s financial reporting process on behalf of the Board of Directors. The Audit Committee has the sole responsibility for the appointment and retention of HCC’s independent registered public accounting firm and the approval of all audit and other engagement fees. The Audit Committee meets periodically with management, the internal auditors and the independent registered public accounting firm regarding accounting policies and procedures, audit results and internal accounting controls. The internal auditors and the independent registered public accounting firm have free access to the Audit Committee, without management’s presence, to discuss the scope and results of their audit work.

HCC’s management is primarily responsible for its financial statements and the quality and integrity of the reporting process, including establishing and maintaining systems of internal control over financial reporting and assessing the effectiveness of those controls. The independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for auditing those financial statements and for expressing an opinion on the conformity of the consolidated financial statements with accounting principles generally accepted in the United States of America and expressing an opinion on whether HCC maintained effective internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2007 and management’s report of the effectiveness of HCC’s system of internal control over financial reporting with HCC’s management and representatives of the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from HCC and HCC’s management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has received from PricewaterhouseCoopers LLP the written disclosure required by Standard No. 1. The Audit Committee has considered the compatibility of non-audit services, primarily tax and merger and acquisition activities.

PricewaterhouseCoopers LLP audited the financial records of HCC and its subsidiaries for the year ended December 31, 2007 and has served as HCC’s independent registered public accounting firm since 1987. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

In reliance on its review of the audited financial statements, the review of the report of management on the effectiveness of HCC’s internal control over financial reporting, the discussions referred to above and the receipt of the written disclosures referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in HCC’s Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.

Submitted by the Audit Committee:

James C. Flagg, Ph.D., Chairman
Patrick B. Collins
Walter M. Duer

PROPOSAL NUMBER 4 — SHAREHOLDER PROPOSAL

We expect the following proposal to be presented for consideration at our 2008 Annual Meeting of Shareholders. We will provide information regarding the name, address and holdings of the proponent and co-sponsor of the attached proposal to shareholders promptly upon receiving an oral or written request. Following SEC rules, other than minor formatting changes, we are reprinting this proposal and supporting statement as it was submitted to us. We take no responsibility for the contents of the proposal or the supporting statement.

SEXUAL ORIENTATION

Submitted by William C. Thompson, Jr., Comptroller, City of New York, on behalf of the
Boards of Trustees of the New York City Pension Funds

WHEREAS, corporations with non-discrimination policies relating to sexual orientation have a competitive advantage to recruit and retain employees from the widest talent pool;

Employment discrimination on the basis of sexual orientation diminishes employee morale and productivity;

The company has an interest in preventing discrimination and resolving complaints internally so as to avoid costly litigation and damage its reputation as an equal opportunity employer;

Atlanta, Seattle, Los Angeles and San Francisco have adopted legislation restricting business with companies that do not guarantee equal treatment for lesbian and gay employees and similar legislation is pending in other jurisdictions;

The company has operations in and makes sales to institutions in states and cities which prohibit discrimination on the basis of sexual orientation;

A recent National Gay and Lesbian Taskforce study has found that 16%-44% of gay men and lesbians in twenty cities nationwide experienced workplace harassment or discrimination based on their sexual orientation;

National public opinion polls consistently find more than three-quarters of the American people support equal rights in the workplace for gay men, lesbians, and bisexuals;

A number of Fortune 500 corporations have implemented non-discrimination policies encompassing the following principles:

1) Discrimination based on sexual orientation and gender identity will be prohibited in the company’s employment policy statement.

2) The non-discrimination policy will be distributed to all employees.

3) There shall be no discrimination based on any employee’s actual or perceived health condition, status, or disability.

4) There shall be no discrimination in the allocation of employee benefits on the basis of sexual orientation or gender identity.

5) Sexual orientation and gender identity issues will be included in corporate employee diversity and sensitivity programs.

6) There shall be no discrimination in the recognition of employee groups based on sexual orientation or gender identity.

7) Corporate advertising policy will avoid the use of negative stereotypes based on sexual orientation or gender identity.

8) There shall be no discrimination in corporate advertising and marketing policy based on sexual orientation or gender identity.

9) There shall be no discrimination in the sale of goods and services based on sexual orientation or gender identity, and

10) There shall be no policy barring corporate charitable contributions to groups and organizations based on sexual orientation.

RESOLVED:  The Shareholders request that management implement equal employment opportunity policies based on the aforementioned principles prohibiting discrimination based on sexual orientation and gender identity.

STATEMENT:  By implementing policies prohibiting discrimination based on sexual orientation and gender identity, the company will ensure a respectful and supportive atmosphere for all employees and enhance its competitive edge by joining the growing ranks or companies guaranteeing equal opportunity for all employees.

OUR BOARD OF DIRECTORS’ STATEMENT IN
OPPOSITION TO THIS PROPOSAL

We are an equal opportunity employer. We are committed to conducting our business in full compliance with all applicable equal employment opportunity laws and regulations. We are committed to maintaining a workplace free of unlawful discrimination based on color, race, sex, national origin, religion, age, veteran status, disability, or any other basis protected by Federal, state, or local law. We have written policies and codes of conduct that have been implemented and adopted and that require fair treatment of all employees in accordance with applicable laws and regulations. This policy applies to all employees, including supervisors and non-supervisory employees. Consequently, we believe that our current policies adequately demonstrate our longstanding commitment to nondiscrimination and that the proposal is unnecessary.

We hire and promote on the basis of merit and performance, and we are unaware of any complaints in our company of discrimination on the basis of sexual orientation. Therefore, we do not believe we will receive any business benefit from the implementation of proponent’s proposal. To the contrary, we believe that an additional policy with respect to sexual orientation would increase our costs by encouraging frivolous lawsuits. In addition, we believe the adoption of specific sexual orientation policies with respect to advertising, sale or marketing of our products and services is both unnecessary and uncalled for and would lead to increased compliance costs without corresponding benefit to us or to our present or future employees. Because we believe that this policy would increase costs without providing any discernable business benefit, we do not believe it is in the best interests of our shareholders.

Our Board of Directors unanimously recommends that our shareholders vote “AGAINST” the proposal. Your Proxy will be so voted unless you specify otherwise.

PROPOSAL NUMBER 5 — SHAREHOLDER PROPOSAL

MAJORITY VOTE PROTOCOL

Submitted by William C. Thompson, Jr., Comptroller, City of New York, on behalf of the
Board of Trustees of the New York City Fire Department Pension Fund

WHEREAS, in 2002, United States Congress, the Securities and Exchange Commission, and the stock exchanges, recognizing the urgent need to restore public trust and confidence in the capital markets, acted to strengthen accounting regulations, to improve corporate financial disclosure, independent oversight of auditors, and the independence and effectiveness of corporate boards; and

WHEREAS, we believe these reforms, albeit significant steps in the right direction, have not adequately addressed shareholder rights and the accountability of directors of corporate boards to the shareholders who elect them; and

WHEREAS, we believe the reforms have not addressed a major concern of institutional investors — the continuing failure of numerous boards of directors to adopt shareholder proposals on important corporate governance reforms despite the proposals being supported by increasingly large majorities of the totals of shareholder votes cast for and against the proposals;

WHEREAS, the Board of Directors of our company has not adopted shareholder proposals that were supported by majority votes;

NOW, THEREFORE, BE IT RESOLVED:  That the shareholders request the Board of Directors initiate the appropriate process to amend the company’s governance documents (certificate of incorporation or by-laws) to establish an engagement process with the proponents of shareholder proposals that are supported by a majority of the votes cast, excluding abstentions and broker non-votes, at any annual meeting.

In adopting such a policy, the Board of Directors should include the following steps:

•	Within four months after the annual meeting, an independent board committee should schedule a meeting (which may be held telephonically) with the proponent of the proposal, to obtain any additional information to provide to the Board of Directors for its reconsideration of the proposal. The meeting with the proponent should be coordinated with the timing of a regularly scheduled board meeting.

•	Following the meeting with the proponent, the independent board committee should present the proposal with the committee’s recommendation, and information relevant to the proposal, to the full Board of Directors, for action consistent with the company’s charter and by-laws, which should necessarily include a consideration of the interest of the shareholders.

OUR BOARD OF DIRECTORS’ STATEMENT IN
OPPOSITION TO THIS PROPOSAL

Our Board of Directors is committed to providing our shareholders with an opportunity to communicate with the Board. Therefore, as provided elsewhere in this Proxy Statement in the section entitled “Communications with Directors,” shareholders may communicate with our Board by forwarding any written communications to the attention of our Corporate Secretary, and all such communications, other than unsolicited commercial solicitations, will be forwarded on to the director, or directors, to whom it is addressed. Therefore, we believe we already have in place a policy that enables full and free communication with our directors.

The Board believes the engagement process described in the proposal would have the effect of deeming the shareholder proponent to be representing all shareholders who have voted in favor of a proposal. Shareholders who vote in favor of a proposal may have very different reasons for doing so, which would not be addressed by the process proposed in this shareholder proposal. The Board believes that all shareholders should have equal opportunity to advocate and provide information in support of a shareholder proposal that the shareholder supports.

Moreover, because the Board has a duty to act in a manner it believes to be in the best interests of the company and its shareholders, the Board must take many factors into account in deciding whether to take the action specified in any shareholder proposal. The Board will make such a decision on the basis not only of the voting results but also of what is in the best interests of the company and its shareholders in light of all the relevant facts and circumstances. It is also important to remember that under Delaware corporate law, due to abstentions and shares not voted, a shareholder proposal that is supported by a majority of the “Yes” and “No” votes cast at a meeting can, and often does, represent a minority of the voting power of the company because some shareholders elect to “Abstain” or to not direct their brokers to vote on the issue. In fact, the proposal that proponent states was supported by “a majority” was, in fact, rejected by our shareholders, receiving the support of only 42% of the votes present at the meeting and entitled to vote on the matter. To be approved by shareholders, Delaware law requires that a proposal receive a majority of the shares present and entitled to vote on the proposal. Therefore, requiring independent directors to meet and discuss shareholder proposals with their proponents could be used by one or more large shareholders to promote particular issues or agendas that are not representative of the interests of the shareholders at large.

Finally, the proposal promotes the interest of some shareholders over others. Under the proposal, shareholders who vote “Yes” or “No” would have their votes counted for the purpose of commencing the “engagement process.” However, those who elected to “Abstain” or who attended the meeting, but elected not to direct their broker to vote their shares, would be disenfranchised. In our view, the proposal is undemocratic.

The Board believes that the current process for evaluating shareholder communications is sufficient and serves the interests of the company and its shareholders better than the engagement process described in the shareholder proposal. Accordingly, and for the reasons stated above, the Board recommends a vote against this proposal.

Our Board of Directors unanimously recommends that our shareholders vote “AGAINST” the proposal. Your Proxy will be so voted unless you specify otherwise.

OTHER BUSINESS

The Board of Directors has no knowledge of any other matter to be submitted at the Annual Meeting of Shareholders. If any other matter shall properly come before the annual meeting, the persons named in this Proxy Statement will have discretionary authority to vote the shares thereby represented in accordance with their best judgment.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate future filings including this Proxy Statement, in whole or in part, the report of the Compensation Committee and the report of the Audit Committee included in this Proxy Statement shall not be incorporated by reference to any such filings.

SHAREHOLDER PROPOSALS

Any shareholder proposal intended to be presented for consideration at the 2009 Annual Meeting of Shareholders and to be included in our Proxy Statement for such meeting must be in proper form and received by our Secretary at HCC’s principal executive offices by the close of business on December 12, 2008. We recommend that a proponent submit any proposal by Certified Mail — Return Receipt Requested and that all proposals should be sent to the attention of the Secretary.

Shareholder proposals submitted outside of the procedure set forth above, which will not be included in our Proxy Statement, including nominations for directors, must be mailed to James L. Simmons, Secretary, HCC Insurance Holdings, Inc., 13403 Northwest Freeway, Houston, Texas 77040-6094, and must be received by the Secretary on or before February 25, 2009. If the proposal is received after that date, our proxy for the 2009 Annual Meeting may confer discretionary authority to vote on such matter without any discussion of such matter in the proxy statement for the 2009 Annual Meeting.

Nothing in this section shall be deemed to require us

•	to permit presentation of a shareholder proposal or

•	to include in our proxy materials relating to our 2009 annual meeting any shareholder proposal that does not meet all of the requirements for such presentation or inclusion contained in our Bylaws and/or state and federal securities laws and regulations in effect at that time.

Form 10-K

We will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC, including the consolidated financial statements and schedules thereto, but not the exhibits. Requests for copies of such report should be directed to Barney White, Investor Relations, HCC Insurance Holdings, Inc., 13403 Northwest Freeway, Houston, Texas 77040-6094. Copies of any exhibit to the Form 10-K will be forwarded upon receipt of a written request addressed to Mr. White.

Important Notice Regarding Internet Availability of Proxy Materials

Our proxy material relating to our 2008 Annual Meeting (notice, proxy statement, proxy and 2007 Annual Report) will also be available on our website at www.hcc.com.

EACH SHAREHOLDER WHO DOES NOT EXPECT TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS IN PERSON IS URGED TO EXECUTE THE PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR SUBMIT THE PROXY BY TELEPHONE OR USING THE INTERNET. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,

James L. Simmons,
Vice President and Secretary

April 11, 2008

Appendix A

HCC Insurance Holdings, Inc.
2008 Flexible Incentive Plan

1.	Purpose and Effect on Former Plans.

1.1  Purpose.   The purposes of the HCC Insurance Holdings, Inc. 2008 Flexible Incentive Plan are to promote the interests of the Company and its Subsidiaries and Shareholders by enabling the Company to attract, motivate and retain employees, directors, consultants, and other service providers by offering such employees, directors, consultants, and service providers performance-based stock incentives and other equity interests in the Company and other incentive awards that recognize the creation of value for the Shareholders and promote the Company’s long-term growth and success. To achieve these purposes, Participants may receive stock options, Stock Appreciation Rights, Restricted Stock, Performance Awards, Dividend Equivalent Rights and any other Awards, or any combination thereof, subject to the terms of the Plan set forth herein.

1.2  Effect on Former Plans.    If the Plan is approved by the Board and the Shareholders in accordance with Section 15.1, the Former Plans shall terminate as of the Initial Effective Date, no further awards shall be made under the Former Plans after such date, and Shares reserved for issuance under such Former Plans shall become available for future awards under this Plan as of the Initial Effective Date in accordance with Section 4.1.

2.	Definitions.

As used in the Plan, the following terms shall have the meanings set forth below unless the context clearly requires otherwise:

2.1  “Award” shall mean the grant of a stock option, Stock Appreciation Right, Restricted Stock, Performance Award, Dividend Equivalent Right or any other award under the Plan.

2.2  “Board” shall mean the Board of Directors of the Company, as the same may be constituted from time to time.

2.3  “Change in Control” shall mean, after the effective date of the Plan, the occurrence of any one or more of the events described below:

(a) a change in control of the Company that would be required to be reported in response to Item 5.01 of a Form 8-K Current Report of the Company promulgated pursuant to sections 13 and 15(d) of the Exchange Act;

(b) any “person,” as such term is used in sections 13(d) and 14(d) of the Exchange Act (other than the Company; any trustee or other fiduciary holding securities under any employee benefit plan of the Company; an underwriter temporarily holding stock pursuant to an offering of such stock or any company owned, directly or indirectly, by the Shareholders in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities;

(c) the Shareholders approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation; provided, however, that a Reorganization in which no “person” acquires more than twenty percent (20%) of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or

(d) the Shareholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

2.4  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and any applicable regulations that may be promulgated thereunder.

2.5  “Committee” shall mean the Compensation Committee of the Board, if such a separate committee is appointed by the Board, or, in the absence of such a separate committee, it shall mean the Board. If a separate committee is appointed, then to the extent required by Rule 16b-3 promulgated under the Exchange Act, the Committee members who approve Awards which would otherwise not qualify for an exemption from Rule 16b-3 shall consist of two or more “non-employee directors” as defined by Rule 16b-3. To the extent that Awards are intended to satisfy, and to the extent required to satisfy, the “qualified performance-based compensation” exemption under section 162(m) of the Code, the Committee members who approve Awards shall consist of two or more “outside directors” as defined by such section of the Code. To the extent required to satisfy applicable requirements of the Listing Standards, the Committee members who approve Awards shall meet the independence requirements of such Listing Standards.

2.6  “Common Stock” shall mean the Common Stock, $1.00 par value per share, of the Company.

2.7  “Company” shall mean HCC Insurance Holdings, Inc. and any successor thereto.

2.8  “Designated Beneficiary” shall mean the beneficiary designated by a Participant, in a manner determined by the Committee, to exercise rights of the Participant in the event of the Participant’s death. In the absence of an effective designation by a Participant, the Designated Beneficiary shall be the Participant’s estate.

2.9  “Disability” shall mean inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months. A Participant shall be considered to have a Disability (a) if he is determined to be totally disabled by the Social Security Administration or (b) if he is determined to be disabled under the Company’s long-term disability plan in which he participates and if such plan defines “disability” in a manner that is consistent with the immediately preceding sentence. Subject to the foregoing, determinations of “Disability” shall be made by the Committee in its discretion.

2.10  “Dividend Equivalent Right” shall mean the right of the holder thereof to receive credits based on the dividends or other distributions that would have been received had the Shares covered by the Award been issued and outstanding on the dividend record date.

2.11  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time and any applicable regulations that may be promulgated thereunder.

2.12  “Fair Market Value” shall mean with respect to the Shares, as of any date,

(a) if the Common Stock is listed for trading on the NYSE, the closing sale price of the Common Stock on such date, as reported on the NYSE composite tape or such other source as the Committee deems reliable, or if no such reported sale of the Common Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale; or

(b) if the Common Stock is not so listed on the NYSE, but is listed on another national securities exchange, the closing sale price of the Common Stock on such date as reported on such exchange, or if no such reported sale of the Common Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale; or

(c) if the Common Stock is not listed for trading on a national securities exchange but nevertheless is publicly traded and reported (through the OTC Bulletin Board or otherwise), the closing sale price of the Common Stock on such date, or if no such reported sale of the Common Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale; or

(d) if there is no public market for the Common Stock, the fair market value of the Common Stock as determined (which determination shall be conclusive) in good faith by the Committee, based upon the value of the Company as a going concern, as if such Common Stock were publicly owned stock, but without any discount with respect to minority ownership.

2.13  “Former Plans” shall mean the HCC Insurance Holdings, Inc. 2004 Flexible Incentive Plan as amended and restated and as further amended as of the Initial Effective Date and the HCC Insurance Holdings, Inc. 2001 Flexible Incentive Plan as amended and restated and as further amended as of the Initial Effective Date.

2.14  “Full Value Award” shall mean a grant of Restricted Stock or, to the extent settled in Shares, a grant of Performance Shares, Dividend Equivalent Rights, or any other Award under Section 12.

2.15  “Incentive Stock Option” shall mean any stock option awarded under the Plan which qualifies as an “incentive stock option” under section 422 of the Code or any successor provision.

2.16  “Initial Effective Date” shall mean the initial effective date specified in Section 15.1.

2.17  “Listing Standards” shall mean the applicable listing standards of the NYSE or, if the Common Stock is not listed on the NYSE, of any exchange or self-regulatory organization on which the Common Stock of the Company is then listed.

2.18  “Non-Tandem Stock Appreciation Right” shall mean any Stock Appreciation Right granted alone and not in connection with an Award which is a stock option.

2.19  “Non-Qualified Stock Option” shall mean any stock option awarded under the Plan that does not qualify as an Incentive Stock Option.

2.20  “NYSE” shall mean the New York Stock Exchange (or any successor thereto).

2.21  “Optionee” shall mean any Participant who has been granted a stock option under the Plan and who has executed a written Award agreement with the Company reflecting the terms of such grant.

2.22  “Participant” shall mean an individual who is eligible to receive an Award in accordance with Section 5.

2.23  “Performance Award” shall mean any Award hereunder of Shares; Restricted Stock units; units or rights based upon, payable in, or otherwise related to, Shares (including Restricted Stock); or cash of an equivalent value, as the Committee may determine, at the end of a specified performance period established by the Committee.

2.24  “Plan” shall mean the HCC Insurance Holdings, Inc. 2008 Flexible Incentive Plan, as set forth herein and as may be amended from time to time.

2.25  “Pre-tax Income” means that amount equal to the Company’s earnings before income taxes as reported in the Company’s audited consolidated financial statements, excluding (a) any losses from discontinued operations; (b) extraordinary gains and losses, as such items are specifically identified on such audited consolidated financial statements; and (c) the cumulative effect of accounting changes during the fiscal year.

2.26  “Reorganization” shall mean a reorganization or recapitalization of the Company or a similar transaction with respect to the Company.

2.27  “Restricted Stock” shall mean any Award of Shares under the Plan that is subject to restrictions or risk of forfeiture.

2.28  “Shareholders” shall mean the holders of Shares and/or, to the extent the context requires, other equity securities of the Company.

2.29  “Shares” shall mean shares of the Company’s Common Stock and any shares of capital stock or other securities of the Company hereafter issued or issuable upon, in respect of or in substitution or exchange for such Shares.

2.30  “Stock Appreciation Right” shall mean the right of the holder thereof to receive an amount in cash or Shares equal to the excess of the Fair Market Value of a Share on the date of exercise over the specified exercise price for the right.

2.31  “Subsidiary” shall mean any direct or indirect subsidiary of the Company, and any business venture designated by the Committee in which the Company has a significant interest at the relevant time, as determined in the discretion of the Committee, provided that for all purposes hereunder relating to Incentive Stock Options, “Subsidiary” shall mean a “subsidiary corporation” of the Company at the relevant time, as defined in section 424(f) of the Code.

2.32  “Tandem Stock Appreciation Right” shall mean a Stock Appreciation Right granted in connection with an Award which is a stock option.

3.	Administration of the Plan

3.1  Committee.  The Plan shall be administered and interpreted by the Committee in its discretion.

3.2  Authority.  All determinations by the Committee shall be final, conclusive and binding upon the Company and each other affected party. Subject to the provisions of the Plan and directions from the Board, the Committee is authorized to and has the complete power and discretion to:

(a) determine the persons to whom Awards are to be granted;

(b) determine the types and combinations of Awards to be granted; the number of Shares to be covered by the Award; the pricing of the Award; the time or times when the Award shall be granted and may be exercised; the terms, performance criteria or other conditions, vesting periods or any restrictions for an Award; any restrictions on Shares acquired pursuant to the exercise of an Award; and any other terms and conditions of an Award, including, without limitation, provisions requiring the forfeiture of Awards and/or gains from Awards if a Participant is terminated for cause or if a Participant or former Participant violates any applicable affirmative or negative covenants regarding confidentiality, non-solicitation, or non-competition;

(c) conclusively interpret the provisions of the Plan and any agreement, instrument, or other document relating to the Plan (including Award agreements);

(d) prescribe, amend and rescind the rules and regulations relating to the Plan or make individual decisions as questions arise, or both;

(e) determine whether, to what extent and under what circumstances to provide loans and/or bonuses from the Company to Participants in connection with the exercise of Awards, and the terms and conditions of such bonuses and/or loans, provided that loans shall not be provided to a Participant to the extent prohibited by applicable law;

(f) rely upon employees, consultants, and agents and legal counsel of the Company for such administrative, clerical and record keeping duties as may be necessary in connection with the administration of the Plan, including the Committee’s obligations under Section 3.4; and

(g) make all other determinations and take all other actions necessary or advisable for the administration of the Plan, including the determination of all questions of fact relating to the Plan and Awards.

3.3  Procedures.  A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. No Committee member shall act as a member of the Committee with respect to any dispute or matter specifically involving the Committee member. If the Committee is unable to act (because a majority of its members are disqualified from acting or abstain from acting) with respect to a matter, the Board shall assume the authority and responsibility of the Committee with respect to such matter. Award grants shall be made only at a meeting of the Committee (which may be held telephonically to the extent permitted by the Committee’s charter or operating guidelines) and not by unanimous written consent. The date of grant of an option shall be the date on which the Compensation Committee determines and approves the number of Shares subject to the option and the material terms of the option Award. Notice of such approval shall be provided to the Optionee within two weeks after the date of grant.

3.4  Legal Compliance.  The Committee shall be responsible for ensuring compliance with applicable laws and regulations with respect to the administration and operation of the Plan. The Committee shall establish monitoring mechanisms and guidelines to assist in ensuring such compliance.

3.5  Delegation by the Committee.  The Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the Plan; provided, however, that the Committee may not delegate its authority to grant Awards. Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee.

3.6  Foreign Participation.  To ensure the viability of awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, to the extent permitted by applicable law and to the extent such authority would not adversely affect the Plan, Participants, or Awards, the Committee may approve such supplements to, or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purposes; provided that, no such supplements, amendments, restatements or alternative versions shall increase the Share limitations contained in Section 4 of the Plan or change the eligibility provisions of Section 5 of the Plan; and provided further than any such supplement, amendment, restatement, or alternative version shall be approved by the Shareholders to the extent required by Section 15.2(b) or 15.2(c).

3.7  Award Agreements.  Each Award granted under the Plan shall be evidenced by a written Award agreement. Each such agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be determined by the Committee, including without limitation, provisions related to the consequences of a Participant’s termination of employment or service with the Company and the Subsidiaries. A copy of such Agreement shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign (or otherwise acknowledge receipt of) a copy of the Agreement or a copy of a notice of grant. Each Participant may be required, as a condition to receiving an Award under this Plan, to enter into an agreement with the Company containing such non-compete, confidentiality, and/or non-solicitation provisions as the Committee may adopt and approve from time to time. The provisions of any such agreement may also be included in, or incorporated by reference in, the written Award agreement. The terms of each Award agreement need not be uniform among all Participants or among similarly situated Participants.

4.	Shares Subject to Plan

4.1  Limitations.  The Shares issued pursuant to the Plan may be authorized but unissued Shares, or may be issued Shares which have been reacquired by the Company.

(a) Subject to adjustment pursuant to Section 14, the maximum number of Shares that may be issued with respect to Awards under the Plan shall not exceed (1) 4,000,000 plus (2) any and all of the following Shares under the Former Plans: (A) Shares that remain available for grant as awards under the Former Plans as of the Initial Effective Date (including previously granted Shares that have become available again under the Former Plans due to the forfeiture, cancellation, surrender, or expiration of the related award) and (B) Shares represented by awards under the Former Plans that, on or after the Initial Effective Date, are cancelled, forfeited, surrendered or terminated; expire unexercised; or are settled without the delivery of Shares.

(b) Of the Shares available for issuance under subsection (a) above, one hundred percent (100%) may be, but are not required to be, issued pursuant to Incentive Stock Options.

(c) Of the Shares available for issuance under subsection (a) above, the maximum number that may be issued pursuant to Full Value Awards shall not exceed (but may be less than) (1) 2,000,000 plus (2) any and all of the following Shares under the Former Plans: (A) Shares that remain available for grant as awards under the Former Plans as of the Initial Effective Date (including previously granted Shares that have become available again under the Former Plans due to the forfeiture, cancellation, surrender, or expiration of the related award) and (B) Shares represented by full value awards under the Former Plans that, on or after the Initial Effective Date, are cancelled, forfeited, surrendered or terminated; expire unexercised; or are settled without the delivery of Shares. For purposes of the preceding sentence, an award under a Former Plan shall be considered a “full value award” if the award would have been a Full Value Award had it been issued under this Plan. Such maximum number of Shares issuable pursuant to Full Value Awards shall be subject to adjustment pursuant to Section 14.

(d) Until the form of consideration to be paid is finally determined, Awards that may be satisfied either by the issuance of Shares or by cash or other consideration shall be counted against the maximum number of Shares that may be issued under the Plan pursuant to subsections (a) — (c) above. If the Award is ultimately satisfied by the payment of consideration other than Shares, as, for example, a cash settled Performance Award or a stock option granted in tandem with a Stock Appreciation Right that is settled by a cash payment of the stock appreciation, such Shares may again be made the subject of an Award under the Plan. Awards shall not reduce the number of Shares that may be issued pursuant to subsections (a) and (c) above if the settlement of the Award cannot result in the issuance of Shares, such as a Stock Appreciation Right or Performance Award that can be satisfied only by the payment of cash.

(e)  For purposes of applying the limits under subsections (a) — (c) above:

(1) An option to acquire a Share shall be counted as one Share subject to an Award (regardless of the actual number of Shares issues upon any net exercise).

(2) Each Stock Appreciation Right that may be settled in Shares shall be counted as one Share subject to an Award (regardless of the actual number of Shares issued upon exercise).

(3) A combination of Tandem Stock Appreciation Right and stock option, where the exercise of the Tandem Stock Appreciation Right or option results in the cancellation of the other, shall be counted as one Share subject to an Award (regardless of the actual number of Shares issued upon exercise).

(4) Each Share awarded as Restricted Stock shall be counted as one Share subject to an Award.

(5) Each other Full Value Award that may be settled in Shares shall be counted as one Share subject to an Award, and if any such Full Value Award is expressed as a dollar amount rather than a number of Shares, the number of Shares shall be determined by dividing the value of the Full Value Award at grant by the Fair Market Value of a Share at grant.

4.2  Changes.  To the extent that any Award under the Plan shall be forfeited, cancelled, terminated, or surrendered or shall expire unexercised, in whole or in part, then the number of Shares covered by the Award to the extent forfeited, cancelled, terminated, surrendered, or expired may again be awarded pursuant to the provisions of the Plan without again counting against the limitations specified in Section 4.1. To avoid the possibility of doubt, Sections 4.1(a)(2)(B) and 4.1(c)(2)(B) already provide for the availability for issuance under the Plan of Shares relating to cancelled, forfeited, surrendered, terminated, expired, or non-Share settled awards under the Former Plans.

5.	Eligibility

An individual shall be eligible to participate in the Plan and receive Awards hereunder if the individual is an employee of the Company or a Subsidiary or if the individual otherwise provides services to the Company or a Subsidiary as an officer, consultant or nonemployee Director or in any other capacity; provided that Incentive Stock Options may only be awarded to individuals who are employees of the Company or a Subsidiary. In making any determination as to persons to whom Awards shall be granted, the type of Award, and/or the number of Shares to be covered by the Award, the Committee shall consider the position and responsibilities of the Participant; his or her importance to the Company and its Subsidiaries; the duties of such person; his or her past, present and potential contributions to the growth and success of the Company and its Subsidiaries; and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

6.	Stock Options

6.1  Grants.  The Committee may grant stock options alone or in addition to other Awards granted under the Plan to any Participant. Each person so selected shall be offered an option to purchase the number of Shares determined by the Committee. The Committee shall specify whether such option is an Incentive Stock Option or Non-Qualified Stock Option and any other terms and conditions relating to such Award, including whether the option is exercisable for Restricted Stock rather than unrestricted Shares. Each such person so selected shall have a reasonable period of time within which to accept or reject the offered option, but the grant date shall not be altered or amended depending on the date the Optionee accepts the option. Failure to accept within the period so fixed by the Committee may be treated as a rejection. Each person who accepts an option shall enter into an Award agreement setting forth the terms and conditions of the option (including the extent to which the option is an Incentive Stock Option or Non-Qualified Stock Option), consistent with the provisions of the Plan.

(a) To the extent that any stock option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such stock option or the portion thereof which does not qualify shall automatically constitute a separate Non-Qualified Stock Option without any further action and notwithstanding the original designation of the option as an Incentive Stock Option. Nothing in this Plan shall be interpreted as a representation, guarantee, or other understanding on the part of the Company that any particular option will be determined to be an Incentive Stock Option under section 422 of the Code. At any time and from time to time, the Optionee and the Company may agree to modify an option agreement so that an Incentive Stock Option may be converted to a Non-Qualified Stock Option.

(b) The Committee may require that an Optionee meet certain conditions before the option or a portion thereof may vest or be exercised, as, for example, that the Optionee remain in the employ or active service of the Company for a stated period or periods of time before the option, or stated portions thereof, may vest or be exercised.

6.2  Option Price.  The option exercise price of the Shares covered by each stock option shall be determined by the Committee; provided, however, that the option exercise price of a stock option shall not be less than the greater of (a) the par value of such Shares and (b) one hundred percent (100%) of the Fair Market Value of such Shares on the date of the grant of the stock option. Subject to the provisions of Sections 14 and 16, the exercise price of a stock option issued in accordance with this Plan shall not be adjusted or amended following the issuance of such stock option.

6.3  Incentive Stock Options Limitations.

(a) To the extent required to comply with section 422 of the Code, in no event shall any person be granted Incentive Stock Options to the extent that the Shares covered by such options (and any Incentive Stock Options granted under any other plans of the Company and its Subsidiaries) that may be exercised for the first time by such person in any calendar year have an aggregate Fair Market Value in excess of $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the dates on which the Incentive Stock Options are granted. It is intended that the limitation on Incentive Stock Options provided in this subsection be the maximum limitation on options which may be considered Incentive Stock Options under the Code, and this subsection shall be construed and applied in accordance with section 422 of the Code.

(b) Notwithstanding anything herein to the contrary, in no event shall any Participant owning more than ten percent (10%) of the total combined voting power of the Company or any Subsidiary be granted an Incentive Stock Option hereunder unless (1) the option exercise price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Shares subject to such Incentive Stock Option on the date the Incentive Stock Option is granted and (2) the term of such Incentive Stock Option shall not exceed five (5) years.

6.4  Option Term.  Subject to Section 6.3(b) hereof, the term of a stock option shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided, however, that no stock option shall be exercisable later than ten (10) years from the date of its grant. Subject to the foregoing, a stock option granted to a Participant who is not an employee of the Company or any Subsidiary shall be exercisable at such time and to such extent (including after termination of such Participant’s service for the Company) as is expressly provided in the Award agreement. The extent to which a stock option that is granted to a Participant who is an employee of the Company or any Subsidiary may be exercised by the Participant or the Participant’s Designated Beneficiary after the Participant’s termination of employment with the Company and all Subsidiaries (including by reason of Disability) shall be determined by the Committee and incorporated into the terms of the applicable Award agreement.

6.5  Exercise of Stock Options.

(a) Stock options may be exercised as to Shares only in amounts and at intervals of time specified in the written option agreement between the Company and the Optionee. Each exercise of a stock option, or any part thereof, shall be evidenced by a written notice to the Company. The purchase price of the Shares as to which an option shall be exercised shall be paid in full at the time of exercise, and may be paid to the Company either:

(1)  in cash (including check, bank draft or money order);

(2)  by the delivery of Shares having a Fair Market Value equal to the aggregate purchase price;

(3)  by a combination of cash and Shares; or

(4)  by other consideration deemed acceptable by the Committee in its sole discretion.

Without limiting the authority of the Committee under Section 3.2(e), the Company in its sole and absolute discretion and at or about the time of exercise of a stock option may pay a bonus to the Optionee or, to the extent permitted by applicable law, make a loan available to the Optionee.

(b) An Optionee shall not have any of the rights of a Shareholder with respect to the Shares covered by a stock option except to the extent that one or more certificates representing such Shares shall have been delivered to the Optionee, or the Optionee has been determined to be a Shareholder of record by the Company’s transfer agent, upon due exercise of the option.

7.	Stock Appreciation Rights

7.1  Grants.  The Committee may grant to any Participant either Non-Tandem Stock Appreciation Rights or Tandem Stock Appreciation Rights subject to such terms and conditions as the Committee shall impose. A Stock Appreciation Right shall entitle the Participant, within the specified exercise period, to exercise the Stock Appreciation Right and receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share on the exercise date exceeds the specified exercise price, times the number of shares with respect to which the Stock Appreciation Right is exercised. The Committee may provide in the Award agreement for automatic exercise on a certain date, for payment of the proceeds on a certain date, for accelerated vesting and other rights upon the occurrence of events specified in the Award agreement, and/or for exercise periods that do not begin until after a Change in Control or the occurrence of such other event as the Committee may designate. Each Stock Appreciation Right grant shall be evidenced by an Award agreement that shall specify the exercise price, the exercise period, the number of Shares to which the Stock Appreciation Right pertains and such other provisions as the Committee shall determine.

7.2  Exercise Period.  Each Stock Appreciation Right shall expire and cease to be exercisable at such time as the Committee shall determine at the time of grant; provided, however, that no Stock Appreciation Right shall be exercisable later than the tenth (10th) anniversary of its grant date. If an Award agreement does not specify an expiration date, the Stock Appreciation Right shall expire on the tenth (10th) anniversary of its grant date, provided that the Stock Appreciation Right may expire earlier as provided in the Award agreement or in the Plan. The extent to which a Stock Appreciation Right that is granted to a Participant may be exercised by the Participant or the Participant’s Designated Beneficiary after the Participant’s termination of employment or service with the Company and all Subsidiaries (including by reason of Disability) shall be determined by the Committee and incorporated into the terms of the applicable Award agreement.

7.3  Exercise Price.  The exercise price for each grant of a Stock Appreciation Right shall be determined by the Committee; provided, however, that the exercise price for each Share subject to a Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of the Stock Appreciation Right (or, if greater, 100% of the exercise price of the related stock option in the case of a Tandem Stock Appreciation Right). Subject to the provisions of Sections 14 and 16, the exercise price of a Stock Appreciation Right shall not be adjusted or amended following issuance.

7.4  Tandem Stock Appreciation Rights.  A Tandem Stock Appreciation Right shall entitle the holder of the related stock option, within the period specified for the exercise of the stock option, to surrender the unexercised stock option, or a portion thereof, and to receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a Share on the exercise date exceeds the stock option exercise price per Share, times the number of Shares subject to the option, or portion thereof, which is surrendered.

(a) Each Tandem Stock Appreciation Right shall be subject to the same terms and conditions as the related stock option, including limitations on transferability and vesting, and shall be exercisable only to the extent such option is exercisable and shall terminate or lapse and cease to be exercisable when the related option terminates or lapses. A Tandem Stock Appreciation Right may be granted at the time of the grant of the related stock option or, if the related stock option is a Non-Qualified Stock Option, at any time thereafter during the term of the stock option.

(b) A Tandem Stock Appreciation Right granted in connection with an Incentive Stock Option (i) may be exercised at, and only at, the times and to the extent the related Incentive Stock Option is exercisable; (ii) expires upon the termination of the related Incentive Stock Option; (iii) may not exceed 100% of the difference between the exercise price of the related Incentive Stock Option and the Fair Market Value of the Shares subject to the related Incentive Stock Option at the time the Tandem Stock Appreciation Right is exercised (and otherwise does not have economic and tax consequences upon exercise that are more favorable than exercise of the option followed by an immediate sale of the related Shares); (iv) may be exercised at, and only at, such times as the Fair Market Value of the Shares subject to the related Incentive Stock Option exceeds the exercise price of the related Incentive Stock Option; and (v) may be transferred at, and only at, the times and to the extent the related stock option is transferable.

(c) If a Tandem Stock Appreciation Right is granted, there shall be surrendered and canceled from the related option at the time of exercise of the Tandem Stock Appreciation Right, in lieu of exercise under the related option, that number of Shares as shall equal the number of Shares as to which the Tandem Stock Appreciation Right shall have been exercised.

7.5  Payment.  The Committee shall have sole discretion to determine in each Award agreement whether the payment with respect to the exercise of a Stock Appreciation Right will be in the form of all cash, Shares, or any combination thereof. In the event of the exercise of a Stock Appreciation Right payable in Shares, the holder of the Stock Appreciation Right shall receive that number of whole Shares of stock of the Company having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (a) the excess of the Fair Market Value of a Share on the date of exercise over the exercise price for the Stock Appreciation Right by (b) the number of Shares as to which the Stock Appreciation Right is exercised. However, notwithstanding the foregoing, the Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a Stock Appreciation Right, but any such limitation shall be specified at the time that the Stock Appreciation Right is granted.

7.6  Exercise of Stock Appreciation Rights.  All Stock Appreciation Rights shall be exercised automatically on the last day prior to the expiration date of the Stock Appreciation Right or, in the case of Tandem Stock Appreciation Rights, any related stock option, so long as the Fair Market Value of a Share on that date exceeds the exercise price per share of the Stock Appreciation Right or any related stock option, as applicable. A Participant who receives a Stock Appreciation Right shall not have any of the rights of a Shareholder with respect to the Shares covered by the right except, in the case of a Stock Appreciation Right settled in Shares, to the extent that one or more certificates representing such Shares shall have been delivered to the Participant, or the Participant has been determined to be a Shareholder of record by the Company’s transfer agent, upon due exercise of the right.

8.	Vesting of Stock Options and Stock Appreciation Rights

8.1  Vesting Schedule.  Each stock option and Stock Appreciation Right granted hereunder may only be exercised to the extent that the Participant is vested in such Award. Each such Award shall vest separately in accordance with the vesting schedule, if any, determined by the Committee in its sole discretion, which will be incorporated in the Award agreement. The option vesting schedule will be accelerated if, in the sole discretion of the Committee, the Committee determines that acceleration of the option vesting schedule would be desirable for the Company.

8.2  Dissolution or Liquidation.  In the event of the dissolution or liquidation of the Company, each stock option and Stock Appreciation Right granted under the Plan shall terminate as of a date to be fixed by the Board; provided, however, that not less than thirty (30) days’ written notice of the date so fixed shall be given to each Participant, and each such Participant shall be fully vested in and shall have the right during such period to exercise the Award, even though such Award would not otherwise be exercisable under the stated vesting schedule. At the end of such period, any unexercised portion of the Award shall terminate and be of no other effect.

8.3  Reorganization.  In the event of a Reorganization:

(a) If there is no plan or agreement respecting the Reorganization, or if such plan or agreement does not specifically provide for the change, conversion or exchange of the Shares under outstanding and unexercised stock options and Stock Appreciation Rights for other securities then the provisions of Section 8.2 shall apply as if the Company had dissolved or been liquidated on the effective date of the Reorganization; or

(b) If there is a plan or agreement respecting the Reorganization, and if such plan or agreement specifically provides for the change, conversion or exchange of the Shares under outstanding and unexercised stock options and Stock Appreciation Rights for securities of another corporation, then the Committee shall adjust the Shares under such outstanding and unexercised stock options and Stock Appreciation Rights in a manner not inconsistent with the provisions of such plan or agreement for the adjustment, change, conversion or exchange of such Shares and such Awards.

8.4  Change in Control.  The Committee may provide in an option Award agreement and/or Stock Appreciation Rights Award agreement that in the event of a Change in Control, (a) all or a portion of the stock options and/or any Stock Appreciation Rights awarded under such agreement shall become fully vested and immediately exercisable and/or (b) the vesting of all performance-based stock options shall be determined as if the performance period or cycle applicable to such stock options had ended immediately upon such Change in Control; provided, however, that if in the opinion of counsel to the Company the immediate exercisability of options when taken into consideration with all other “parachute payments” as defined in section 280G of the Code, would result in an “excess parachute payment” as defined in such section as well as an excise tax imposed by section 4999 of the Code, such options and any Stock Appreciation Rights shall become fully vested and immediately exercisable, except as and to the extent the Committee in its sole discretion, shall otherwise determine, which determination by the Committee shall be based solely upon maximizing the after-tax benefits to be received by any such Optionee.

9.	Restricted Stock

9.1  Grants.  The Committee may grant Awards of Restricted Stock for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the Committee. The terms and conditions of the Restricted Stock shall be specified in the Award agreement evidencing the Grant. The Committee, in its sole discretion, may specify any particular rights which the person to whom an Award of Restricted Stock is made shall have in the Restricted Stock during the restriction period and the restrictions applicable to the particular Award, the vesting schedule (which may be based on service, performance or other factors) and rights to acceleration of vesting (including, without limitation, whether non-vested Shares are forfeited or vested upon termination of employment or service or upon a Change in Control or Reorganization). Further, the Committee may award performance-based Restricted Stock by conditioning the grant or vesting or such other factors, such as the release, expiration or lapse of restrictions upon any such Award (including the acceleration of any such conditions or terms) of such Restricted Stock, upon the attainment of specified performance goals or such other factors as the Committee may determine. The Committee shall also determine when the restrictions shall lapse or expire and the conditions, if any, under which the Restricted Stock will be forfeited or sold back to the Company. Each Award of Restricted Stock may have different restrictions and conditions. Subject to Section 16, the Committee, in its discretion, may prospectively change the restriction period and the restrictions applicable to any particular Award of Restricted Stock. Restricted Stock may not be transferred or disposed of by the Participant (other than by will or the laws of descent and distribution) until the restrictions specified in the Award expire.

9.2  Awards and Certificates.  Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee, in its sole discretion, shall deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock awarded hereunder, such certificate shall bear an appropriate legend with respect to the restrictions applicable to such Award. The Company may retain, at its option, the physical custody of any stock certificate representing any awards of Restricted Stock during the restriction period or require that the Restricted Stock be placed in escrow or trust, along with a stock power endorsed in blank, until all restrictions are removed or expire.

10.	Performance Awards

10.1  Grants.  A Performance Award may consist of either or both, as the Committee may determine, (a) “Performance Shares” or the right to receive Shares, Restricted Stock or cash of an equivalent value, or any combination thereof as the Committee may determine, or (b) “Performance Units,” or the right to receive a fixed dollar amount payable in cash, Shares, Restricted Stock or any combination thereof, as the Committee may determine. The Committee may grant Performance Awards to any Participant for no cash consideration, for such minimum consideration as may be required by applicable law or for such other consideration as may be specified at the time of the grant. The terms and conditions of Performance Awards shall be specified at the time of the grant and may include provisions establishing the performance period, the performance criteria to be achieved during a performance period, the criteria used to determine vesting (including the acceleration thereof), whether

Performance Awards are forfeited or vest upon termination of employment or service during a performance period and the maximum or minimum settlement values. Each Performance Award shall have its own terms and conditions, which shall be determined at the discretion of the Committee. If the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company’s business, operations, corporate structure or for other reasons that the Committee deems satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

10.2  Terms and Conditions.  Performance Awards may be valued by reference to the Fair Market Value of a Share or according to any formula or method deemed appropriate by the Committee, in its sole discretion, including, but not limited to, achievement of specific financial, production, sales, cost or earnings performance objectives that the Committee believes to be relevant to the Company’s business and for remaining in the employ or active service of the Company for a specified period of time, or the Company’s performance or the performance of its Shares measured against the performance of the market, the Company’s industry segment or its direct competitors. Performance Awards may be paid in cash, Shares (including Restricted Stock) or other consideration, or any combination thereof. If payable in Shares, the consideration for the issuance of the Shares may be the achievement of the performance objective established at the time of the grant of the Performance Award. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective, all at the Committee’s discretion. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee.

11.	Dividend Equivalent Rights

The Committee may grant a Dividend Equivalent Right either as a component of another Award or as a separate Award, and, in general, each such holder of a Dividend Equivalent Right that is outstanding on a dividend record date for the Company’s Common Stock shall be credited with an amount equal to the cash or stock dividends or other distributions that would have been received had the Shares covered by the Award been issued and outstanding on the dividend record date. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares (which may thereafter accrue additional Dividend Equivalent Rights). Any such reinvestment shall be at the Fair Market Value of the Shares at the time thereof. Dividend Equivalent Rights may be settled in cash or Shares, or a combination thereof, in a single payment or in installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement or payment for or lapse of restrictions on such other Award and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

12.	Other Awards

The Committee may grant to any Participant cash or other bonus payments, whether related to Shares or not, and/or other forms of Awards based upon, payable in or otherwise related to, in whole or in part, Shares, if the Committee, in its sole discretion, determines that such other form of Award is consistent with the purposes and restrictions of the Plan. The terms and conditions of such other form of Award shall be specified by the grant including, but not limited to, the price, if any, and the vesting schedule, if any. Such Awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law or for such other consideration as may be specified by the Award agreement evidencing the Grant.

13.	Compliance with Securities and Other Laws

In no event shall the Company be required to sell or issue Shares under any Award if the sale or issuance thereof would constitute a violation of applicable Federal or state securities laws or regulations or a violation of any other law or regulation of any governmental or regulatory agency or authority or any applicable Listing Standards. As a condition to any sale or issuance of Shares, the Company may place legends on Shares, issue stop transfer orders and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with any such laws or regulations, including, if the Company or its counsel deems it appropriate, representations from the person to whom an Award is granted that he or she is acquiring the Shares solely for investment and not with a view to distribution and that no distribution of the Shares will be made unless registered pursuant to applicable Federal and state securities laws, or in the opinion of counsel of the Company, such registration is unnecessary.

14.	Adjustments upon Changes in Capitalization or Reorganization

The value of an Award in Shares, the number of Shares available for issuance hereunder, and the maximum number of Shares that may be awarded to a Participant during a calendar year shall be adjusted from time to time as follows:

(a) Subject to any required action by Shareholders, the number of Shares covered by each outstanding Award, the exercise price of such Award, the Shares available for issuance as Awards hereunder and the maximum number of Shares that may be awarded to a Participant during a calendar year, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of the Company resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only in Shares) or any other increase or decrease in the number of Shares affected without receipt of consideration by the Company.

(b) Subject to any required action by Shareholders, if the Company shall be the surviving corporation in any Reorganization, merger or consolidation (or if the Company is not the surviving corporation in such a transaction, but the transaction does not constitute a Change in Control), each outstanding Award shall pertain to and apply to the securities to which a holder of the number of Shares subject to the Award would have been entitled, and if a plan or agreement reflecting any such event is in effect that specifically provides for the change, conversion or exchange of Shares, then any adjustment to Shares or value relating to an Award hereunder shall not be inconsistent with the terms of any such plan or agreement, and, in appropriate cases, corresponding proportionate adjustments shall be made to the number of Shares available for issuance hereunder and the maximum number of Shares that may be awarded to a Participant during a calendar year.

(c) In the event of a change in the Shares of the Company as presently constituted, which is limited to a change of par value into the same number of Shares with a different par value or without par value, the Shares resulting from any such change shall be deemed to be the Shares within the meaning of the Plan.

To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall occur automatically without any other required action by the Board, the Committee, or any other person; provided that the Board shall have the authority to make or confirm such adjustments, and its determination in that regard shall be final, binding and conclusive.

Except as hereinbefore expressly provided in the Plan, any person to whom an Award is granted shall have no rights by reason of any subdivision or consolidation of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, Reorganization, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, Reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.  Adoption, Amendment, and Termination of the Plan

15.1  Effective Date and Shareholder Approval.  The Plan, as amended, shall be effective as of May 14, 2008, after its approval by the Board effective as of such date and its approval by the Shareholders at the Annual Meeting of Shareholders to be held on such date. For purpose of this Plan, including this Section and Sections 15.2 and 15.3, Shareholder approval shall be considered obtained if such approval complies with (a) all applicable provisions of the articles of incorporation and bylaws of the Company and applicable state law prescribing the method and degree of stockholder approval required for the issuance of corporate stock or options (and if applicable state law does not prescribe such method and degree of stockholder approval, such approval must otherwise be obtained in accordance with Code section 422) and (b) any applicable Listing Standards.

15.2  Amendment of the Plan.  Notwithstanding anything contained in the Plan to the contrary, all provisions of the Plan may at any time or from time to time be modified or amended by the Board; provided, however, that

(a) no Award at any time outstanding under the Plan may be modified, impaired or canceled adversely to the holder of the Award without the consent of such holder;

(b) to the extent required to qualify stock options granted hereunder as Incentive Stock Options under section 422 of the Code, any amendment which (1) increases the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options (other than an increase merely reflecting a change in the number of outstanding Shares, such as a stock dividend or stock split), (2) modifies the individuals or classes of individuals eligible to receive Awards, (3) changes the corporation with respect to which “Shares” are defined, or (4) modifies the definition of “Company” to refer to another entity (other than a successor to HCC Insurance Holdings, Inc.) must be approved by the Shareholders within the twenty-four (24)-month period beginning twelve (12) months before the date the amendment is adopted; and

(c) to the extent required by the Listing Standards, any amendment which constitutes a material revision of the Plan must be approved by the Shareholders in accordance with such Listing Standards.

15.3  Termination of the Plan; Maximum Plan Term.  The Board may suspend or terminate the Plan at any time, and such suspension or termination may be retroactive or prospective. No Award may be granted on or after the tenth anniversary of the Initial Effective Date, and no Award subject to Section 18.2 may be granted on or after the first Shareholders’ meeting that occurs in the fifth year following the year containing the Initial Effective Date. However, if the Plan is amended or restated and the Plan as so amended or restated is approved by the Shareholders or the Plan is otherwise submitted for reapproval by the Shareholders, the Plan shall be deemed to be a new Plan and the date on which the amended, restated, or reapproved Plan is adopted by the Board (or the date of approval or reapproval by the Shareholders, if earlier) shall be substituted for the Initial Effective Date in the immediately preceding sentence. Termination of the Plan shall not impair or affect any Award previously granted hereunder and the rights of the holder of the Award shall remain in effect until the Award has been exercised in its entirety or has expired or otherwise has been terminated by the terms of such Award.

16.	Amendments and Adjustments to Awards

The Committee may amend, modify or terminate any outstanding Award with the Participant’s consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including, without limitation to change the date or dates as of which (a) an option becomes exercisable or (b) a performance-based Award is deemed earned. The Committee is also authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or non-recurring events (including, without limitation, the events described in Section 14 hereof) affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent reduction or enlargement of the benefits or potential benefits intended to be made available under the Plan. Notwithstanding Section 15.2(a) or any provision of the Plan or any agreement regarding an Award to the contrary, the Committee may cause any Award granted to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award in an amount equal to the value of such canceled Award. For purposes of the preceding sentence, the value of an option or Stock Appreciation Right shall be the Fair Market Value of the related Shares on the cancellation date minus the exercise price of the Award (or shall be zero if such result is a negative number), and the value of a Full Value Award shall be the Fair Market Value of the related Shares on the cancellation date. If the exercise of an Award results in the cancellation of another Award (such as a Tandem Stock Appreciation Right and stock option, where the exercise of the Tandem Stock Appreciation Right or option results in the cancellation of the other), value shall be determined based on the deemed exercise of one of the Awards and the cancellation of the other Award. Subject to the foregoing, the determinations of value under this Section 16 shall be made by the Committee.

17.	General Provisions

17.1  No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

17.2  No Right to Employment.  Nothing in the Plan or in any Award, nor the grant of any Award, shall confer upon or be construed as giving any person, including any recipient of an Award, any right to remain in the employ or service of the Company or any Subsidiary. Further, the Company and its Subsidiaries may at any time dismiss a Participant from employment or service, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award agreement. No Participant, employee, Optionee or other person shall have any claim to be granted any Award, and there is no obligation for uniform treatment of employees, Participants or holders or beneficiaries of Awards. Neither the establishment nor the existence of the Plan, nor any modification thereof, shall operate or be construed so as to give any person any legal or equitable right against the Company or any Subsidiary except as expressly provided herein or required by law.

17.3  Governing Law.  Except to the extent that Federal law is controlling, the validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Texas, without giving effect to the conflicts of laws principles thereof.

17.4  Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the sole determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

17.5  No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

17.6  Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

17.7  Waiver.  Neither the failure nor any delay on the part of the Company or the Committee to exercise any right, power, or privilege hereunder shall operate as a waiver thereof. No term, condition, or provision of the Plans shall be deemed waived, and there shall be no estoppel against enforcing any provision of the Plans, except through a writing of the party to be charged by the waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless explicitly made so, and it shall operate only with regard to the specific term or condition waived, and shall not be deemed to waive such term or condition in the future, or as to any act other than as specifically waived. No person other than as named or described by class in the waiver shall be entitled to rely on the waiver for any purpose.

17.8  Non-Transferability of Awards.  Awards shall be nontransferable other than by will or the laws of descent and distribution, and Awards may be exercised, during the lifetime of the holder, only by the holder (or the holder’s duly appointed guardian or personal representative); provided, however, that except as provided otherwise in an Award agreement, Awards other than Incentive Stock Options and non-vested Restricted Stock may be transferred (a) by the holder to a family member, trust, charity, or similar organization for estate planning purposes and (b) with the approval of the Committee, as directed under a qualified domestic relations order. After the death of a Participant, the Participant’s Designated Beneficiary shall be entitled to exercise the rights of the Participant under the Award, and references herein to a Participant shall be deemed to include such Participant’s Designated Beneficiary.

17.9  Withholding.  The Company shall have the right to withhold or require separate payment of all Federal, state, local or other taxes or payments required by law to be withheld or paid with respect to any Award or payment made under the Plan. Such amounts shall be withheld or paid prior to the delivery of any certificate representing Shares or any other Award subject to such withholding. Such a payment may be made by the delivery of cash (or other consideration acceptable to the Company) to the Company in an amount that equals or exceeds the required withholding obligation of the Company. In the event of a transfer of an Award, the Participant who assigns the Award shall remain subject to withholding taxes or similar obligations upon exercise of the Award by the transferee to the extent required by the Code or other applicable laws. All determinations of withholding liability under this Section shall be made by the Company in its sole discretion and shall be binding upon the Participant.

17.10  Unfunded Plan.  Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.

17.11  Writing Requirement; Notices.  A requirement hereunder that an agreement, notice, or other instrument be written will be considered satisfied if the instrument is provided in electronic form that is approved by the Committee and that may be retained and reproduced in paper form. Notices, reports, and statements sent by regular mail to a Participant shall be deemed duly given, made or delivered, when deposited in the mail, addressed to the Participant’s last known address.

17.12  Interpretation.  All references herein to a “Section” shall mean the appropriate Section of the Plan, unless otherwise required by the context. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Plan as a whole and not to any particular provision of the Plan. The word “including” and words of similar import when used in this Plan shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified. The word “or” shall not be exclusive.

18.  Code Section 162(m) Limitations

18.1  Applicability.  The provisions of this Section 18 shall apply to Awards to Participants who are “covered employees” (as defined by Code section 162(m)(3)) and any other Participants whose compensation the Committee, in its sole discretion, determines may reasonably be subject to (at the time an Award is granted or in the future when an Award vests or is payable or exercisable) the limitations on deductions imposed by Section 162(m) of the Code. References in this Section to “Participants” and “Awards” shall not include any Awards or Participants not subject to this Section. Notwithstanding the foregoing, if the Committee determines that it is advisable to grant Awards which shall not qualify for the performance-based compensation exception from the deductibility limitations of Code Section 162(m), the Committee may make such grants without satisfying the requirements of Code Section 162(m) and this Section 18. Any Awards granted in accordance with the immediately preceding sentence shall not be subject to this Section 18, including Section 18.2. In the event of any inconsistencies between this Section 18 and the other Plan provisions, the provisions of this Section 18 shall control.

18.2  Establishment of Performance Goals.  The grant, vesting, and/or payout (as determined by the Committee at the time it determines the applicable performance goals) of Awards, other than stock options and Stock Appreciation Rights, shall be based solely on account of the attainment of performance goals established by the Committee in accordance with this Section. No later than the earlier of (a) ninety (90) days after the commencement of the applicable fiscal year or such other award period as may be established by the Committee (“Award Period”) and (b) the completion of twenty-five percent (25%) of such Award Period, the Committee shall establish, in writing, the performance goals applicable to each such Award. At the time the performance goals are established by the Committee, their outcome must be substantially uncertain. In addition, the performance goal must state, in terms of an objective formula or standard, the method for computing the amount of any Award to be granted, vested, or paid to the Participant if the goal is obtained. Such formula or standard shall be sufficiently objective so that a third party with knowledge of the relevant performance results could calculate the amount to be granted, vested, or paid with respect to the Participant.

18.3  Performance Measures.  Unless amended with any required shareholder approval in accordance with Section 18.6, performance measures which may serve as determinants of performance goals under Section 18.2 shall be limited to the following measures (which may relate to the Company or one or more business units, divisions or Subsidiaries and which may be adjusted): earnings, earnings per share (EPS), consolidated pre-tax earnings, net earnings, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), gross margin, revenues, revenue growth, market value added, economic value added, return on equity, return on investment, return on assets, return on net assets (RONA), return on capital, return on invested capital (ROIC), total stockholder return, profit, economic profit, operating profit, capitalized economic profit, net operating profit after tax (NOPAT), net profit before taxes, pre-tax profit, cash flow measures, cash flow return, sales, comparable division or product sales, stock price (and stock price appreciation, either in absolute terms or in relationship to the appreciation among members of a peer group determined by the Committee), market share, expenses, strategic milestones, or goals related to acquisitions or divestitures. The performance measures established by the Committee for any Award Period may be expressed in terms of attaining a specified level of the performance objective or the attainment of a percentage increase or decrease in the particular objective, and may involve comparisons with respect to historical results of the Company and its Subsidiaries and/or operating groups or segments thereof, all as the Committee deems appropriate. The performance measures established by the Committee for any Award Period may be applied to the performance of the Company relative to a market index, a peer group of other companies or a combination thereof, all as determined by the Committee for such Award Period.

18.4  Changes to Performance Goals.  Performance goals shall not be changed following their establishment; provided, however, that the Committee shall have the authority to adjust the performance goals and objectives during an Award Period for such reasons as it deems equitable to the extent permitted while still satisfying the requirements for qualified performance-based compensation under Code Section 162(m). Specifically, to the extent permitted under Code Section 162(m), the Committee is authorized to make adjustments in the method of calculating attainment of performance goals and objectives for a Award Period as follows: (a) to exclude the dilutive effects of acquisitions or joint ventures; (b) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Award Period following such divestiture; (c) to exclude restructuring and/or other nonrecurring charges; (d) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (e) to exclude the effects of changes to generally accepted accounting principles (or standards) required by the Financial Accounting Standards Board; (f) to exclude the effects to any statutory adjustments to corporate tax rates; (g) to exclude the impact of any “extraordinary items” as determined under generally accepted accounting principles; (h) to exclude the effect of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; and (i) to exclude any other unusual, non-recurring gain or loss or other extraordinary item.

18.5  Satisfaction of Performance Goals.  Within ninety (90) days following the end of each Award Period, the Committee shall certify in writing whether the performance goals, and any other material terms were satisfied. For this purpose, approved minutes of the Committee meeting at which the certification is made shall be treated as a written certification. The amount granted, vested, or paid after the completion of an Award Period may not vary from the pre-established amount based on the level of achievement; provided, however, that the Committee shall retain the discretion to adjust downward (but shall not have the discretion to adjust upward) the grant, vesting, and/or payout with respect to an Award.

18.6  Amendments.  Any amendment of the Plan which would (a) increase the maximum number of Shares with respect to which options or Stock Appreciation Rights can be granted under Section 18.7 or the maximum amount of compensation payable under Section 18.8, (b) change the specified performance measures under Section 18.3, or (c) modify the requirements as to eligibility for participation in the Plan shall not be effective with respect to any Awards or Participants subject to this Section 18 unless the Shareholders approve such amendment in accordance with section 162(m) of the Code. Notwithstanding the foregoing, if applicable tax and/or securities laws change to permit Committee discretion to change the specified performance measures without obtaining Shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining Shareholder approval.

18.7  Stock Options and Stock Appreciation Rights.

(a) The amount of compensation that a Participant may receive with respect to stock options and Stock Appreciation Rights that are granted hereunder shall be based solely on an increase in the value of the applicable Shares after the date of grant of such Award. Thus, no stock option may be granted hereunder to a Participant with an exercise price less than the Fair Market Value of Shares on the date of grant.

(b) The maximum number of Shares with respect to which stock options or Stock Appreciation Rights may be granted (regardless of when vested or settled) to any one Participant during any calendar year may not exceed one hundred percent (100%) of the Shares available for issuance under Section 4.1(a) as of the beginning of such calendar year (or as of the Initial Effective Date, if later), subject to adjustment as provided in Section 14. The provisions of Sections 4.1(d) and 4.1(e)(1) — (3) shall apply for purposes of applying such limitation. Shares subject to a stock option or Stock Appreciation Right that is cancelled shall not again be available under the Plan for purposes of applying this limitation to the Participant whose Award was cancelled and for such other purposes, if any, as are required to comply with the qualified performance-based compensation exception under Code section 162(m). This provisions of this Section 18.7(b) apply solely for purposes of satisfying the qualified performance-based compensation exception under Code section 162(m) and shall not be construed to increase or modify the number of available Shares under Section 4.1(a).

18.8  Maximum Amount of Compensation for Awards other than Stock Options and Stock Appreciation Rights.

(a) The maximum number of Shares with respect to which Share denominated Awards other than stock options and Stock Appreciation Rights (including Restricted Stock and Share denominated Performance Awards or other Awards whether settled in Shares or cash) may be granted (regardless of when vested or settled) to any one Participant during any calendar year may not exceed one hundred percent (100%) of the Shares available for issuance under Section 4.1(a) as of the beginning of such calendar year (or as of the Initial Effective Date, if later), subject to adjustment as provided in Section 14. The provisions of Sections 4.1(d), 4.1(e)(4) — (5), and 4.2 shall apply for purposes of applying such limitation. If such Awards are denominated in Shares but may be settled in cash or other property in lieu of delivery of Shares, the foregoing limit shall be applied based on the methodology used by the Committee to convert the number of Shares into cash or other property. This provisions of this Section 18.8(a) apply solely for purposes of satisfying the qualified performance-based compensation exception under Code section 162(m) and shall not be construed to increase or modify the number of available Shares under Section 4.1(a) or Section 4.1(c).

(b) If an Award is not determined by reference to Shares, the maximum amount of compensation payable with respect to the Award to any Participant during any calendar year may not exceed one percent (1%) of the Company’s Pre-tax Income. If such an Award is denominated in cash or other property (other than Shares) but an equivalent amount of Shares is delivered in lieu of delivery of cash or other property, the foregoing limit shall be applied to the cash or other property based on the methodology used by the Committee to convert the cash or other property into Shares.

19.  Compliance with Code Section 409A

19.1  Purpose and Interpretation.  With respect to Participants subject to United States federal income tax, the Plan is intended to comply with applicable requirements to avoid a plan failure under Code section 409A and shall be construed and applied accordingly by the Committee.

19.2  Service Recipient Stock.  Subject to Section 3.6, no stock option or Stock Appreciation Right shall be granted under this Plan to the extent the Shares that may be issued to the Participant with respect to the Award do not constitute “service recipient stock” (as such term is defined under Code section 409A) of the Company as of the date of grant.

19.3  Compliance Amendments.  To the extent any provision of this Plan or any omission from this Plan would (absent this Section 19.3) cause amounts to be includable in income under Code section 409A(a)(1), this Plan shall be deemed amended to the extent necessary to comply with the requirements of Code section 409A; provided, however, that this Section 19.3 shall not apply and shall not be construed to amend any provision of this Plan to the extent this Section 19.3 or any amendment required thereby would itself cause any amounts to be includable in income under Code section 409A(a)(1).

19.4  Delay in Payment.  Notwithstanding anything to the contrary in this Plan, (a) if upon the date of a Participant’s “separation from service” (as defined for purposes of Code sections 409A(a)(2)(A)(i) and 409A(a)(2)(B)(i)) with the Company and its controlled subsidiaries and affiliates the Participant is a “specified employee” within the meaning of Code section 409A (determined by applying the default rules applicable under such Code section except to the extent such rules are modified by a written resolution that is adopted by the Committee and that applies for purposes of all deferred compensation plans of the Company and its affiliates), and the deferral of any amounts otherwise payable under Plan as a result of Participant’s separation from service is necessary to prevent any accelerated or additional tax to the Participant under Code section 409A, then the Company shall defer the payment of any such amounts hereunder until the date that is six months following the date of the Participant’s separation from service, at which time any such delayed amounts shall be paid or provided to the Participant and (b) if any other payments of money or other Awards or benefits due to a Participant hereunder could cause the application of an accelerated or additional tax under Code section 409A, such payments or other benefits shall be deferred and paid on the first day that would not result in the Participant incurring any tax liability under Code section 409A if such deferral would make such payment or other benefits compliant under section 409A of the Code.

ANNUAL MEETING OF SHAREHOLDERS OF
HCC INSURANCE HOLDINGS, INC.
May  14, 2008

PROXY VOTING INSTRUCTIONS
MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
ê  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  ê
■    21233330000000000000    6                                                                                  051408

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1,
“FOR” PROPOSAL 2, “FOR” PROPOSAL 3, “AGAINST” PROPOSAL 4 AND “AGAINST” PROPOSAL 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect the following Directors to serve for one-year terms of office ending at the Annual Meeting of Shareholders in the year 2009, or until their successors are duly elected and qualified.				2.	Approve 2008 Flexible Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
		NOMINEES:
:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See Instructions below)	¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡	Frank J. Bramanti Patrick B. Collins J. Robert Dickerson Walter M. Duer Edward H. Ellis, Jr. James C. Flagg Allan W. Fulkerson John N. Molbeck, Jr. James E. Oesterreicher Michael A. F. Roberts Christopher J. B. Williams Scott W. Wise		3. 4. 5. 6.
Ratify Appointment of PricewaterhouseCoopers, LLP as auditors for 2008.

Shareholder proposal regarding sexual orientation and gender identity.

Shareholder proposal regarding engagement process with shareholder proponents.

In their discretion, the proxies are authorized to vote upon such business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
							☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement for such meeting, and the Annual Report of HCC Insurance Holdings, Inc. for the fiscal year ended December 31, 2007.

INSTRUCTIONS:To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●
When properly executed, this proxy will be voted as designated herein by the undersigned. If no choice is specified, the proxy will be voted “FOR” the election of all nominees for Director listed in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3, “AGAINST” Proposal 4, “AGAINST” Proposal 5, and, according to the discretion of the proxy holders, on any other matters that may properly come before the Annual Meeting or any and all postponements or adjournments thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■
■

ANNUAL MEETING OF SHAREHOLDERS OF
HCC INSURANCE HOLDINGS, INC.
May 14, 2008
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê  Please detach along perforated line and mail in the envelope provided.  ê
■    21233330000000000000    6                                                                                 051408

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1,
“FOR” PROPOSAL 2, “FOR” PROPOSAL 3, “AGAINST” PROPOSAL 4 AND “AGAINST” PROPOSAL 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	To elect the following Directors to serve for one-year terms of office ending at the Annual Meeting of Shareholders in the year 2009, or until their successors are duly elected and qualified.		2.	Approve 2008 Flexible Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
:	NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See Instructions below)	¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡ ¡	Frank J. Bramanti
Patrick B. Collins
J. Robert Dickerson
Walter M. Duer
Edward H. Ellis, Jr.
James C. Flagg
Allan W. Fulkerson
John N. Molbeck, Jr.
James E. Oesterreicher
Michael A. F. Roberts
Christopher J. B. Williams
	Scott W. Wise		3. 4. 5. 6.
Ratify Appointment of PricewaterhouseCoopers, LLP as auditors for 2008.

Shareholder proposal regarding sexual orientation and gender identity.

Shareholder proposal regarding engagement process with shareholder proponents.

In their discretion, the proxies are authorized to vote upon such business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
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The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement for such meeting, and the Annual Report of HCC Insurance Holdings, Inc. for the fiscal year ended December 31, 2007.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●
When properly executed, this proxy will be voted as designated herein by the undersigned. If no choice is specified, the proxy will be voted “FOR” the election of all nominees for Director listed in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3, “AGAINST” Proposal 4, “AGAINST” Proposal 5, and, according to the discretion of the proxy holders, on any other matters that may properly come before the Annual Meeting or any and all postponements or adjournments thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
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Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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HCC INSURANCE HOLDINGS, INC.
Annual Meeting of Shareholders - To Be Held May 14, 2008
THE BOARD OF DIRECTORS SOLICITS THIS PROXY
      The undersigned hereby constitutes and appoints Frank J. Bramanti and James L. Simmons, and each of them, acting in the absence of others, as proxies of the undersigned, with full power of substitution in the premises to each of them, to appear and vote, as designated herein, all shares of the common stock of HCC Insurance Holdings, Inc. held of record by the undersigned on April 2, 2008 at the Annual Meeting of Shareholders to be held at the Hotel Granduca,1080 Uptown Park, Houston, Texas 77056 on May 14, 2008 at 9:00 a.m., Houston Time, and at any and all postponements or adjournments thereof.
(Continued and to be signed on the reverse side.)
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